As filed with the Securities and Exchange Commission on November 13, 2014
File No. 333-198457

  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 2 FORM S-1/A REGISTRATION STAETMENT UNDER THE SECURITIES ACT OF 1933

TEXAS RARE EARTH RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	1090	87-0294969
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

539 El Paso Street
Sierra Blanca, Texas 79851
(915) 369-2133

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel E. Gorski
Chief Executive Officer
539 El Paso Street
Sierra Blanca, Texas 79851
(915) 369-2133

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jason K. Brenkert, Esq.
Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, Colorado 80202

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large Accelerated Filer ☐    Accelerated Filer ☐    Non-Accelerated Filer ☐    Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(3)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(5)(6)	Amount of registration fee
Non-transferrable rights to purchase units(2)	N/A	N/A	N/A	$0.00(2)
Units consisting of shares of common stock and warrants	5,290,988	—	$1,587,296.40	$204.44
Common Stock, $0.01 par value per share, issued as part of the units	—	—	Included in Units above	Included in Units above
Class A & Class B Warrants issued as part of the units(4)	10,581,976	—	N/A	$0.00(4)
Common Stock, $0.01 par value per share, issuable upon exercise of the Class A Warrants	5,290,988	—	2,380,944.60	$306.66
Common Stock, $0.01 par value per share, issuable upon exercise of the Class B Warrants	5,290,988	—	$3,174,592.80	$408.89
Total(4)	—	—	$7,142,833.80(5)(6)	$919.99(7)

(1)
This Registration Statement relates to (a) the subscription rights to purchase units; (b) the units, each consisting of one share of common stock, one Class A common stock purchase warrant and one Class B common stock purchase warrant; (c) shares of common stock underlying the subscription rights deliverable upon the exercise of the subscription rights pursuant to the rights offering described in this Registration Statement on Form S-1; (d) Class A and Class B warrants, each Class A and Class B warrant to purchase one share of our common stock; and (e) the shares of common stock underlying the Class A and Class B common stock warrants.

(2)
The non-transferable subscription rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the rights being offered hereby because the rights are being registered on the same registration statement as the securities offered pursuant to such rights.

(3)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover or to proportionally reduce, as applicable, an indeterminate number of shares of common stock of the Registrant issuable in the event the number of shares of the Registrant is increased, or reduced, as applicable, by reason of any stock split, reverse stock split, stock dividend or other similar transaction.

(4)
Pursuant to Rule 457(g), no separate registration fee is payable with respect to the Class A and Class B warrants being offered hereby because the Class A and Class B warrants are being registered on the same registration statement as the securities offered upon exercise of such warrants.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

(6)
Includes $1,587,296.40 for the maximum offering price for the exercise of the subscription rights for Units at an offering price of $0.30 per Unit and up to $2,380,944.60 for the exercise of the Class A common stock warrants for shares based on an exercise price per share of $0.45 and up to $3,174,592.80 for the exercise of the Class B common stock warrants for shares based on an exercise price per share of $0.60.

(7)
The Registrant previously paid a fee of $874.56 in connection with the initial filing of the Registration Statement with the SEC on August 26, 2014. The Registrant previously paid the remaining $45.43 with the filing of amendment number one of the Registration Statement with the SEC on October 1, 2014.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be amended. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Prospectus dated November 13, 2014

PROSPECTUS

TEXAS RARE EARTH RESOURCES CORP.

Nontransferable Rights to Purchase

5,290,988 Units of
5,290,988 Shares of Common Stock and
Nontransferable Class A and Class B Unit Warrants to Purchase 10,581,976 Shares of Common Stock,
Issuable Upon Exercise of Such Class A and Class B Unit Warrants

We are distributing non-transferable rights (“Rights”) at no charge to the holders of record as of the record date of our outstanding shares of common stock, $0.01 par value per share (“Common Stock”).  We are distributing one (1) Right for every outstanding share of Common Stock.  Each seven (7) Rights will entitle the holder thereof to purchase, at the holder's election and subject to the satisfaction of the minimum subscription amount, at the subscription price of $0.30 (the "Subscription Price"), one (1) unit (each, a "Unit"), consisting of (a) a share of Common Stock (a “Unit Share”), (b) one non-transferable Class A Common Stock purchase warrant (each, a "Class A Unit Warrant"), with each Class A Unit Warrant entitling the holder thereof to purchase one share of our Common Stock (a “Warrant Share”) at an exercise price of $0.45 for a period of five years following the closing of the offering, and (c) one non-transferable Class B Common Stock purchase warrant (each, a "Class B Unit Warrant" and together with the Class A Unit Warrant, the “Unit Warrants”), with each Class B Unit Warrant entitling the holder thereof to purchase one Warrant Share at an exercise price of $0.60 for a period of five years following the closing of the offering. This prospectus covers the issuance of the Unit Shares and Unit Warrants on exercise of the Rights and the issuance of the Warrant Shares, if any, upon exercise of the Unit Warrants. Stockholders may only purchase whole Units on exercise of seven (7) Rights in denominations of $0.30 per Unit (the "minimum subscription amount") in the offering. As a result, if you hold fewer than seven (7) shares of our Common Stock on the record date, then you will not be able to satisfy the minimum subscription amount and will not be able to participate in this offering. The record date for determining the holders of shares of Common Stock entitled to the distribution of the Rights is  __________, 2014. We refer to this offering as the “rights offering” or the “offering.”

You will not receive any fractional Units; any fractional Units you are entitled to purchase will be disregarded and we will promptly return any funds received for the purchase of fractional Units. If you exercise all of your rights, you may also have the opportunity to purchase additional Units at the same purchase price, subject to certain limitations and pro ration.

We have not entered into any standby purchase agreement or other similar arrangement in relation to this rights offering. This offering is being conducted on a best-efforts basis and there is no minimum amount of proceeds necessary to be received in order for us to close the offering.

The Rights may be exercised at any time during the subscription period, which will commence on the record date and end at 5:00 p.m., New York City Time, on  _______, 2014 (the "Subscription Period"). The Rights will expire and will have no value unless exercised prior to the expiration of the Subscription Period, unless the Subscription Period is extended. We may extend the Subscription Period, although we have no current plans to do so. If we do extend the Subscription Period, in no event will we extend the Subscription Period past January 13, 2015.  You should carefully consider whether to exercise your Rights before the expiration of the Subscription Period. All exercises of Rights are irrevocable. We may cancel, modify or amend the rights offering at any time and for any reason prior to the expiration of the Subscription Period. If we cancel the rights offering, the subscription and information agent, Securities Transfer Corporation (the "Subscription and Information Agent"), will return promptly, without interest or penalty, all payments of the aggregate Subscription Price it has received for the cancelled rights offering.

If you elect to exercise your basic subscription right in this offering in full, you may also subscribe for additional Units that are not purchased by other rights holders pursuant to their basic subscription rights, at the same subscription price per Unit. You may over-subscribe for any amount that you desire to purchase, up to the aggregate maximum offering amount in this rights offering. If an insufficient number of Units are available to fully satisfy the over-subscription privilege requests, the available Units will be distributed pro rata among rights holders who exercised their over-subscription privilege based on the formula described herein.

Upon the closing of the rights offering, the components of the Units will immediately separate from one another such that the Unit Shares and Class A and Class B Unit Warrants will constitute separate securities and will be, in the case of the Unit Shares, transferable separately. The Units and the Class A and Class B Unit Warrants will not be transferable, nor will they be listed on any exchange.

If you want to participate in this rights offering and you hold shares through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. For a detailed discussion, see “The Rights Offering.”

Stockholders who do not participate in this rights offering will continue to own the same number of shares of our Common Stock, but will own a smaller percentage of the total shares of our Common Stock issued and outstanding after this rights offering to the extent that other stockholders participate in this rights offering. There is no minimum number of Units that we must sell in order to complete this rights offering.

We, our officers and our board of directors (the “Board” or the “Board of Directors”) are not making a recommendation regarding your exercise of the Rights. You should carefully consider whether to exercise your Rights prior to the expiration of the rights offering.

The market for the Common Stock is extremely limited, sporadic and highly volatile.  Our Common Stock trades on the OTCQX U.S. operated by OTC Markets Group Inc. under the symbol “TRER.”  The last bid price of our common stock on November 11, 2014 was $0.28 per share.  There are no assurances that an active public market will develop for our Common Stock. There is no market for the Unit Warrants, the Unit Warrants are non-transferrable and we do not intend to apply for the Class A or Class B Unit Warrants to be listed for trading on any stock exchange.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. You should read this prospectus in its entirety and carefully consider the risk factors beginning on page 14 of this prospectus and the financial data and related notes incorporated by reference before deciding to invest in the Units.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

The date of this prospectus is _________, 2014

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING	2
PROSPECTUS SUMMARY	8
RISK FACTORS	14
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	27
USE OF PROCEEDS	28
THE RIGHTS OFFERING	29
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	35
PLAN OF DISTRIBUTION	39
DETERMINATION OF OFFERING PRICE	39
DESCRIPTION OF SECURITIES TO BE REGISTERED	40
DILUTION	43
BUSINESS	44
LEGAL PROCEEDINGS	49
PROPERTIES	49
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	60
MARKET PRICE INFORMATION AND DIVIDEND POLICY	66
MANAGEMENT	67
EXECUTIVE COMPENSATION	71
DIRECTOR COMPENSATION	72
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	73
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	74
TRANSFER AGENT AND REGISTRAR	75
EXPERTS	76
LEGAL MATTERS	76
WHERE YOU CAN FIND MORE INFORMATION	76
GLOSSARY OF TERMS	77
INDEX TO FINANCIAL STATEMENTS	79

i

ABOUT THIS PROSPECTUS

In making your investment decision, you should only rely on the information contained in this prospectus or in any prospectus supplement we may authorize to be delivered to you. We have not authorized anyone to provide you with any other or different information. If anyone provides you with information that is different from, or inconsistent with, the information in this prospectus, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. We believe the information in this prospectus is materially complete and correct as of the date on the front cover. We cannot, however, guarantee that the information will remain correct after that date. You should not assume that the information contained in this prospectus is accurate as of any date subsequent to the date set forth on the front cover of this document, regardless of the time of delivery of this prospectus or any exercise of Rights. For further information, please see the section of this prospectus entitled “Where You Can Find More Information.”

Neither we, nor any of our officers, directors, agents or representatives, make any representation to you about the legality of an investment in our securities. You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in the Units or exercising the warrants included in such Units.

This prospectus does not offer to sell, or ask for offers to buy, any of our securities in any jurisdiction in which such offer or solicitation would be unlawful or where the person making the offer is not qualified to do so.

No action is being taken in any jurisdictions outside the United States to permit a public offering of the Units or possession or distribution of this prospectus in those jurisdictions. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions that apply in those jurisdictions to this offering or the distribution of this prospectus.

As used in this prospectus, “TRER,” the “Company,” “we,” “us,” and “ours” refer to Texas Rare Earth Resources Corp.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following are questions that we anticipate you may have about this rights offering. The answers are based on selected information from this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about whether to exercise your Rights. We urge you to read the entire prospectus.

What is the rights offering?

We are distributing non-transferable Rights at no charge to the holders of record as of the record date of our outstanding shares of Common Stock.  We are distributing one (1) Right for every outstanding share of Common Stock. Each seven (7) Rights will entitle the holder thereof to purchase, at the holder's election and subject to the satisfaction of the minimum subscription amount, at the subscription price of $0.30 (the "Subscription Price"), one (1) Unit, consisting of (a) a Unit Share, (b) one non-transferable Class A Unit Warrant, with each Class A Unit Warrant entitling the holder thereof to purchase one Warrant Share at an exercise price of $0.45 for a period of five years following the closing of the offering and (c) one non-transferable Class B Unit Warrant, with each Class B Unit Warrant entitling the holder thereof to purchase one Warrant Share at an exercise price of $0.60 for a period of five years following the closing of the offering. Stockholders may only purchase whole Units upon exercise of seven (7) Right in denominations of $0.30 per Unit (the "minimum subscription amount") in the offering. Each seven (7) Rights entitle the holder to a basic subscription right and an over-subscription privilege, as described below. As a result, if you hold fewer than seven (7) shares of our Common Stock on the record date, then you will not be able to satisfy the minimum subscription amount (as defined above) and will not be able to participate in this offering.

What is the basic subscription right?

The basic subscription right gives our stockholders the opportunity to purchase a Unit at a subscription price of $0.30 per Unit for each seven (7) shares of our Common Stock they held of record as of 5:00 p.m., New York City Time, on the record date of   _________ , 2014, or an aggregate of up to 5,290,988 Units.

Fractional Units resulting from the exercise of basic subscription rights will be eliminated by rounding down to the nearest whole Unit, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest or deduction, promptly. For example, if you owned 100 shares of our Common Stock as of the record date, you would have received 100 Rights and would have the right to purchase 14 Units (rounded down from 14.28 Units, with the total subscription payment being adjusted accordingly, as discussed below) for $0.30 per Unit (or a total payment of $4.20).

You may exercise all or a portion of your basic subscription right or you may choose not to exercise any Rights at all. If you exercise less than your full basic subscription right, however, you will not be entitled to purchase Units under your over-subscription privilege, as described below.

If you hold a TRER stock certificate, the number of Units you are entitled to purchase pursuant to your basic subscription right is indicated on the enclosed Rights Certificate. If you hold your shares of Common Stock in the name of a broker, dealer, custodian bank or other nominee, you will not receive a Rights Certificate. Instead, the Rights will be issued to your nominee record holder for each share of our Common Stock that you beneficially own as of the record date. If you are not contacted by your custodian bank, broker, dealer or other nominee, you should contact your nominee as soon as possible.

What is a Unit?

Each Unit is comprised of one Unit Share, one Class A Unit Warrant and one Class B Unit Warrant.

What are the material terms of the Class A and Class B Unit Warrants being offered in this rights offering?

Each Class A Unit Warrant entitles the holder thereof to purchase one Warrant Share at an exercise price of $0.45 for a period of five years following the closing of this offering. No net cash settlements will be allowed in connection with the exercise of any Class A Unit Warrants. Each Class A Unit Warrant is exercisable immediately upon completion of the rights offering and expires on the fifth anniversary of the completion of the rights offering.

Each Class B Unit Warrant entitles the holder thereof to purchase one Warrant Share at an exercise price of $0.60 for a period of five years following the closing of this offering. No net cash settlements will be allowed in connection with the exercise of any Class B Unit Warrants. Each Class B Unit Warrant is exercisable immediately upon completion of the rights offering and expires on the fifth anniversary of the completion of the rights offering

No fractional shares of Common Stock will be issued in connection with the exercise of Class A or Class B Unit Warrants. The Class A and Class B Unit Warrants will be adjusted to reflect any stock split, stock dividend or similar recapitalization with respect to our Common Stock. The Class A and Class B Unit Warrants will not be transferable or assignable, and they will not be listed for trading on any stock exchange. The terms of the Class A and Class B Unit Warrants will not permit cashless exercise, except in very limited circumstances. The Class A and Class B Unit Warrants will not have voting rights.

What is the over-subscription privilege?

If you purchase all of the Units available to you pursuant to your basic subscription right, you may also choose to purchase a portion of any Units our other stockholders do not purchase through the exercise of their basic subscription rights. You should indicate on your Rights Certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your over-subscription privilege.

If sufficient Units are available, we will seek to honor your over-subscription request in full. If over-subscription requests exceed the number of Units available, however, we will allocate the available Units among stockholders who over-subscribed by multiplying the number of Units requested by each stockholder through the exercise of their over-subscription privileges by a fraction that equals (x) the number of Units available to be issued through over-subscription privileges divided by (y) the total number of Units requested by all subscribers through the exercise of their over-subscription privileges, subject to the limitations described below, with any fractional Units being rounded down to the nearest whole Unit. If this pro rata allocation results in any stockholder receiving a greater number of Units than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of Units for which the stockholder over-subscribed. We will allocate the remaining Units among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. If you are not allocated the full amount of Units for which you over-subscribe, you will receive a refund of the subscription price, without interest or deduction, which you delivered for those Units that are not allocated to you. The Subscription and Information Agent will mail such refunds promptly after the expiration of the rights offering. As described above for the basic subscription right, we will not issue fractional Units through the exercise of over-subscription privileges.

Securities Transfer Corporation, our Subscription and Information Agent for the rights offering, will determine the over-subscription allocation based on the formula described above.

To properly exercise your over-subscription privilege, you must deliver the full subscription payment related to your over-subscription privilege at the same time you deliver payment related to your basic subscription right. Because we will not know the actual number of unsubscribed Units before the rights offering expires, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that may be available to you. For that calculation, you must assume that no other stockholder, other than you, will subscribe for any Units pursuant to their basic subscription right. See “The Rights Offering—The Subscription Rights—Over-Subscription Privilege.”

Why are we engaging in this rights offering, and how will we use the proceeds from this rights offering?

In light of current economic conditions generally we have decided to pursue this rights offering to raise capital that can be used to support the Company and improve its capital position. Our Board has chosen the structure of the offering to raise capital while giving existing stockholders the opportunity to limit their ownership dilution that would result from a sale of Common Stock to other investors. This rights offering will give you the opportunity to participate in our capital raising and maintain, or if other stockholders do not exercise their Rights, to increase your proportional ownership interest in us. We will have broad discretion in determining how the net proceeds of this rights offering will be used. We currently intend to use the net proceeds of the rights offering to advance our Round Top project solution concentration and purifying process and to meet our ongoing general corporate and administrative costs. See “Use of Proceeds” below.

How was the Subscription Price determined?

In determining the Subscription Price, our Board considered a number of factors, including historical and current trading prices for our Common Stock, the need to offer the Units at a price that would be attractive to investors relative to the then current trading and historical trading prices for our Common Stock, conditions in the stock market and the financial services industry in general, our need for capital and alternatives available to us for raising capital, and the desire to provide an opportunity to our stockholders to participate in the offering on a pro rata basis. In conjunction with its review of these factors, the Board also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, and the outlook for our industry, our current financial condition and regulatory status and a range of discounts to market value represented by the subscription prices in various prior rights offerings.

The subscription price is not necessarily related to our book value, tangible book value, earnings per share or any other established criteria of value and may or may not be considered the fair value of our Common Stock or the Units to be offered in the rights offering. You should not assume or expect that, after the offering, our shares of Common Stock will trade at or above the $0.30 per-Unit purchase price.

Am I required to exercise all of the Rights I receive in the rights offering?

No. You may exercise any number of your Rights, or you may choose not to exercise any Rights. If you do not exercise any Rights, the number of shares of our Common Stock you own will not change. However, if you choose not to exercise your basic subscription rights in full, your ownership interest in the Company will be diluted as a result of the offering, to the extent other stockholders exercise their Rights. In addition, if you do not exercise your basic subscription rights in full, you will not be entitled to participate in the over-subscription privilege.

How soon must I act to exercise my Rights?

If you received a Rights Certificate and elect to exercise any or all of your Rights, the Subscription and Information Agent must receive your completed and signed Rights Certificate and payment, including final clearance of any uncertified check, before the rights offering expires on at 5:00 p.m., New York City Time, on          , 2014. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish a deadline before the expiration of the rights offering by which you must provide it with your instructions to exercise your Rights. Although our Board may, in its discretion, extend the expiration date of the rights offering, we currently do not intend to do so. If we do extend the Subscription Period, in no event will we extend the Subscription Period past January 13, 2015.  Our board of directors may cancel the rights offering at any time. If we cancel the rights offering, all subscription payments received will be returned, without interest or deduction, promptly.

Although we will make reasonable attempts to provide this prospectus to our stockholders, the rights offering and all Rights will expire on the expiration date, whether or not we have been able to locate each person entitled to Rights.

May I transfer my Rights?

No. These Rights may be exercised only by the stockholders to whom they are distributed, and may not be sold, transferred or assigned to anyone else, other than by operation of law. As a result, Rights Certificates may be completed only by the stockholder who receives the certificate.

Are we requiring a minimum overall subscription to complete the rights offering?

No. This offering is being conducted on a best-efforts basis and there is no minimum amount of proceeds necessary to be received in order for us to close the offering.

Can the Board cancel or extend the offering?

Yes. The Board may decide to cancel the rights offering at any time and for any reason before the closing of the rights offering. If our Board cancels the offering, any money received from subscribers will be returned, without interest or deduction, promptly.

We also have the right to extend the rights offering for additional periods ending no later than January 13, 2015.

Has the Board made a recommendation to stockholders regarding the rights offering?

No. Our Board is making no recommendation regarding your exercise of the Rights or the exercise of the Class A or Class B Unit Warrants included in the Units if you do exercise your Rights. Stockholders who exercise Rights or Class A or Class B

Unit Warrants will incur investment risk on new money invested. We cannot predict the price at which our shares of Common Stock will trade after the rights offering. The market price for our Common Stock may decrease to an amount below the Subscription Price, and if you purchase Units at the Subscription Price or Class A or Class B Unit Warrants at the exercise price, you may not be able to sell your shares in the future at the same price or a higher price. You should make your decision based on your assessment of our business and financial condition, our prospects for the future and the terms of the rights offering. See “Risk Factors” for a discussion of some of the risks involved in investing in our Common Stock.

Will our directors and executive officers participate in the offering?

As of the date hereof, we expect our directors and executive officers, together with their affiliates, to participate in the offering at varying degrees, but they are not required to do so. Based on conversations with our directors and executive officers, we currently anticipate that our directors and executive officers will purchase approximately ____ Units in the offering. The purchase price paid by them will be $0.30 per Unit, the same paid by all other persons who purchase Units in the offering. Following the offering, our directors and executive officers, together with their affiliates, are expected to own approximately ____ shares of Common Stock, including shares of our Common Stock they currently own, or ____ % of our total outstanding shares of Common Stock if we sell half the Units offered hereby and ____% of our total outstanding shares of Common Stock if we sell all of the Units offered hereby.

How do I exercise my Rights if I own shares in certificate form?

If you hold a common stock certificate and you wish to participate in the rights offering, you must deliver a properly completed and signed Rights Certificate, together with payment of the aggregate purchase price, to the Subscription and Information Agent by 5:00 p.m., New York City Time, on  __________, 2014. If you send an uncertified check, payment will not be deemed to have been delivered to the Subscription and Information Agent until the check has cleared. In certain cases, you may be required to provide additional documentation or signature guarantees.

Please follow the delivery instructions on the Rights Certificate. Do not deliver documents to the Company. You are solely responsible for completing delivery to the Subscription and Information Agent of your subscription documents, Rights Certificate and payment. You should allow sufficient time for delivery of your subscription materials to the Subscription and Information Agent so that the Subscription and Information Agent receives them by 5:00 p.m., New York City Time, on __________, 2014. If you use the mail, we recommend that you use insured, registered mail, return receipt requested.

If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units. Any excess subscription payments received by the Subscription and Information Agent will be returned, without interest or deduction, promptly following the expiration of the rights offering.

What should I do if I want to participate in the rights offering but my shares are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold your shares of Common Stock through a custodian bank, broker, dealer or other nominee, then your nominee is the record holder of the shares you own. If you are not contacted by your nominee, you should contact your nominee as soon as possible. Your nominee must exercise the Rights on your behalf for the Units you wish to purchase. You will not receive a Rights Certificate. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the 5:00 p.m., New York City Time, on  _____________, 2014, the expiration date that we have established for the rights offering.

What form of payment is required to purchase the Units in the offering?

As described in the instructions accompanying the Rights Certificate, payments submitted to the Subscription and Information Agent must be made in U.S. currency, by personal or certified check drawn on a U.S. bank or cashier’s check payable to “Securities Transfer Corporation as Subscription Agent,” or by wire transfer of immediately available funds to the account maintained by the Subscription and Information Agent. If you send payment by personal check, payment will not be deemed to have been delivered to the subscription agent until the check has cleared.

When will I receive my new Unit Shares?

If you purchase Units in the offering by submitting a Rights Certificate and payment, and you currently hold your stock in certificate form, our transfer agent will mail you a stock certificate promptly after the expiration of the offering. If your shares as of the record date were held by a custodian bank, broker, dealer or other nominee, and you participate in the rights offering, you will not receive stock certificates for your new Unit Shares. Instead, if your shares are held in street name through a broker or dealer who uses the services of the Depository Trust Company (“DTC”), your broker or dealer will be credited with the Unit Shares you purchase in the rights offering promptly after the expiration of the rights offering. If you hold your shares through a bank or other nominee other than a broker or dealer that uses DTC, your record holder will receive a stock certificate for your Unit Shares.

When will I receive my Class A and Class B Unit Warrants?

If you purchase Units in the offering by submitting a Rights Certificate and payment, and you currently hold your stock in certificate form, our warrant agent will mail you a Class A and Class B Unit warrant certificate promptly after the expiration of the offering. If your shares of Common Stock as of the record date were held by a custodian bank, broker, dealer or other nominee, and you participate in the rights offering, you will not receive a warrant certificate. Instead, your record holder will receive a Class A and Class B Unit warrant certificate for your Class A and Class B Unit Warrants.

After I send in my payment and Rights Certificate, may I cancel my exercise of Rights?

No. All exercises of Rights are irrevocable unless the rights offering is cancelled. However, if we amend this rights offering in a way which we believe is material, we will extend this rights offering and offer all rights holders the right to revoke any subscription submitted prior to such amendment upon the terms and conditions we set forth in the amendment. The extension of the expiration date of this rights offering will not, in and of itself, be considered a material amendment for these purposes. You should not exercise your Rights unless you are certain that you wish to purchase Units in the rights offering.

Are there risks in exercising my Rights?

Yes. The exercise of your Rights involves risks. Exercising your Rights involves the purchase of additional shares of our Common Stock and you should consider this investment as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” beginning on page 14 of this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The Subscription and Information Agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If we do not complete the rights offering, all subscription payments received by the Subscription and Information Agent will be returned, without interest or deduction, promptly. If you own shares in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive your subscription payment because the subscription agent will return payments through the record holder of your shares.

What fees or charges apply if I purchase Units in the rights offering?

We are not charging any fee or sales commission to issue Rights to you or to issue Units Shares and Unit Warrants to you if you exercise your Rights. If you exercise your Rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of exercising my Rights?

For U.S. federal income tax purposes, you should not recognize income or loss in connection with the receipt or exercise of Rights in the rights offering. You should consult your tax advisor as to your particular tax consequences resulting from the rights offering. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences.”

Are there backstop or standby purchasers?

No.

What effects will the offering have on our outstanding Common Stock?

As of November 12, 2014, we had 37,036,916 shares of our Common Stock issued and outstanding. Assuming no outstanding options are exercised prior to the expiration of the offering, and that all Units offered hereby are sold in the offering, we expect approximately 42,327,904 shares of our Common Stock will be outstanding immediately after completion of the offering, not taking into account the exercise of any warrants that may be issued in the offering.

If you exercise your basic subscription right you will not experience any dilution in the percentage of our outstanding shares of Common Stock that you own immediately after completion of the offering, and if the rights offering is not fully subscribed you may experience an increase in the percentage of our outstanding shares of Common Stock that you own. If Units are available and you purchase additional Units pursuant to the over-subscription privilege, then in all circumstances the percentage of our outstanding shares that you own immediately after the offering will be higher than it was before the offering. On the other hand, if you do not fully exercise your basic subscription right, there is a possibility that your ownership interest will be diluted. You may also experience dilution after completion of the offering to the extent other stockholders who exercised their Rights subsequently exercise their Unit Warrants included in the Units if you do not exercise your Rights in the offering or if you exercise your Rights but do not purchase additional share of our Common Stock pursuant to the exercise of the Unit Warrants included in your purchased Units.

The issuance of shares of our Common Stock at the subscription price and the exercise price, which is less than the tangible book value per common share as of August 31, 2014, will reduce the tangible book value per share of shares held by you prior to the rights offering. In addition, if the subscription price of the shares is less than the market price of our Common Stock it will likely reduce the market price per share of shares you already hold.

How much will TRER receive from the offering?

We expect the aggregate proceeds in the offering, net of expenses, will be approximately $1.5 million if all of the Units offered hereby are sold. If all the Class A and Class B Unit Warrants are exercised, we will receive approximately an additional $5.55 million in gross aggregate proceeds.

Whom should I contact if I have other questions?

If you have any questions regarding completing a Rights Certificate or submitting payment in the rights offering, please call our Subscription and Information Agent for the rights offering, Securities Transfer Corporation, at (469) 633-0101, Ext. 106, Attention: George Johnson, Monday through Friday (except bank holidays), between 9:00 a.m. and 5:00 p.m., New York City Time.

If you have any questions regarding the rights, please contact the Subscription and Information Agent.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.
The Company

General Business Description

Texas Rare Earth Resources Corp. is a mining company engaged in the business of the acquisition, exploration and, if warranted, development of mineral properties.  We currently hold two nineteen year leases, executed in September 2011 and November 2011, respectively, to explore and develop a 950 acre rare earths project located in Hudspeth County, Texas known as the Round Top Project.  We are also prospecting permits covering 9,345 acres adjacent to the Round Top Project.  We also own unpatented mining claims in New Mexico..  Our principal focus is on developing a metallurgical process to concentrate or otherwise extract the metals from the Round Top rhyolite, although we will continue to examine other opportunities in the region as they develop.    We currently have limited operations and have not established that any of our projects or properties contain any proven reserves or probable reserves as defined under SEC Industry Guide 7.

We were incorporated in the State of Nevada in 1970 as Standard Silver Corporation.  In July 2004, our Articles of Incorporation were amended and restated to increase the number of shares of common stock to 25,000,000, and in March 2007, we effected a 1 for 2 reverse stock split.  In September 2008, we amended and restated our Articles of Incorporation to:  (i) increase of the number of shares of common stock from 25,000,000 to 100,000,000; and to (ii) authorize an additional 10,000,000 shares of preferred stock, to be issued at management’s discretion.  In September 2010, we amended our Amended and Restated Articles of Incorporation to change our name from Standard Silver Corporation to Texas Rare Earth Resources Corp.

On August 24, 2012, we changed our state of incorporation from the State of Nevada to the State of Delaware (the “Reincorporation”) pursuant to a plan of conversion dated August 24, 2012.   The Reincorporation was previously submitted to a vote of, and approved by, our stockholders at a special meeting of the stockholders held on April 25, 2012.

Properties

On November 8, 2011, we announced that our supplementary operating plan to expand exploration activities at our Round Top Project had been approved by the Texas General Land Office (GLO); the expanded development and exploration drill plan called for an additional 40 drill holes and 4 diamond core holes for an estimated planned drilled footage of 20,000 feet. The program included 4,000 feet of Core drilling to establish a high level of confidence in the mineralized material, provide physical engineering data and additional metallurgical sample.

On March 20, 2012, we submitted for approval an updated plan of operations .  The updated plan of operations consisted of the reclassification of the drilling program through the planned Feasibility Study into three phases.  Phase 1 consists of 25 drill locations, phase 2 consists of 41 drill locations and phase 3 consists of 27 drill locations all located on the Round Top Project.   The plan of operations also included two locations for 100 ton bulk sample collection for additional metallurgical tests.

Drilling on the Round Top Project was planned to twin certain of the historic drill holes, infill drill between existing holes and step out drill beyond the known area to better define the margins of the deposit. Coverage is planned to be adequate to begin block modeling of the deposit. A geologic model of the Round Top Project was developed by TRER and Gustavson as of March 20, 2012 and provided the basis for the PEA that was issued in Q2 2012. We have designated the sites for several holes on the adjacent Little Round Top Mountain, and several additional holes are planned to test the deeper potential. This drilling was expected to produce at least 150 tonnes of sample, all of which were to be stored and used for metallurgical testing.

We have suspended this phase of physical exploration and development at the Round Top Project pending development of a metallurgical process to extract the potentially marketable metals.

On June 22, 2012, we published our Preliminary Economic Assessment for our Round Top Project, entitled “NI 43-101 Preliminary Economic Assessment Round Top Project, Sierra Blanca, Texas,” dated June 22, 2012, effective as of May 15, 2012 (the “PEA”).

On October 3, 2012, our management released updated economic projections related to various revisions to the proposed mine plan presented in the PEA.

On March 6, 2013, we purchased the surface lease at the Round Top Project, known as the West Lease, from the Southwest Wildlife and Range Foundation (the “Foundation”) for $500,000 cash and 1,063,830 shares of our common stock. We also agreed to support the Foundation through an annual payment of $45,000 for ten years to support conservation efforts within the Rio Grande Basin and in particular engaging in stewardship of Lake Amistad, a large and well-known fishing lake near Del Rio, Texas. The West Lease comprises approximately 54,990 acres and is fully paid until 2028, thereby having a lease value of approximately $1,364,852. Most importantly, purchase of the surface lease gave us unrestricted surface access for the potential development and mining of our Round Top Project.

On May 8, 2013, we released testing results by an independent laboratory of the leaching characteristic of the rhyolite at our Round Top Project, which demonstrates characteristics that may be favorable to heap leach mining at the Round Top Project. These leaching characteristics are described in greater detail below under the section heading “Properties – Round Top Project – Metallurgy”.

On September 30, 2013 we released the results on column leach testing by an independent laboratory and announced our intention to issue a revised PEA based on a heap leach operation designed to produce approximately 2,500 tons per year of heavy rare earth elements plus yttrium. The column leach testing results are described in greater detail below under the section heading “Properties – Round Top Project – Metallurgy”.

On December 23, 2013, we published a revised version of the June 2012 Preliminary Economic Assessment (the “Revised PEA”) based on a 20,000 tonne per day heap leach operation using a conventional element separation plant. The mineralized material estimate was recalculated to include uranium, niobium, tantalum and tin. The Revised PEA assesses the potential economic viability of the simplified and "scaled down” operation which we believe is a much better fit with the present rare earth market.

On September 8, 2014, we announced that we had completed an internal analysis suggesting that there is a reasonable possibility to adapt a lower volume staged growth approach to development of our Round Top project.  The analysis indicated that an operation designed to produce a selected group of separated REE products in the range of 350-450 tonnes per year range, could potentially yield favorable mine economics.  The goal of the proposed staged approach would be to increase mining rates if and when our products gained acceptability.  The analysis suggested that capital needs in the Revised PEA could be proportionally reduced in relation to the lower volume initial stage. We are currently conducting a more detailed analysis of the relative capital expenses and operating expenses requirements of a scaled down processing plant with both solvent extraction and ion exchange processes under evaluation. We believe the lower capital requirements of a staged startup could offset any marginal increase in unit operating costs.

On October 29, 2014, we announced that we had executed agreements with the Texas General Land Office securing the option to purchase the surface rights covering the potential Round Top project mine and plant areas and, separately, a lease to develop the water necessary for the potential Round Top project mine operations.

The option to purchase the surface rights covers approximately 5,670 acres over the mining lease and the additional acreage adequate to site all potential heap leaching and processing operations as currently anticipated by the Company. We may exercise the option for all or part of the option acreage at any time during the sixteen year primary term of the mineral lease. The option can be kept current by an annual payment of $10,000. The purchase price will be the appraised value of the surface at the time of exercising the option.

The ground water lease secures our right to develop the ground water within a 13,120 acre lease area located approximately 4 miles from the Round Top deposit. The lease area contains five existing water wells. It is anticipated that all potential water needs for the Round Top project mine operations would be satisfied by the existing wells covered by this water lease. This lease has an annual minimum production payment of $5,000 prior to production of water for the operation. After initiation of production we will pay $0.95 per thousand gallons or $20,000 annually, whichever is greater. This lease remains effective as long as the mineral lease is in effect.

Cautionary Note to Investors: The PEA and Revised PEA have been prepared in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) — CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. The Company has voluntarily had the PEA and Revised PEA prepared in accordance with NI 43-101 but the Company is not subject to regulation by Canadian regulatory authorities and no Canadian regulatory authority has reviewed the PEA or Revised PEA or passed upon its accuracy or compliance with NI 43-101. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in SEC Industry Guide 7 under the United States Securities Act of 1933, as amended (the “Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures. Accordingly, information in the PEA and Revised PEA contains descriptions of our mineral deposits that may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder. Our project as described in the PEA and Revised PEA currently does not contain any known proven or probable ore reserves under SEC Industry Guide 7 reporting standards. U.S. investors are urged to consider closely the disclosure in the Registrant’s latest reports and registration statements filed with the SEC. U.S. Investors are cautioned not to assume that any defined resources in these categories will ever be converted into SEC Guide 7 compliant reserves.

Our corporate headquarters are located at 539 El Paso St., Sierra Blanca, Texas 79851.

Recent Corporate Developments

Mr. Goodell’s Resignation

On December 20, 2013, Mr. Philip Goodell informed our Board that he would not be standing for re-election to our Board at the next annual meeting of stockholders. Mr. Goodell continued to serve as a director until the next annual meeting of stockholders, held on February 19, 2014. At that time Mr. Goodell was appointed to our advisory board. Mr. Goodell did not determine to not stand for re-election as a result of any disagreement with our Board regarding its operations, policies or practices.

Advisory Agreement - Hedrick

On January 10, 2014 our Board entered into an advisory services agreement (“Hedrick Advisory Agreement”) with James B. Hedrick. Pursuant to the terms of the Hedrick Advisory Agreement, Mr. Hedrick will provide services to assist us develop and promote our Round Top Project. Mr. Hedrick will be paid by the Company an annual cash fee of $5,000. The Hedrick Advisory Agreement can be terminated by either party upon 10 days' notice. Additionally, the Company granted the Mr. Hedrick 25,000 options to purchase shares of common stock under the Company’s Stock Option Plan, exercisable at a price of $0.42 per share of common stock for a period of five years from the date thereof.

Annual Meeting of Stockholders

On February 19, 2014, we held our annual general meeting of stockholders at the Wyndham El Paso Airport Hotel, 2027 Airway Boulevard, El Paso, Texas 79925 at 10:00 a.m. local time. Stockholders representing 23,104,145 shares or 62.38% of the shares of common stock authorized to vote (37,036,916) were present in person or by proxy, representing a quorum for the purposes of the annual general meeting. The complete results of our annual meeting were filed on a Current Report on Form 8-K on February 25, 2014 and are hereby incorporated by reference in their entirety.

Advisory Agreement - Wingo

On March 19, 2014 our Board entered into an advisory services agreement (“Wingo Advisory Services Agreement”) with Robert Vernon Wingo. Pursuant to the terms of the Wingo Advisory Services Agreement, Mr. Wingo will provide services to assist us develop and promote our Round Top Project. Mr. Wingo will be paid by the Company an annual cash fee of $5,000. The Wingo Advisory Services Agreement can be terminated by either party upon 10-days’ notice. Additionally, the Company granted Mr. Wingo 25,000 options to purchase shares of common stock under the Company’s Stock Option Plan, exercisable at a price of $0.41 per share of common stock for a period of five years from the date thereof.

Lower Volume Staged Approach at Round Top Project

On September 8, 2014, we announced that we had completed an internal analysis suggesting that there is a reasonable possibility to adapt a lower volume staged growth approach to development of our Round Top project.  The analysis indicated that an operation designed to produce a selected group of separated REE products in the range of 350-450 tonnes per year range, could potentially yield favorable mine economics.  The goal of the proposed staged approach would be to increase mining rates if and when our products gained acceptability.  The analysis suggested that capital needs in the Revised PEA could be proportionally reduced in relation to the lower volume initial stage. We are currently conducting a more detailed analysis of the relative capital expenses and operating expenses requirements of a scaled down processing plant with both solvent extraction and ion exchange processes under evaluation. We believe the lower capital requirements of a staged startup could offset any marginal increase in unit operating costs.

Surface Rights and Water Lease Agreements with the Texas General Land Office

On October 29, 2014, we announced that we had executed agreements with the Texas General Land Office securing the option to purchase the surface rights covering the potential Round Top project mine and plant areas and, separately, a lease to develop the water necessary for the potential Round Top project mine operations.

The option to purchase the surface rights covers approximately 5,670 acres over the mining lease and the additional acreage adequate to site all potential heap leaching and processing operations as currently anticipated by the Company. We may exercise the option for all or part of the option acreage at any time during the sixteen year primary term of the mineral lease. The option can be kept current by an annual payment of $10,000. The purchase price will be the appraised value of the surface at the time of exercising the option.

The ground water lease secures our right to develop the ground water within a 13,120 acre lease area located approximately 4 miles from the Round Top deposit. The lease area contains five existing water wells. It is anticipated that all potential water needs for the Round Top project mine operations would be satisfied by the existing wells covered by this water lease. This lease has an annual minimum production payment of $5,000 prior to production of water for the operation. After initiation of production we will pay $0.95 per thousand gallons or $20,000 annually, whichever is greater. This lease remains effective as long as the mineral lease is in effect.

About This Offering

Issuer
Texas Rare Earth Resources Corp.

Securities offered

We are distributing to you, at no charge, one non-transferable Right for every share of our Common Stock that you owned on the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, banks or other nominees, on your behalf, as a beneficial owner of such shares. These Rights may be exercised only by you, and cannot be sold, transferred or assigned to anyone else.

Basic subscription right

For each seven (7) Rights that you own, you will have a basic subscription right to buy from us one Unit at the Subscription Price of $0.30. Each Unit consists of one Unit Share, one Class A Unit Warrant and one Class B Unit Warrant, provided, however, that any fractional Units that would result from the exercise of your Rights will be disregarded (i.e. rounded down to the nearest whole number). You may exercise your basic subscription right for some or all of your basic Rights, or you may choose not to exercise any of your basic subscription rights. The number of Rights you may exercise appears on your Rights Certificate if you are a holder of record.

Over-subscription privilege

If you elect to exercise your basic subscription right in full, you may also subscribe for additional Units at the same subscription price per Unit. You may over-subscribe for any amount that you desire to purchase, up to the aggregate maximum offering amount in this rights offering of 5,290,988 Units. If an insufficient number of Units are available to fully satisfy the over-subscription privilege requests, the available Units will be distributed pro rata among rights holders who exercised their over-subscription privilege pursuant to the formula described herein.

Subscription Price
$0.30 per Unit.

Unit Warrants

Each Class A Unit Warrant entitles the holder thereof to purchase one Warrant Share at an exercise price of $0.45 for a period of five years following the closing of the offering. Each Class B Unit Warrant entitles the holder thereof to purchase one Warrant Share at an exercise price of $0.60 for a period of five years following the closing of the offering. The Class A and Class B Unit Warrants will be adjusted to reflect any stock split, stock dividend or similar recapitalization with respect to the common stock. The Class A and Class B Unit Warrants will not be transferrable and will not be listed on any stock exchange. No fractional Warrant Shares will be issued in connection with the exercise of any Class A or Class B Unit Warrants.

Common stock to be outstanding after the offering
If all of the Units offered hereby are sold, approximately 42,327,904 shares of Common Stock will be outstanding after the offering. (1)

Expiration date
5:00 p.m. New York City Time, on ________. We may extend the rights offering without notice to you until January 13, 2015.

Material U.S. federal income tax consequences

For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of a Right. You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the Rights in light of your particular circumstances. See “Material U.S. Federal Income Tax Consequences.”

Extension, amendment and cancellation

Although we do not presently intend to do so, we have the right to amend the terms of the rights offering or to extend the rights offering expiration date, but in no event will we extend the rights offering beyond January 13, 2015.  Our board of directors may cancel the rights offering at any time. If we cancel the rights offering, all subscription payments received by the Subscription and Information Agent will be returned, without interest or deduction, promptly.

Best efforts offering

We are offering the Units on a “best efforts” basis through our directors and executive officers, who will not receive any discounts or commissions for selling such Units. There is no minimum number of Units that must be sold in order to close this offering and accept your subscription.

Use of proceeds

We estimate that we will receive net proceeds from this offering of approximately $1.5 million, after deducting estimated offering expenses of the offering, assuming we sell all of the Units offered hereby. We anticipate using the net proceeds of the offering to complete Stage 1 of our Round Top Project plan and to address our general corporate and administrative expenses.

OTCQX Symbol	TRER

Risk Factors
Stockholders considering making an investment by exercising Rights in the rights offering should carefully read and consider the information set forth in the section entitled “Risk Factors” beginning on page 14 of this prospectus before making a decision to invest in the Units.

(1)
The number of shares of our Common Stock to be outstanding after this offering is based on 37,036,916 shares outstanding as of November 12, 2014. Unless otherwise indicated, the number of outstanding shares of Common Stock presented in this prospectus excludes 4,985,000 shares of our Common Stock issuable upon the exercise of outstanding options under our stock incentive plans and agreements and 2,205,000 shares of our common stock that are available for future issuance under our stock incentive plans. These figures also do not include shares of Common Stock underlying the Class A and Class B Unit Warrants that will be included in the Units. Assuming all Units offered hereby are sold and all Class A and Class B Unit Warrants are exercised, we would have approximately 52,909,880 shares of Common Stock issued and outstanding.

Summary Financial Data

The following tables summarize our financial data for the periods presented.  The summary statements of operations for the years ended August 31, 2014 and 2013, and the statements of financial position as of August 31, 2014 and 2013, have been derived from our audited financial statements, which are included elsewhere in this prospectus.  The historical results are not necessarily indicative of the results to be expected for any future periods.  You should read this data together with our financial statements and the related notes included elsewhere in this prospectus, as well as “Management's Discussion and Analysis of Financial Condition and Results of Operations.”

Statements of Operations

	Years Ended August 31,
	2014	2013

Total revenue	$-	$-
Total operating expenses	2,788,984	3,685,224
Net loss	(2,791,438)	(3,689,862)
Basic and diluted loss per share	(0.08)	(0.10)

 Statements of Financial Position

	Years Ended August 31,
	2014	2013

Total assets	$2,295,166	$4,413,598
Total liabilities	454,358	548,686
Total shareholders’ equity	1,840,808	3,864,912

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risk Related to Our Business

Our ability to operate as a going concern is in doubt.

The audit opinion and notes that accompany our financial statements for the year ended August 31, 2014, disclose a ‘going concern’ qualification to our ability to continue in business. The accompanying financial statements have been prepared under the assumption that we will continue as a going concern. We are an exploration stage company and we have incurred losses since our inception. We do not have sufficient cash to fund normal operations and meet debt obligations for the next 12 months without deferring payment on certain current liabilities and raising additional funds.

We currently have no historical recurring source of revenue and our ability to continue as a going concern is dependent on our ability to raise capital to fund our future exploration and working capital requirements or our ability to profitably execute our business plan. Our plans for the long-term return to and continuation as a going concern include financing our future operations through sales of our common stock and/or debt and the eventual profitable exploitation of our mining properties. Additionally, the current capital markets and general economic conditions in the United States are significant obstacles to raising the required funds. These factors raise substantial doubt about our ability to continue as a going concern.

The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. If the going concern basis were not appropriate for these financial statements, adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the balance sheet classifications used.

We have a history of losses and will require additional financing to fund exploration and, if warranted, development and production of our properties. Failure to obtain additional financing could have a material adverse effect on our financial condition and results of operation and could cast uncertainty on our ability to continue as a going concern.

We had no revenues during the fiscal year ended August 31, 2014.  For the fiscal year ended August 31, 2014, our net loss was approximately $2,800,000. Our accumulated deficit at August 31, 2014 was approximately $29,299,000. At August 31, 2014, our cash position was approximately $388,000 and our working capital was approximately $239,000.  We have not commenced commercial production on any of our mineral properties. We have no revenues from operations and anticipate we will have no operating revenues until we place one or more of our properties into production. All of our properties are in the exploration stage.

We will need to raise additional funding to implement our business strategy.  Our management believes that based on our current working capital, we will only be able to continue operations through the end of calendar year 2014 without raising additional capital.  During the current fiscal year ending August 31, 2015, we plan to initiate Stage 1of our metallurgical activities as discussed in the section heading “ITEM 2. PROPERTIES” of this Annual Report.  Our budget for this stage of activity is approximately $508,000.  We anticipate that our financing efforts will raise sufficient capital to finish Stage 1 but there is no guarantee that we will be able to raise the working capital necessary for Stage 1 activities. After completion of Stage 1, we will use any remaining available capital to begin work on Stage 2 of our metallurgical activities.  Currently, we anticipate that general and administrative expenses in the fiscal year ending August 31, 2015 will be approximately $700,000.

We currently do not have sufficient funds to fully complete exploration and development work on any of our properties, which means that we will be required to raise additional capital, enter into joint venture relationships or find alternative means to finance placing one or more of our properties into commercial production, if warranted. Failure to obtain sufficient financing may result in the delay or indefinite postponement of exploration and development or production on one or more of our properties and any properties we may acquire in the future or even a loss of property interests. This includes our leases over claims covering the principal deposits on our properties, which may expire unless we expend minimum levels of expenditures over the terms of such leases. We cannot be certain that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable or acceptable to us. Our ability to arrange additional financing in the future will depend, in part, on the prevailing capital market conditions as well as our business performance.

The most likely source of future financing presently available to us is through the sale of our securities. Any sale of our shares of common stock will result in dilution of equity ownership to existing stockholders. This means that if we sell shares of common stock, more shares will be outstanding and each existing srockholder will own a smaller percentage of the shares then outstanding. Alternatively, we may rely on debt financing and assume debt obligations that require us to make substantial interest and capital payments. Also, we may issue or grant warrants or options in the future pursuant to which additional shares of common stock may be issued. Exercise of such warrants or options will result in dilution of equity ownership to our existing stockholders.

We have a limited operating history on which to base an evaluation of our business and properties.

Any investment in the Company should be considered a high-risk investment because investors will be placing funds at risk in an early stage business with unforeseen costs, expenses, competition, a history of operating losses and other problems to which start-up ventures are often subject. Investors should not invest in the Company unless they can afford to lose their entire investment. Your investment must be considered in light of the risks, expenses, and difficulties encountered in establishing a new business in a highly competitive and mature industry. Our operating history has been restricted to the acquisition and sampling of our Round Top Project and this does not provide a meaningful basis for an evaluation of our Round Top Project. Other than through conventional and typical exploration methods and procedures, we have no additional way to evaluate the likelihood of whether our Round Top Project or our other mineral properties contain commercial quantities of mineral reserves or, if they do, that they will be operated successfully. We anticipate that we will continue to incur operating costs without realizing any revenues during the period when we are exploring our properties.

All of our properties are in the exploration stage. There is no assurance that we can establish the existence of any mineral reserve on any of our properties in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from these properties, and our business could fail.

We have not established that any of our properties contain any mineral reserve, nor can there be any assurance that we will be able to do so. The probability of an individual prospect ever having a mineral reserve that meets the requirements of the SEC is extremely remote. Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that they can be developed into producing mines and extract those minerals. Both mineral exploration and development involve a high degree of risk and few properties, which are explored, are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the deposit to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

Even if commercial viability of a mineral deposit is established, it may take several years in the initial phases of drilling until production is possible, during which time the economic feasibility of production may change. Substantial expenditures are required to establish proven and probable reserves through drilling and bulk sampling, to determine the optimal metallurgical process to extract the metals from the ore and, in the case of new properties, to construct mining and processing facilities. Because of these uncertainties, no assurance can be given that our exploration programs will result in the establishment or expansion of a mineral deposit or reserves.

We have no history of producing metals from our mineral properties.

We have no history of producing metals from any of our properties. Our properties are all exploration stage properties in various stages of exploration and evaluation. Our Round Top Project is an early exploration stage project. Advancing properties from exploration into the development stage requires significant capital and time, and successful commercial production from a property, if any, will be subject to completing feasibility studies, permitting and construction of the mine, processing plants, roads, and other related works and infrastructure. As a result, we are subject to all of the risks associated with developing and establishing new mining operations and business enterprises including:

●	completion of feasibility studies to verify reserves and commercial viability, including the ability to find sufficient REE or gold reserves to support a commercial mining operation;
●	the timing and cost, which can be considerable, of further exploration, preparing feasibility studies, permitting and construction of infrastructure, mining and processing facilities;
●	the availability and costs of drill equipment, exploration personnel, skilled labor and mining and processing equipment, if required;
●	the availability and cost of appropriate smelting and/or refining arrangements, if required, and securing a commercially viable sales outlet for our products;
●	compliance with environmental and other governmental approval and permit requirements;
●	the availability of funds to finance exploration, development and construction activities, as warranted;
●	potential opposition from non-governmental organizations, environmental groups, local groups or local inhabitants which may delay or prevent development activities;
●	potential increases in exploration, construction and operating costs due to changes in the cost of fuel, power, materials and supplies; and
●	potential shortages of mineral processing, construction and other facilities related supplies.

The costs, timing and complexities of exploration, development and construction activities may be increased by the location of our properties and demand by other mineral exploration and mining companies. It is common in exploration programs to experience unexpected problems and delays during drill programs and, if warranted, development, construction and mine start-up. Accordingly, our activities may not result in profitable mining operations and we may not succeed in establishing mining operations or profitably producing metals at any of our properties.

If we establish the existence of a mineral reserve on any of our properties in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the reserve, and our business could fail.

If we do discover mineral reserves in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to establish the extent of the reserve, develop processes to extract it and develop extraction and processing facilities and infrastructure. We do not have adequate capital to develop necessary facilities and infrastructure and will need to raise additional funds. Although we may derive substantial benefits from the discovery of a major mineral deposit, there can be no assurance that such a deposit will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Our exploration activities may not be commercially successful.

Our long-term success depends on our ability to identify mineral deposits on our existing properties and other properties we may acquire, if any, that we can then develop into commercially viable mining operations. Our belief that our properties contain commercially exploitable minerals has been based solely on preliminary tests that we have conducted and data provided by third parties, including the data published in various third party reports, including but not limited to the GSA, Geological Society of America, Special Paper 246, 1990. There can be no assurance that the tests and data upon which we have relied is correct or accurate. Moreover, mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. Unusual or unexpected geologic formations and the inability to obtain suitable or adequate machinery, equipment or labor are risks involved in the conduct of exploration programs. The success of mineral exploration and development is determined in part by the following factors:

●	the identification of potential mineralization based on analysis;
●	the availability of exploration permits;
●	the quality of our management and our geological and technical expertise; and
●	the capital available for exploration.

Substantial expenditures and time are required to establish existing proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, allowable production, importing and exporting of minerals and environmental protection. Any one or a combination of these factors may result in us not receiving an adequate return on our investment capital. The decision to abandon a project may have an adverse effect on the market value of our securities and our ability to raise future financing.

Increased costs could affect our financial condition.

We anticipate that costs at our projects that we may explore or develop, will frequently be subject to variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans, if any, in response to the physical shape and location of the ore body. In addition, costs are affected by the price of commodities such as fuel, rubber, and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on our profitability.

A shortage of equipment and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our mining exploration and, if warranted, development operations. The shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore limit or increase the cost of production.

Mining and mineral exploration is inherently dangerous and subject to conditions or events beyond our control, which could have a material adverse effect on our business and plans.

Mining and mineral exploration involves various types of risks and hazards, including:

●	environmental hazards;
●	power outages;
●	metallurgical and other processing problems;
●	unusual or unexpected geological formations;
●	personal injury, flooding, fire, explosions, cave-ins, landslides and rock-bursts;
●	inability to obtain suitable or adequate machinery, equipment, or labor;
●	metals losses;
●	fluctuations in exploration, development and production costs;
●	labor disputes;
●	unanticipated variations in grade;
●	mechanical equipment failure; and
●	periodic interruptions due to inclement or hazardous weather conditions.

These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury, environmental damage, delays in mining, increased production costs, monetary losses and possible legal liability. We may not be able to obtain insurance to cover these risks at economically feasible premiums. Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from production, may be prohibitively expensive. We may suffer a material adverse effect on our business if we incur losses related to any significant events that are not covered by our insurance policies.

The figures for our mineralization are estimates based on interpretation and assumptions and may yield less mineral production under actual conditions than is currently estimated. \

Unless otherwise indicated, mineralization figures presented in this prospectus and in our filings with securities regulatory authorities, press releases and other public statements that may be made from time to time are based upon estimates made by independent geologists and our internal geologists. When making determinations about whether to advance any of our projects to development, we must rely upon such estimated calculations as to the mineral reserves and grades of mineralization on our properties. Until ore is actually mined and processed, mineral reserves and grades of mineralization must be considered as estimates only.

Estimates can be imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. We cannot assure you that:

●	these interpretations and inferences will be accurate;
●	mineralization estimates will be accurate; or
●	this mineralization can be mined or processed profitably.

Any material changes in mineralization estimates and grades of mineralization will affect the economic viability of placing a property into production and a property's return on capital.

Because we have not completed feasibility studies on any of our properties and have not commenced actual production, mineralization estimates for our properties may require adjustments or downward revisions. In addition, the grade of ore ultimately mined, if any, may differ from that indicated by our feasibility studies and drill results. Minerals recovered in small scale tests may not be duplicated in large scale tests under on-site conditions or in production scale.

The mineralization estimates contained in this Annual Report have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate. Extended declines in market prices for rare earth minerals may render portions of our mineralization estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability determinations we reach. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our share price and the value of our properties.

Our operations contain significant uninsured risks which could negatively impact future profitability as we maintain no insurance against our operations.

Our exploration of our mineral properties contains certain risks, including unexpected or unusual operating conditions including rock bursts, cave-ins, flooding, fire and earthquakes. It is not always possible to insure against these risks. Should events such as these arise, they could reduce or eliminate our assets and shareholder equity as well as result in increased costs and a decline in the value of our securities. We expect to maintain only general liability and director and officer insurance but no insurance against our properties or operations. We may decide to take out this insurance in the future if it is available at economically viable rates.

Mineral operations are subject to market forces outside of our control which could negatively impact our operations.

The marketability of minerals is affected by numerous factors beyond our control including market fluctuations, government regulations relating to prices, taxes, royalties, allowable production, imports, exports and supply and demand. One or more of these risk elements could have an impact on the costs of our operations and if significant enough, reduce the profitability of our operations.

We may be adversely affected by fluctuations in demand for, and prices of, rare earth products.

We expect to derive revenues, if any, from sale of rare earth and related minerals. Changes in demand for, and the market price of, these minerals could significantly affect our profitability. The value and price of our common stock and our financial results may be significantly adversely affected by declines in the prices of rare earth minerals and products. Rare earth minerals and product prices may fluctuate and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, fluctuation in the relative value of the U.S. dollar against foreign currencies on the world market, global and regional supply and demand for rare earth minerals and products, and the political and economic conditions of countries that produce rare earth minerals and products.

A prolonged or significant economic contraction in the United States or worldwide could put further downward pressure on market prices of rare earth minerals and products. Protracted periods of low prices forrare earth minerals and products could significantly reduce revenues and the availability of required development funds in the future. This could cause substantial reductions to, or a suspension of, REO production operations, impair asset values and if reserves are established on our prospects, reduce our proven and probable rare earth ore reserves.

In contrast, extended periods of high commodity prices may create economic dislocations that may be destabilizing to rare earth minerals supply and demand and ultimately to the broader markets. Periods of high rare earth mineral market prices generally are beneficial to our financial performance. However, strong rare earth mineral prices also create economic pressure to identify or create alternate technologies that ultimately could depress future long-term demand for rare earth minerals and products, and at the same time may incentivize development of otherwise marginal mining properties.

Conditions in the rare earth industry have been, and may continue to be, extremely volatile, which could have a material impact on our company.

Conditions in our industry have been extremely volatile. Prices and supply and demand for REEs, have been impacted by numerous factors, including changes in economic conditions and demand for REEs and changes, or perceived changes, in Chinese quotas for export of REEs. According to www.metal-pages.com (“Metal-Pages”) REE prices increased from mid-2010 to mid-2011 approximately 2,000 to 3,000 percent, depending on the element, and then REE prices began decreasing through the end of 2011. REO prices of individual oxides increased considerably during the first two quarters of 2011 but declined thereafter through to the end of the year. Beginning in the second quarter of 2012, REE prices have decreased significantly for all REEs. If conditions in our industry remain volatile, our share price may continue to exhibit volatility as well. In particular, if prices or demand for REEs were to decline, our share price would likely decline.

Permitting, licensing and approval processes are required for our operations and obtaining and maintaining these permits and licenses is subject to conditions which we may be unable to achieve.

Both mineral exploration and extraction require permits from various federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Permits known to be required are (i) an operating plan for the conduct of exploration and development approved by the Texas General Land Office, (ii) an operating plan for production approved by the Texas General Land Office, (iii) various reporting to and approval by the Texas Railroad Commission regarding drilling and plugging of drill holes, and (v) reporting to and compliance with regulations of the Texas Commission of Environmental Quality. If we recover uranium from our mineral prospects, we will be required to obtain a source material license from the United States Nuclear Regulatory Commission. We may also be subject to the reporting requirements and regulations of the Texas Department of Health.

Such licenses and permits are subject to changes in regulations and changes in various operating circumstances. Companies such as ours that engage in exploration activities often experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. Issuance of permits for our activities is subject to the discretion of government authorities, and we may be unable to obtain or maintain such permits. Permits required for future exploration or development may not be obtainable on reasonable terms or on a timely basis. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration or development of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could face difficulty and/or fail.

We are subject to significant governmental regulations, which affect our operations and costs of conducting our business.

Our current and future operations are and will be governed by laws and regulations, including:

●	laws and regulations governing mineral concession acquisition, prospecting, development, mining and production;
●	laws and regulations related to exports, taxes and fees;
●	labor standards and regulations related to occupational health and mine safety;
●	environmental standards and regulations related to waste disposal, toxic substances, land use and environmental protection; and
●	other matters.
Companies engaged in exploration activities often experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. Failure to comply with applicable laws, regulations and permits may result in enforcement actions, including the forfeiture of claims, orders issued by regulatory or judicial authorities requiring operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or costly remedial actions. We may be required to compensate those suffering loss or damage by reason of our mineral exploration activities and may have civil or criminal fines or penalties imposed for violations of such laws, regulations and permits.

Existing and possible future laws, regulations and permits governing operations and activities of exploration companies, or more stringent implementation, could have a material adverse impact on our business and cause increases in capital expenditures or require abandonment or delays in exploration.

Legislation has been proposed that would significantly affect the mining industry.

Members of the U.S. Congress have repeatedly introduced bills which would supplant or alter the provisions of the Mining Law of 1872. If enacted, such legislation could change the cost of holding unpatented mining claims and could significantly impact our ability to develop mineralized material on unpatented mining claims. Such bills have proposed, among other things, to either eliminate or greatly limit the right to a mineral patent and to impose a federal royalty on production from unpatented mining claims. Although we cannot predict what legislated royalties might be, the enactment of these proposed bills could adversely affect the potential for development of unpatented mining claims and the economics of existing operating mines on federal unpatented mining claims. Passage of such legislation could adversely affect our financial performance.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us, our venture partners and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our operations are highly uncertain, and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These impacts may adversely impact the cost, production and financial performance of our operations.

 Our exploration and development activities are subject to environmental risks, which could expose us to significant liability and delay, suspension or termination of our operations.

The exploration, possible future development and production phases of our business will be subject to federal, state and local environmental regulation. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set out limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments, and a heightened degree of responsibility for companies and their officers, directors and employees. Future changes in environmental regulations, if any, may adversely affect our operations. If we fail to comply with any of the applicable environmental laws, regulations or permit requirements, we could face regulatory or judicial sanctions. Penalties imposed by either the courts or administrative bodies could delay or stop our operations or require a considerable capital expenditure. Although we intend to comply with all environmental laws and permitting obligations in conducting our business, there is a possibility that those opposed to exploration and mining will attempt to interfere with our operations, whether by legal process, regulatory process or otherwise.

Environmental hazards unknown to us, which have been caused by previous or existing owners or operators of the properties, may exist on the properties in which we hold an interest. It is possible that our properties could be located on or near the site of a Federal Superfund cleanup project. Although we will endeavor to avoid such sites, it is possible that environmental cleanup or other environmental restoration procedures could remain to be completed or mandated by law, causing unpredictable and unexpected liabilities to arise.

U.S. Federal Laws

The Comprehensive Environmental, Response, Compensation, and Liability Act (CERCLA), and comparable state statutes, impose strict, joint and several liability on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites. It is not uncommon for the government to file claims requiring cleanup actions, demands for reimbursement for government-incurred cleanup costs, or natural resource damages, or for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances released into the environment. The Federal Resource Conservation and Recovery Act (RCRA), and comparable state statutes, govern the disposal of solid waste and hazardous waste and authorize the imposition of substantial fines and penalties for noncompliance, as well as requirements for corrective actions. CERCLA, RCRA and comparable state statutes can impose liability for clean-up of sites and disposal of substances found on exploration, mining and processing sites long after activities on such sites have been completed.

The Clean Air Act, as amended, restricts the emission of air pollutants from many sources, including mining and processing activities. Our mining operations may produce air emissions, including fugitive dust and other air pollutants from stationary equipment, storage facilities and the use of mobile sources such as trucks and heavy construction equipment, which are subject to review, monitoring and/or control requirements under the Clean Air Act and state air quality laws. New facilities may be required to obtain permits before work can begin, and existing facilities may be required to incur capital costs in order to remain in compliance. In addition, permitting rules may impose limitations on our production levels or result in additional capital expenditures in order to comply with the rules.

The National Environmental Policy Act (NEPA) requires federal agencies to integrate environmental considerations into their decision-making processes by evaluating the environmental impacts of their proposed actions, including issuance of permits to mining facilities, and assessing alternatives to those actions. If a proposed action could significantly affect the environment, the agency must prepare a detailed statement known as an Environmental Impact Statement (EIS). The U.S. Environmental Protection Agency, other federal agencies, and any interested third parties will review and comment on the scoping of the EIS and the adequacy of and findings set forth in the draft and final EIS. This process can cause delays in issuance of required permits or result in changes to a project to mitigate its potential environmental impacts, which can in turn impact the economic feasibility of a proposed project.

The Clean Water Act (CWA), and comparable state statutes, imposes restrictions and controls on the discharge of pollutants into waters of the United States. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the Environmental Protection Agency (EPA) or an analogous state agency. The CWA regulates storm water mining facilities and requires a storm water discharge permit for certain activities. Such a permit requires the regulated facility to monitor and sample storm water run-off from its operations. The CWA and regulations implemented thereunder also prohibit discharges of dredged and fill material in wetlands and other waters of the United States unless authorized by an appropriately issued permit. The CWA and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized discharges of pollutants and impose liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release.

The Safe Drinking Water Act (SDWA) and the Underground Injection Control (UIC) program promulgated thereunder, regulate the drilling and operation of subsurface injection wells. EPA directly administers the UIC program in some states and in others the responsibility for the program has been delegated to the state. The program requires that a permit be obtained before drilling a disposal or injection well. Violation of these regulations and/or contamination of groundwater by mining related activities may result in fines, penalties, and remediation costs, among other sanctions and liabilities under the SWDA and state laws. In addition, third party claims may be filed by landowners and other parties claiming damages for alternative water supplies, property damages, and bodily injury.

We could be subject to environmental lawsuits.

Neighboring landowners and other third parties could file claims based on environmental statutes and common law for personal injury and property damage allegedly caused by the release of hazardous substances or other waste material into the environment on or around our properties. There can be no assurance that our defense of such claims will be successful. A successful claim against us could have an adverse effect on our business prospects, financial condition and results of operation.

Land reclamation requirements for our properties may be burdensome and expensive.

Although variable depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance.
Reclamation may include requirements to:

●	control dispersion of potentially deleterious effluents;
●	treat ground and surface water to drinking water standards; and
●	reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with our potential development activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. We plan to set up a provision for our reclamation obligations on our properties, as appropriate, but this provision may not be adequate. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected. In accordance with our GLO lease/prospecting permits all the areas impacted by the surface operations shall be reclaimed upon completion of the activity such that: (a) Remove all trash, debris, plastic and contaminated soil by off-site disposal; and (b) Upon completion of surface grading, the soil surface shall be left in a roughened condition to negate wind and enhance water infiltration.

Rare earth and beryllium mining presents potential health risks. Payment of any liabilities that arise from these health risks may adversely impact our Company.

Complying with health and safety standards will require additional expenditure on testing and the installation of safety equipment. Moreover, inhalation of certain minerals, such as beryllium can result in specific potential health risks ranging from acute pneumonitis, tracheobronchitis, and chronic beryllium disease to an increased risk of cancer. Symptoms of these diseases may take years to manifest. Failure to comply with health and safety standards could result in statutory penalties and civil liability. We do not currently maintain any insurance coverage against these health risks. The payment of any liabilities that arise from any such occurrences would have a material, adverse impact on our Company.

There may be challenges to the title of our mineral properties.

We will acquire most of its properties by unpatented claims or by lease from those owning the property. The lease of our Round Top property was issued by the State of Texas. The validity of title to many types of natural resource property depends upon numerous circumstances and factual matters (many of which are not discoverable of record or by other readily available means) and is subject to many uncertainties of existing law and its application. We cannot assure you that the validity of our titles to our properties will be upheld or that third parties will not otherwise invalidate those rights. In the event the validity of our titles are not upheld, such an event would have a material adverse effect on us.

Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

The mining industry is intensely competitive. Significant competition exists for the acquisition of properties producing or capable of producing, REE, gold or other metals. We may be at a competitive disadvantage in acquiring additional mining properties because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than us. We may also encounter increasing competition from other mining companies in our efforts to hire experienced mining professionals. Competition for exploration resources at all levels is currently very intense, particularly affecting the availability of manpower, drill rigs, mining equipment and production equipment. Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

We compete with larger, better capitalized competitors in the mining industry.

The mining industry is competitive in all of its phases, including financing, technical resources, personnel and property acquisition. We will require significant capital, technical resources, personnel and operational experience to effectively compete in the mining industry. Because of the high costs associated with exploration, the expertise required to analyze a project's potential and the capital required to develop a mine, larger companies with significant resources may have a competitive advantage over us. We face strong competition from other mining companies, some with greater financial resources, operational experience and technical capabilities than us. As a result of this competition, we may be unable to maintain or acquire financing, personnel, technical resources or attractive mining properties on terms we consider acceptable or at all.

Current economic conditions and capital markets are in a period of disruption and instability which could adversely affect our ability to access the capital markets, and thus adversely affect our business and liquidity.

The current economic conditions and financial crisis have had, and will continue to have, a negative impact on our ability to access the capital markets, and thus have a negative impact on our business and liquidity. The shortage of liquidity and credit combined with substantial losses in worldwide equity markets could lead to an extended worldwide recession. We may face significant challenges if conditions in the capital markets do not improve. Our ability to access the capital markets has been and continues to be severely restricted at a time when we need to access such markets, which could have a negative impact on our business plans. Even if we are able to raise capital, it may not be at a price or on terms that are favorable to us. We cannot predict the occurrence of future financial disruptions or how long the current market conditions may continue.

Our resources may not be sufficient to manage our expected growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our anticipated future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems.

If we are unable to manage growth effectively, our business, operating results and financial condition could be materially adversely affected. As with all expanding businesses, the potential exists that growth will occur rapidly. If we are unable to effectively manage this growth, our business and operating results could suffer. Anticipated growth in future operations may place a significant strain on management systems and resources. In addition, the integration of new personnel will continue to result in some disruption to ongoing operations. The ability to effectively manage growth in a rapidly evolving market requires effective planning and management processes. We will need to continue to improve operational, financial and managerial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force.

We may experience difficulty attracting and retaining qualified management to meet the needs of our anticipated growth, and the failure to manage our growth effectively could have a material adverse effect on our business and financial condition.

Competition for additional qualified management is intense, and we may be unable to attract and retain additional key personnel, or to attract and retain personnel on terms acceptable to us. Management personnel are currently limited and they may be unable to manage our expansion successfully and the failure to do so could have a material adverse effect on our business, results of operations and financial condition. We have not entered into non-competition agreements. As our business is substantially dependent upon the directors, executive officers and consultants, the lack of non-competition agreements poses a significant risk to us in the event such persons were to resign or be terminated from such positions. Under such circumstances, such persons may provide confidential information and key contacts to our competitors and we may have difficulties in preventing the disclosure of such information. Such disclosure would have a material adverse effect on our business and operations.

Our operations are dependent upon key personnel, the loss of which would be detrimental to our business.

The nature of our business, including our ability to continue our exploration and development activities, depends, in large part, on the efforts of key personnel such as Daniel Gorski, our Chief Executive Officer. The loss of Mr. Gorski could have a material adverse effect on our business. We do not maintain “key man” life insurance policies on any of our officers or employees.

There are risks and uncertainties regarding the outcome of the matters which we self-reported to the SEC on June 8, 2012.

On June 12, 2012, we announced that since March of 2012, the Corporate Governance and Nominating Committee (the “Committee”) of our Board, which is composed entirely of independent directors, with the assistance of independent special counsel to the Committee, has been conducting an internal review and investigation of certain matters of corporate governance and compliance with federal securities laws (the “Internal Review”). As a result of the recent report of the independent counsel on such counsel’s findings of the Internal Review and a further review of the recommendations of independent counsel by the Committee and our Board, at the direction of the Board, we contacted the SEC on June 8, 2012, to report our findings. It is uncertain what actions, if any, the SEC will take in relation to the matters self-reported to the SEC and there is risk as to whether such actions, if any, would include reprimanding, fining or otherwise sanctioning us, which could negatively affect us.

Risks Relating to Our Securities

Our stock price is highly volatile.

The market price of our common stock has fluctuated and may continue to fluctuate. These fluctuations may be exaggerated since the trading volume of its common stock is volatile, limited, and sporadic. These fluctuations may or may not be based upon any business or operating results. Our common stock may experience similar or even more dramatic price and volume fluctuations in the future.

The market for the common stock is limited, sporadic and volatile. Any failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult or impossible for you to sell your shares.

Our common stock is currently traded on the OTCQX U.S., a centralized quotation service maintained by OTC Markets Group Inc. that collects and publishes market maker quotes for over-the-counter securities. Although our common stock is traded on the OTCQX U.S., a regular trading market for our securities may not be sustained in the future. Quotes for stocks traded on the OTCQX U.S. generally are not listed in the financial sections of newspapers and newspapers often devote very little coverage to stocks quoted solely on the OTCQX U.S. Accordingly, prices for, and coverage of, securities quoted solely on the OTCQX U.S. may be difficult to obtain. In addition, stocks quoted solely on the OTCQX U.S. tend to have a limited number of market makers and a larger spread between the bid and ask prices than those listed on an exchange. All of these factors may cause holders of our common stock to be unable to resell their securities at any price. This limited trading also could decrease or eliminate our ability to raise additional funds through issuances of our securities. There is no market for the Warrants.

Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if an active market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock. Accordingly, there can be no assurance as to the liquidity of any active markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

The sale of substantial shares of our common stock or the issuance of shares upon exercise of our warrants will cause immediate and substantial dilution to our existing stockholders and may depress the market price of our common stock.

In order to provide capital for the operation of our business, we may enter into additional financing arrangements. These arrangements may involve the issuance of new common stock, preferred stock that is convertible into common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these items could result in a material increase in the number of shares of common stock outstanding which would in turn result in a dilution of the ownership interest of existing common stockholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

As of August 31, 2014, we have approximately 37 million shares of common stock outstanding. In addition to our common stock, we have (i) warrants that may be exercised into 7,840,000 shares of common stock exercisable at $2.50 per share, (ii) warrants that may be exercised into 1,497,000 shares of common stock at $2.50 per share, (iii) warrants that may be exercised into 250,000 shares of common stock at $5.00 per share, and (iv) options that may be exercised into 4,965,000 shares of common stock at $0.30 to $1.00 issued to directors, officers and consultants. The issuance of shares upon exercise of these options and warrants may result in substantial dilution to the interests of other stockholders and may adversely affect the market price of our common stock.

A low market price may severely limit the potential market for our common stock.

An equity security that trades below a certain price per share is subject to SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer.

Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Since our common stock trades at a price of less than $5.00 per share, the additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

We do not currently intend to pay cash dividends.

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Our present policy is to retain all available funds for use in our operations and the expansion of our business. Payment of future cash dividends, if any, will be at the discretion of our Board and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our Board considers relevant. Accordingly, investors will only see a return on their investment if the value of our securities appreciates.

Control by current stockholders.

The current stockholders have elected the directors and the directors have appointed current executive officers to serve our Company. The voting power of these stockholders could also discourage others from seeking to acquire control of us through the purchase of our common stock which might depress the price of our common stock.

Investment in our Company has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.

Risks Related to the Rights Offering

We are not required to raise a minimum amount of proceeds in order to close the offering, which means that if you subscribe for Units in the offering, you may acquire securities in our company even though the proceeds raised may be insufficient to meet our objectives.

Completion of the offering is not subject to us raising a minimum offering amount, and your exercise of Rights in the rights offering is irrevocable. Therefore, if you commit to purchase Units in the offering, but we do not sell the entire amount of Units being offered hereby, you may be investing in a company that does not have the funds to implement its business strategy, including future growth.

If you do not exercise your Rights, your percentage ownership will be diluted.

Assuming we sell the full amount of Units issuable in connection with the rights offering, we will issue approximately 5,290,988 shares of our Common Stock included in such Units. If you choose not to exercise your Rights and we sell Units to other stockholders in the rights offering, your relative ownership interest in our Common Stock will be diluted. Further, you may experience dilution after completion of the offering to the extent other stockholders who exercised their Rights subsequently exercise their Class A or Class B Unit Warrants included in the Units if you do not exercise your Rights in the offering or if you exercise your Rights but do not purchase additional share of our Common Stock pursuant to the exercise of the Class A or Class B Unit Warrants included in your purchased Units.

You may not revoke your exercise of rights; we may cancel the offering at any time without further obligation to you.

Once you have exercised your Rights, you may not revoke your exercise even if you learn information about us that you consider to be unfavorable. We may terminate the rights offering at our discretion. If we cancel the offering, we will not have any obligation to you except to return any payment received, without interest or deduction, promptly.

If you do not act promptly and follow the subscription instructions, we may reject your exercise of Rights.

If you desire to purchase Units in the rights offering, you must act promptly to ensure that the Subscription and Information Agent actually receives all required forms and payments before the expiration of the rights offering at 5:00 p.m., New York City Time, on _______, 2014.  If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent before the expiration of the rights offering. We are not responsible if your nominee fails to ensure that the Subscription and Information Agent receives all required forms and payments before the expiration of the rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise of your Rights prior to the expiration of the rights offering, the Subscription and Information Agent may reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertake any action to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

We cannot guarantee that you will receive any or the entire amount of Units for which you over-subscribed.

Holders who fully exercise their basic subscription rights will be entitled to subscribe for an additional number of Units. Over-subscription privileges will be allocated pro rata among rights holders who over-subscribed, based on the number of over-subscription Units to which they subscribed. We cannot guarantee that you will receive any or the entire amount of Units for which you over-subscribed. If the prorated amount of Units allocated to you in connection with your over-subscription privilege is less than your over-subscription request, then the excess funds held by the Subscription and Information Agent on your behalf will be returned to you promptly, without interest or deduction, and we will have no further obligations to you.

We will have broad discretion over the use of the net proceeds of the offering and may apply the proceeds of this offering to uses that do not improve our operating results or increase the value of your investment.

Although this prospectus generally describes the use of the proceeds of the offering, we will have broad discretion in determining the specific timing and use of the offering proceeds. Until utilized, we anticipate that we will invest the net offering proceeds in liquid assets. We have not made a specific allocation for the use of the net proceeds. Therefore, we will have broad discretion as to the timing and specific application of the net proceeds, and investors may not have the opportunity to evaluate the economic, financial and other relevant information that we will use in applying the net proceeds, and we may spend the proceeds in a manner that stockholders do not deem desirable. Our application of the net proceeds of the offering may not ultimately improve our operating results or increase the value of your investment.

We may terminate the rights offering and return your subscription payments without interest.

We may in our sole discretion decide not to continue with the rights offering or to terminate the rights offering at any time. This decision could be based on many factors, including market conditions. We currently have no intention to terminate the rights offering, but are reserving the right to do so. If we elect to cancel or terminate the rights offering, neither we nor the Subscription and Information Agent will have any obligation with respect to the Rights except to return, without interest or deduction, any subscription payments the subscription agent received from you.

There is no backstop commitment to this rights offering.

We have not retained an underwriter or any other person to provide a backstop commitment to purchase unsold Units in the offering. Because the offering is not backstopped by a broker-dealer, there can be no assurance that all, or even a substantial number, of the Units being offered hereby will be sold. We could be required to raise additional capital earlier than we would if we sold all of the Units offered hereby.

This offering may cause the price of our Common Stock to decrease.

The number of shares of Common Stock that will be issuable if this offering is fully subscribed, together with any shares of Common Stock issuable upon the exercise of Unit Warrants, may result in an immediate decrease in the market value of our Common Stock. This decrease may continue after the completion of this offering. If that occurs, you may be unable to profitably sell your Common Stock. Further, if a substantial number of Rights are exercised and shares of Common Stock are issued, and if the holders of the Common Stock in this offering choose to sell some or all of those shares, the resulting sales could depress the market price of our Common Stock. There is no assurance that following the rights offering you will be able to sell your Common Stock at a price equal to or greater than the subscription/exercise price.

You will not be able to sell the shares included in the Units you buy in the offering until you receive your stock certificates or your account is credited with the shares of common stock.

If you purchase Units in the rights offering by submitting a Rights Certificate and payment, we will mail you a stock certificate representing the Unit Shares included in such Units promptly after ______, 2014, or such later date as to which the rights offering may be extended. If your shares are held by a custodian bank, broker, dealer or other nominee and you purchase Units, your account with your nominee will be credited with the Unit Shares you purchased in the rights offering promptly after the expiration of the rights offering, or such later date as to which the rights offering may be extended. Until your stock certificates have been delivered or your account is credited, you may not be able to sell your shares.

The receipt of Rights may be treated as a taxable distribution to you.

We believe that the distribution of the Rights in this offering should be a non-taxable distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended. This conclusion, however, is not binding on the Internal Revenue Service or the courts. If the Internal Revenue Service or a court were to successfully assert that the distribution of the Rights is a taxable distribution of property, your receipt of Rights in this rights offering may be treated as a receipt of a distribution in an amount equal to the fair market value of the rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, with any excess being treated as a return of capital to the extent thereof and then as capital gain. See “Material U.S. Federal Income Tax Consequences” below.

The Rights and Unit Warrants are not transferable, and there is no market for the Rights or Unit Warrants.

You may not sell, give away or otherwise transfer your Rights or the Unit Warrants you acquire upon exercise of the Rights. The Rights and Unit Warrants are only transferable by operation of law. Because the Rights and Unit Warrants are non-transferable, there is no market or other means for you to directly realize any value associated with the Rights or Unit Warrants. You must exercise the Rights and purchase Units to realize any potential value from your Rights. You must exercise your Unit Warrants for Warrant Shares to realize any potential value from your Unit Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking statements”). Such forward-looking statements concern the Company’s anticipated results and developments in the Company’s operations in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to:

●	the progress, potential and uncertainties of our 2014 – 2015 rare-earth exploration program at our Round Top Project, located near Sierra Blanca, Texas (the “Round Top Project”);
●	timing for an updated Preliminary Economic Assessment for our Round Top Project;
●	the success of getting the necessary permits for future drill programs and future project exploration;
●	expectations regarding the ability to raise capital and to continue our exploration plans on its properties; and
●	plans regarding anticipated expenditures at the Round Top Project.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

●	risks associated with our ability to continue as a going concern;
●	risks associated with our history of losses and need for additional financing;
●	risks associated with our limited operating history;
●	risks associated with our properties all being in the exploration stage;
●	risks associated with our lack of history in producing metals from our properties;
●	risks associated with a shortage of equipment and supplies;
●	risks associated with our need for additional financing to develop a producing mine, if warranted;
●	risks associated with our exploration activities not being commercially successful;
●	risks associated with ownership of surface rights at our Round Top Project;
●	risks associated with increased costs affecting our financial condition;
●	risks associated with a shortage of equipment and supplies adversely affecting our ability to operate;
●	risks associated with mining and mineral exploration being inherently dangerous;
●	risks associated with mineralization estimates;
●	risks associated with changes in mineralization estimates affecting the economic viability of our properties;
●	risks associated with uninsured risks;
●	risks associated with mineral operations being subject to market forces beyond our control;
●	risks associated with fluctuations in commodity prices;
●	risks associated with permitting, licenses and approval processes;
●	risks associated with the governmental and environmental regulations;
●	risks associated with future legislation regarding the mining industry and climate change;
●	risks associated with potential environmental lawsuits;
●	risks associated with our land reclamation requirements;
●	risks associated with rare earth and beryllium mining presenting potential health risks;
●	risks related to title in our properties;
●	risks related to competition in the mining and rare earth elements industries;
●	risks related to economic conditions;
●	risks related to our ability to manage growth;
●	risks related to the potential difficulty of attracting and retaining qualified personnel;
●	risks related to our dependence on key personnel;
●	risks related to our United States Securities and Exchange Commission (the “SEC”) filing history; and
●	risks related to our securities.

This list is not exhaustive of the factors that may affect the Company’s forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of this prospectus. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

The Company qualifies all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

USE OF PROCEEDS

Because the offering is a best efforts offering and there is no minimum number of Units that must be sold in the offering, we are presenting this information assuming that we sell 10%, 50% and 100% of the Units available for sale in the offering.

	10%	50%	100%
Gross offering proceeds	$158,729	$793,648	$1,587,296
Estimated expenses of the offering	$96,000	$96,000	$96,000
Net proceeds from the offering	$62,729	$697,648	$1,491,296

We intend to use the net proceeds of the offering for completion of Stage 1 of our Round Top Project metallurgical plan, as detailed under the heading “Properties – Current and Planned Metallurgical Activities”, and to address our general corporate and administrative expenses.  A breakdown of the use of proceeds under Stage 1 and for general corporate and administrative expenses is as follows:

Bench Scale Purification Design:	$241,000
Project General and Administration:	$12, 500
Contingency:	$63,375
General Corporate and Administration:	$191,000
Total	$507,875

Any net proceeds raised beyond the initial budget of $507,875 for Stage 1 will be used first for general corporate and administrative expenses in the fiscal year ending in August 2015 and then applied towards Stage 2 costs for the Round Top Project metallurgical plan as detailed under the heading “Properties — Current and Planned Metallurgical Activities”. Even if the maximum net proceeds are raised under this financing, we will not have sufficient working capital to complete Stage 2 of our current Round Top Project metallurgical plan and will require additional financing to complete Stages 2 and 3 of producing a feasibility study on the project.

If we do not raise sufficient funds in this offering to complete Stage 1 of our Round Top Project exploration plan, we will use the proceeds from this offering first to cover our general corporate and administrative expenses, as budgeted above, and then apply any remaining net proceeds towards the completion of bench scale purification design under Stage 1.

Proceeds raised by the exercise of Class A or Class B Unit Warrants, if any, will be used to fund general corporate and administrative expenses and then towards the Round Top Project at the discretion of management of the Company depending on the amounts received upon such exercises and the status of the project at the time of exercise of the Class A or Class B Unit Warrants.

We will have broad discretion over the manner in which the net proceeds of the offering will be applied, and we may not use these proceeds in a manner desired by our stockholders. Although we have no present intention of doing so, future events may require us to reallocate the offering proceeds. These future contingencies could include:

●
discovery of different mineralization characteristics on the Round Top Project than currently anticipated, necessitating different metallurgical testing, extraction methods and processing methods than currently expected;

●
determination to expand or diminish work on the Round Top Project due to unexpected exploration discoveries being favorable or unfavorable to continued work of the property, at all or in the manner currently contemplated;

●	the acquisition of other material properties or discoveries on currently immaterial properties;
●	assay results and project studies may suggest different project plans than currently anticipated;
●	projected work costs and expenditures may increase or decrease, causing us to cut back or expand our current metallurgical budget; and
●	property carrying costs may change.

If these contingencies regarding the Round Top Project occur, we may determine to use proceeds for the Round Top Project in an altered work program which may include adjustments in the amounts spent for different drilling, assays and metallurgical testing. We could also determine to use the proceeds to explore properties of the Company that are currently immaterial or to acquire a new material property and conduct exploration or development activities on the new properties. Determination of the exact amounts by which our use of proceeds may vary on the occurrence of these contingencies is not possible due to their varied nature and the uncertainty surrounding the extent of their impact on our current planned use of proceeds. Management does not currently anticipate that these potential contingencies will materially impact our use of proceeds.

THE RIGHTS OFFERING

The Rights

We are distributing to the holders of our Common Stock as of the record date, at no cost to stockholders, non-transferable Rights to purchase Units consisting of one Unit Share, one Class A Unit Warrant and one Class B Unit Warrant at $0.30 per Unit. The Rights entitle the holders of our Common Stock to purchase an aggregate of 5,290,988 Units for an aggregate purchase price of $1,587,296.

Each holder of record of our Common Stock on the record date will receive one Right for each share of our Common Stock owned by such holder as of 5:00 p.m. New York City Time, on that date. Each seven (7) Rights entitles the holder to a basic subscription right and an over-subscription privilege.

We are not requiring an overall minimum subscription to complete the rights offering.

The Rights will be evidenced by Rights Certificates.

Basic Subscription Right

With your basic subscription right, you may purchase a Unit per Right, subject to delivery of the required documents and payment of the Subscription Price, prior to the expiration of the rights offering. The number of Rights you may exercise pursuant to your basis subscription right appears on your Rights Certificate if you are a holder of record (see “— Beneficial Owners” if you hold your shares through a nominee). You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any of your Rights. However, if you do not exercise all of your basic subscription right in full, you will not be entitled to purchase Units under your over-subscription privilege.

We will deliver certificates representing Unit Shares and Class A and Class B Unit Warrants comprising the Units that you purchased with your basic subscription rights, either to you or your record holder, promptly following the expiration of the rights offering.

Over-Subscription Privilege

If you purchase all of the Units available to you pursuant to your basic subscription right, you may also choose to purchase a portion of any Units that are not purchased by other stockholders through the exercise of their basic subscription rights. If sufficient Units are available, we will seek to honor the over-subscription requests in full. If over-subscription requests exceed the number of Units available, we will allocate the available Units among stockholders who over-subscribed by multiplying the number of Units requested by each stockholder through the exercise of their over-subscription privileges by a fraction that equals (x) the number of Units available to be issued through over-subscription privileges divided by (y) the total number of Units requested by all subscribers through the exercise of their over-subscription privileges. Any fractional Units resulting from the application of the above formula will be rounded down to the nearest whole Unit.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege at the time you deliver payment related to your basic subscription right. Because we will not know the actual number of unsubscribed Units prior to the expiration of the rights offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that may be available to you, which could be the entire aggregate amount of Units available under this offering (5,290,988 Units) assuming no other stockholders exercise their Rights. For that calculation, you must assume that no stockholder other than you will subscribe for any Units pursuant to their basic subscription right.

You may not be able to purchase the entire number of Units issuable upon the exercise of your over-subscription privilege. We can only honor an over-subscription privilege to the extent sufficient Units are available following the exercise of subscription rights under the basic subscription rights.

To the extent the aggregate subscription price of the actual number of unsubscribed Units available to you pursuant to the over-subscription privilege is less than the amount you paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed Units actually available to you, and any excess subscription payments will be returned to you, without interest or deduction, promptly.

To the extent the amount you paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the actual number of unsubscribed Units available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed Units for which you actually paid in connection with the over-subscription privilege.

We will deliver certificates representing Unit Shares and Class A and Class B Unit Warrants comprising the Units that you purchased with the over-subscription privilege, or credit the account of your record holder with such Unit Shares and Class A and Class B Unit Warrants, promptly after the expiration of the rights offering.

Reasons for the Offering

We are conducting the offering primarily to increase our working capital levels. The additional capital will allow us to address our short-term financing needs. See “Use of Proceeds.”

Our board of directors has chosen to structure the offering as a rights offering in order to allow existing stockholders to acquire additional shares of our Common Stock based on their pro rata ownership percentage and provide such stockholders the opportunity to maintain their proportional ownership in us.

Method of Exercising Subscription Rights

The exercise of Rights is irrevocable and may not be cancelled or modified. You may exercise your Rights as follows:

Subscription by Registered Holders

If you hold a TRER stock certificate, the number of Rights you may exercise pursuant to your basic subscription right is indicated on the enclosed rights certificate. You may exercise your Rights by properly completing and executing the rights certificate and forwarding it, together with your full payment, to the Subscription and Information Agent at the address set forth below under “— Subscription and Information Agent; Delivery of Subscription Materials and Payment” to be received by 5:00 p.m., New York City Time, on ______, 2014, unless the offering is extended by our Board in its sole discretion.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our Common Stock that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a rights certificate. Instead, one Right will be issued to the nominee record holder for each share of our Common Stock that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for Units in the rights offering.

If you hold your shares of Common Stock in the name of a custodian bank, broker, dealer or other nominee, your nominee will exercise the Rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., New York City Time, on ______, 2014 expiration date that we have established for the rights offering.

Your Rights will not be considered exercised unless the Subscription and Information Agent actually receives from you, or from your broker, dealer, custodian bank or nominee, as the case may be, all of the required documents and your full subscription price payment by to 5:00 p.m. New York City Time, on ______, 2014, the scheduled expiration date of the rights offering, unless the offering is extended by our Board.

Payment Method

As described in the instructions accompanying the rights certificate, payments submitted to the Subscription and Information Agent must be made in full United States currency by:

●	Personal or certified check payable to “Securities Transfer Corporation as Subscription Agent,” the Subscription and Information Agent, drawn upon a United States bank;

●	Cashier’s check payable to “Securities Transfer Corporation as Subscription Agent,”; or

●
Wire transfer of immediately available funds directly to the account maintained by Securities Transfer Corporation, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at ____, ABA # ____, Account # ____ Securities Transfer Corporation FBO Texas Rare Earth Resources Corp., with reference to the rights holder’s name.

Payment will be deemed to have been received by the Subscription and Information Agent only upon its (i) receipt of any certified check or cashier’s check, (ii) in the case of a personal check, its receipt and clearance of such check, or (iii) receipt of collected funds via wire in the Subscription Account designated above.
Please note that funds paid by personal check may take up to seven or more business days to clear. Accordingly, if you wish to pay by means of a personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that the Subscription and Information Agent receives cleared funds before that time. We also urge you to consider payment by means of wire transfer.

You should read and follow the instructions accompanying the rights certificate carefully. As described in the instructions accompanying the rights certificate, in certain cases additional documentation or signature guarantees may be required.

The method of delivery of payments of the Subscription Amount to the Subscription and Information Agent will be at the risk of the holders of Rights. If sent by mail, we recommend that you send those documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to the Company.

There is no sales fee or commission payable by you. We will pay all fees charged by the Subscription and Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with your exercise of the Rights.

If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units. Any excess subscription payments received by the subscription agent will be returned, without interest, promptly following the expiration of the rights offering.

Guaranteed Delivery Procedures

If you want to exercise your Rights, but time will not permit your Rights Certificate to reach the Subscription and Information Agent on or prior to 5:00 p.m., New York City Time, on _____, 2014, you may exercise your Rights using the following guaranteed delivery procedures:

1.
On or before ______, 2014, you must have sent, and the Subscription and Information Agent must have received, payment in full for each whole Unit you are purchasing through your basic subscription right and your oversubscription privilege;

2.
On or before ______, 2014, you must have sent, and the Subscription and Information Agent must have received, a Notice of Guaranteed Delivery, substantially in the form provided with the attached instructions, from a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States. The Notice of Guaranteed Delivery must state:

●	your name;

●	the number of rights that you hold;

●	the number of Units that you wish to purchase pursuant to your basic subscription right; and

●	the number of Units, if any, you wish to purchase pursuant to your over-subscription privilege.

The Notice of Guaranteed Delivery must guarantee the delivery of your Rights Certificate to the subscription agent within three OTCQX trading days following the date of the Notice of Guaranteed Delivery; and

3.
You must send, and the Subscription and Information Agent must receive, your properly completed and duly executed Rights Certificate, including any required signature guarantees, within three OTCQX trading days following the date of your Notice of Guaranteed Delivery. You may physically deliver the Notice of Guaranteed Delivery via the enclosed envelope to the subscription agent. You can obtain additional copies of the Notice of Guaranteed Delivery from the subscription agent at the address set forth below under the caption “— Subscription Agent; Delivery of Subscription Materials; Information Agent.”

Medallion Guarantee May Be Required

Your signature on your Rights Certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

●
you provide on the rights certificate that the shares of common stock included in the Units are to be delivered in your name and to your address of record, as imprinted on the face of the rights certificate; or

●	you are an eligible institution.

Expiration Date; Cancellation and Amendment of Rights Offering

The subscription period, during which you may exercise your Rights, expires at 5:00 p.m., New York City Time, on _____, 2014, which is the expiration of the rights offering. If you do not exercise your Rights prior to that time, your Rights will expire and will no longer be exercisable. We will not be required to issue Unit Shares and Class A and Class B Unit Warrants comprising Units to you if the Subscription and Information Agent receives your Rights Certificate or your subscription payment after that time. We have the option to extend the rights offering without notice to you, although we do not presently intend to do so. In no event will the expiration date be later than January 13, 2015. We may extend the expiration of the rights offering by giving oral or written notice to the Subscription and Information Agent prior to the expiration of the rights offering. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than the next business day after the board of directors determines to extend the rights offering.

If you hold your shares of Common Stock in the name of a custodian bank, broker, dealer or other nominee, your nominee will exercise the Rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., New York City Time, on _____, 2014, expiration date that we have established for the rights offering.

We may cancel this rights offering in our sole discretion at any time prior to expiration of the rights offering, including as a result of a change in the market price of our Common Stock, or if at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our Board would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. If we cancel the rights offering, in whole or in part, all affected Rights will expire without value. If we cancel this rights offering, any funds you paid will be refunded, without interest or deduction.

We reserve the right to amend the terms of this rights offering. If we make an amendment that we consider material, we will extend this rights offering and offer all rights holders the right to revoke any subscription submitted prior to such amendment upon the terms and conditions we set forth in the amendment. The extension of the expiration date of this rights offering will not, in and of itself, be a material amendment for these purposes.

Minimum Subscriptions

We are not requiring minimum subscriptions to complete the rights offering.

Subscription and Information Agent; Delivery of Subscription Materials and Payment

The Subscription and Information Agent for the offering is Securities Transfer Corporation. The address to which rights certificates and payments, other than wire transfers, should be mailed or delivered is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription and Information Agent. Do not send or deliver these materials to the Company.

By Mail, Hand, Express Mail or Overnight Delivery:
2591 Dallas Parkway Suite 102
Frisco, Texas 75034
Attention: George Johnson

If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please call our Subscription and Information Agent for the rights offering, Securities Transfer Corporation, at (469) 633-0101, Ext. 106, Attention: George Johnson, Monday through Friday (except bank holidays), between 9:00 a.m. and 5:00 p.m., New York City Time.

If you have any questions regarding the rights offering, please contact the Subscription and Information Agent.

No Fractional Units, Unit Shares

All Units will be sold at a purchase price of $0.30 per whole Unit. We will not issue fractional Units or fractional shares of our Common Stock. Fractional Units resulting from the exercise of the Rights will be eliminated by rounding down to the nearest whole Unit, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the Subscription and Information Agent will be returned, without interest or deduction, promptly. Similarly, fractional shares resulting from the exercise of the Class A or Class B Unit Warrants included in the Units will be eliminated by rounding down to the nearest whole share, with the total exercise price being adjusted accordingly.

Notice to Nominees

If you are a broker, dealer, custodian bank or other nominee holder that holds shares of our Common Stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their Rights. You should obtain instructions from the beneficial owners, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a registered holder of our Common Stock so instructs, you should complete the rights certificate and submit it to the subscription agent with the proper subscription payment to be received by the expiration date. You may exercise the number of Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our Common Stock on the record date, provided that you, as a nominee record holder, make a proper showing to the Subscription and Information Agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our Common Stock, you will receive your Rights through a broker, dealer, custodian bank or other nominee, and we will ask your nominee to notify you of the rights offering. If you wish to exercise your Rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your Rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate rights certificate, you should contact your nominee as soon as possible and request that a rights certificate be issued to you. You should contact your nominee if you do not receive notice of the rights offering, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the 5:00 p.m., New York City Time, ______, 2014 expiration date.

Non-Transferability of Subscription Rights

The Rights granted to you are non-transferable (other than by operation of law) and, therefore, you may not sell, transfer or assign your Rights to anyone. The Rights will not be listed for trading on any stock exchange or market.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the Subscription and Information Agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

The Subscription and Information Agent will hold funds received in payment for the Units in a segregated account pending completion of the rights offering. The Subscription and Information Agent will hold this money in escrow until the rights offering is completed or is withdrawn and canceled. If the right offering is canceled for any reason, all subscription payments received by the subscription agent will be returned, without interest or deduction, promptly.

Foreign Stockholders

We will mail this prospectus, but not rights certificates, to stockholders of record with addresses that are outside the United States or that have an army post office or foreign post office address. The Subscription and Information Agent will hold the rights certificates for the account of such stockholders. To exercise Rights, our foreign stockholders must notify the Subscription and Information Agent prior to _____, 2014, New York City Time, at least three business days prior to the expiration of the rights offering (or, if the rights offering is extended, on or before three business days prior to the extended expiration date) and demonstrate to the satisfaction of the Subscription and Information Agent that the exercise of such Rights does not violate the laws of the jurisdiction of such stockholder and otherwise make satisfactory arrangements with the Subscription and Information Agent for the exercise of the Rights evidenced by such rights certificates, prior to the expiration of the Rights.

Rights of Subscribers

Your exercise of Rights in this rights offering will give you no additional rights as a stockholder or warrantholder until the Unit Shares and Class A and Class B Unit Warrants you have subscribed for in this rights offering are issued to you.

No Revocation or Change

Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. However, if we make an amendment to this rights offering that we believe to be material, we will extend this rights offering and offer all rights holders the right to revoke any subscription submitted prior to such amendment upon the terms and conditions we set forth in the amendment. The extension of the expiration date of this rights offering will not, in and of itself, be a material amendment for these purposes. You should not exercise your Rights unless you are certain that you wish to purchase additional Units at the subscription price.

Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of these Rights to purchase Units consisting of one Unit Share and one Class A and one Class B Unit Warrant for the reasons described below in “Material U.S. Federal Income Tax Consequences.”

Issuance of Units

Unless we earlier terminate this rights offering, the Unit Shares and Class A and Class B Unit Warrants comprising the Units purchased in this rights offering will be issued promptly following the expiration of this rights offering to those rights holders who have timely and properly completed, signed and delivered a Rights Certificate together with payment of the subscription price for each Unit subscribed for.

Your payment of the aggregate subscription price for Units subscribed for will be retained by the Subscription and Information Agent and will not be delivered to us unless and until your subscription is accepted and you are issued your Unit Shares and Class A and Class B Unit Warrants. You will not be paid any interest on funds paid to the subscription agent, regardless of whether the funds are applied to the subscription price or returned to you. You will have no rights as a stockholder of the Company with respect to the Unit Shares included in the Units subscribed for in this rights offering until the certificates representing such shares are issued to you. You will have no rights as a warrant holder with respect to the Class A and Class B Unit Warrants to purchase our Common Stock included in the Units subscribed for in this rights offering until the certificates representing such Unit Warrants are issued to you. You will be deemed the owner of such Unit Shares and the Class A and Class B Unit Warrants comprising the Units you purchased pursuant to your exercise of Rights upon the issuance of the certificates representing the Unit Shares and Class A and Class B Unit Warrants. Unless otherwise instructed in the Rights Certificate, the Unit Shares and Class A and Class B Unit Warrants issued to you pursuant to your exercise of Rights will be registered in your name or the name of your nominee, if applicable. We will not issue any fractional Units or fractional shares of our Common Stock.

Ambiguities in Exercise of Subscription Rights

If you do not specify the number of Units being subscribed for on your Rights Certificate with respect to your basic subscription right or your over-subscription privilege, or if your payment is not sufficient to pay the total purchase price for all of the Units that you indicated you wished to purchase, you will be deemed to have subscribed for the maximum number of Units that could be subscribed for with the payment that the subscription agent receives from you. If the aggregate subscription price paid by you exceeds the amount necessary to purchase the number of Units which you have indicated an intention to purchase, then you will be deemed to have exercised your basic subscription rights or over-subscription privileges, as the case may be, in full to the extent of the payment tendered to purchase that number of Units equal to the quotient obtained by dividing the payment tendered by the subscription price. Any remaining amount shall be returned to you by mail, without interest or deduction, promptly after the expiration of this rights offering and after all prorations and adjustments contemplated by the terms of this rights offering have been effected.

No Board Recommendation
Our board of directors makes no recommendation to any holder of Rights regarding the exercise of their Rights for Units or the purchase of Warrant Shares upon exercise of the Class A or Class B Unit Warrants included in such Units. Stockholders who exercise Rights or purchase Warrant Shares pursuant to the Class A or Class B Unit Warrants included in the Units risk investment loss on new money invested. We cannot assure you that the market price for our Common Stock will be above the subscription and exercise price or that anyone purchasing Units at the subscription price or shares at the exercise price pursuant to the Class A or Class B Unit Warrants will be able to sell those shares in the future at the same price or a higher price. We urge you to make your decision based on your own assessment of our business and financial condition, our prospects for the future and the terms of the rights offering and the warrants. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our Common Stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section describes certain material U.S. federal income tax consequences to U.S. holders (as defined below) of this offering and the receipt, ownership and disposition of the Rights acquired in this offering and the ownership of Unit Warrants and Unit Shares received upon exercise of the Rights or, if applicable, upon exercise of the over-subscription privilege and the ownership and disposition of Warrant Shares received upon exercise of the Unit Warrants.

This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated by the U.S. Treasury Department thereunder, and administrative rulings and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and may be changed, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed below. This section neither binds nor precludes the IRS from adopting a position contrary to that expressed in this section. Some tax aspects of this offering are not certain and no assurance can be given that the opinions and statements made herein with respect to tax matters will be sustained by a court if the positions were contested by the IRS. We have not sought, and will not seek, an opinion from legal counsel or a ruling from the IRS regarding this offering.

This discussion applies only to U.S. holders who acquire the Rights in this offering. Further, this discussion assumes that the Rights or Unit Warrants or Unit Shares or, if applicable, the over-subscription privilege as well as the Warrant Shares will be held exclusively as capital assets within the meaning of Section 1221 of the Code. In addition, this section does not address all tax considerations that may be applicable to your particular circumstances or to you if you are a U.S. holder that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;
●	regulated investment companies;
●	real estate investment trusts;
●	dealers in securities or commodities;
●	traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

●	tax-exempt organizations;
●	persons liable for alternative minimum tax;
●	persons that hold shares of Common Stock, Unit Warrants, Unit Shares or Warrant Shares as part of a straddle or a hedging or conversion transaction;
●	retirement plans, individual retirement accounts, or other tax deferred accounts;
●	partnerships or other entities treated as partnerships for U.S. federal income tax purposes; or
●	persons whose “functional currency” is not the U.S. dollar.

You are a U.S. holder if you are a beneficial owner of Rights, Unit Warrants, shares of Common Stock or Unit Shares and you are:

●	an individual citizen or resident of the United States;
●
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or
●
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons,” as defined in the Code, have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Department regulations to be treated as a United States person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the Rights or holds Unit Warrants or Unit Shares received upon exercise of the Rights or, if applicable, the over-subscription privilege, or holds Warrant Shares received upon exercise of the Unit Warrants, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the U.S. federal income tax consequences of the receipt and ownership of the Rights or the ownership of Unit Warrants or Unit Shares received upon exercise of the Rights or, if applicable, upon exercise of the over-subscription privilege or Warrant Shares received upon exercise of the Unit Warrants.

This discussion addresses material aspects of U.S. federal income taxation. This discussion does not address any federal non-income, state, local or non-U.S. tax considerations to U.S. holders, nor does it address any tax considerations to persons other than U.S. holders. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. You should consult your own tax advisor regarding the U.S. federal, state, local, non-U.S. and other tax consequences of the receipt, ownership and disposition of the Rights acquired in this offering and the ownership of Unit Warrants or Unit Shares received upon exercise of the Rights or, if applicable, upon exercise of the over-subscription privilege and the ownership and disposition of Warrant Shares received upon exercise of the Unit Warrants, with specific reference to your particular facts and circumstances.

Taxation of Rights

Receipt of Rights

Based upon the facts and tax positions stated herein, the distribution of the Rights should be a non-taxable distribution to U.S. holders of our Common Stock under Section 305(a) of the Code. Section 305(a) of the Code states that a shareholder’s taxable income does not include in-kind stock dividends. However, the general non-recognition rule in Section 305(a) is subject to exceptions in Section 305(b) which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some shareholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other shareholders in a corporation’s assets or earnings and profits. During the last 36 months, we have not made any distributions of cash or non-stock property with respect to: (i) our Common Stock; or (ii) our options or warrants to acquire Common Stock. The distribution of the Rights hereunder is an isolated transaction and is not part of a plan to increase any shareholder’s proportionate interest in our earnings and profits. We do not have any convertible debt outstanding. Nor do we currently intend to issue any convertible debt or pay any dividends on our Common Stock (other than the issuance of the Rights in connection with this offering). In addition, the fact that we have outstanding options and certain other equity-based awards could cause the receipt of Rights pursuant to this offering to be part of a disproportionate distribution, but the outstanding options and other equity-based awards should not cause the Rights issued pursuant to this offering to be part of a disproportionate distribution.

Our position regarding the tax-free treatment of the Right distribution is not binding on the IRS, or the courts, however. If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the Rights would be taxable to holders of our Common Stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits through the end of

2015. The following discussion is based upon the treatment of the Right issuance as a non-recognition event for federal income tax purposes under Section 305(a) of the Code.

Tax Basis and Holding Period of Rights

Your tax basis of the Rights for U.S. federal income tax purposes will depend on the fair market value of the Rights you receive and the fair market value of your existing shares of Common Stock on the date you receive the Rights.

●
If the fair market value of the Rights you receive is 15% or more of the fair market value of your existing shares of Common Stock on the date you receive the Rights, then you must allocate the tax basis of your existing shares of Common Stock between the existing shares of Common Stock and the Rights you receive in proportion to their respective fair market values determined on the date you receive the Rights.

●
If the fair market value of the Rights you receive is less than 15% of the fair market value of your existing shares of Common Stock on the date you receive the Rights, the Rights will be allocated a zero tax basis, unless you elect to allocate the tax basis of your existing shares of Common Stock between the existing shares of Common Stock and the Rights you receive in proportion to their respective fair market values determined on the date you receive the Rights. If you choose to allocate the tax basis between your existing shares of Common Stock and the Rights, you must make this election on a statement included with your U.S. federal income tax return for the taxable year in which you receive the Rights. Such an election is irrevocable.

The fair market value of the Rights on the date the Rights are distributed is uncertain. In determining the fair market value of the Rights, it is necessary to consider all relevant facts and circumstances, including any difference between the price of the Rights, the price at which the Rights will trade, if at all, and the value of the Units (as described below in “Exercise of Rights”) on the date that the Rights are distributed, the length of the period during which the Rights may be exercised and the fact that the Rights are transferable.

Your holding period of the Rights will include your holding period of the shares of Common Stock with respect to which the Rights were distributed.

Exercise of Rights

You generally will not recognize gain or loss upon exercise of the Rights.

For U.S. federal income tax purposes, the purchase of the Unit Shares and Unit Warrants pursuant to the Rights, or, if applicable, upon exercise of the over-subscription privilege, will be treated as the purchase of a Unit consisting of three components: one Unit Share, one Class A Unit Warrant and one Class B Unit Warrant. The Subscription Price for the Unit, and any tax basis in the Rights, must be allocated among the Unit Shares, the Class A Unit Warrants and the Class B Unit Warrants in proportion to their relative fair market values on the date that the Unit is purchased. The allocation of the Subscription Price, and tax basis in your Rights, if any, will establish your initial tax basis for U.S. federal income tax purposes in your Unit Shares and Unit Warrants. We will determine this allocation based upon a valuation, which we will complete following the closing of this offering. Our allocation is not binding on the IRS and no assurance can be given that the IRS will accept our allocation. If the IRS were to successfully challenge our allocation, your tax basis in the Unit Shares and the Unit Warrants may differ substantially from your tax basis as determined pursuant to our allocation.

Your holding period of the Unit Shares and Unit Warrants you receive upon exercise of the Rights or, if applicable, upon exercise of the over-subscription privilege will begin on the date the Rights are exercised.

Expiration of Rights

If you do not exercise the Rights, you should not recognize a gain or loss for U.S. federal income tax purposes and any portion of the tax basis of your existing shares of Common Stock previously allocated to the Rights not exercised, if any, will be re-allocated to the existing Common Stock.

Sale or Other Disposition of Rights

If you sell or otherwise dispose of the Rights received in this offering prior to the expiration date, you will recognize capital gain or loss equal to the difference, if any, between (i) the amount of cash and the fair market value of any property received upon such taxable disposition, and (ii) your adjusted tax basis, if any, in the Rights being sold or otherwise disposed of (determined as described above). Any capital gain or loss will be long-term capital gain or loss if the holding period for the Rights, determined as described in “Tax Basis and Holding Period of Rights” above, exceeds one year at the time of disposition.

Taxation of Unit Warrants

Sale or other Taxable Disposition of Unit Warrants

Upon the sale, exchange or other taxable disposition of a Unit Warrant, in general, you will recognize taxable gain or loss measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received upon such taxable disposition, and (ii) your adjusted tax basis in the Unit Warrant as allocated pursuant to the rules discussed herein. Your gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if, at the time of the sale or other disposition, your holding period for the Unit Warrant is more than one year.

Exercise of Unit Warrants

It is expected that those exercising a Unit Warrant will not recognize gain or loss for U.S. federal income tax purposes because the Unit Warrant should be treated as an option to acquire Common Stock. A U.S. holder exercising a Unit Warrant will have an initial tax basis in Common Stock received, equal to such person’s adjusted tax basis in the Unit Warrant exercised, increased by the amount of cash paid to exercise the Unit Warrant. If the Unit Warrant is treated as an option to acquire Common Stock, a person’s holding period for the Common Stock received on exercise generally will commence on the day following the exercise.

Lapse of Unit Warrants

A person that allows a Unit Warrant to lapse will generally recognize a loss for U.S. federal income tax purposes equal to the adjusted tax basis of the Unit Warrant. In general, such a loss will be a capital loss, and will be a short-term or long-term capital loss depending on the person’s holding period for the Unit Warrant.

Certain Adjustments to the Unit Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Unit Warrants, or an adjustment to the exercise price of the Unit Warrants, may be treated as a constructive distribution to a U.S. holder of the Unit Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of Unit Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Unit Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. See the more detailed discussion of the rules applicable to distributions made by us under the heading “Distributions” below.

Tax Consequences of the Acquisition, Ownership and Disposition of Unit Shares and Warrant Shares

Distributions

Distributions made on Unit Shares and Warrant Shares generally will be included in your income as ordinary dividend income to the extent of our current and accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of our taxable year in which the distribution occurs. However, with respect to dividends received by certain non-corporate U.S. holders (including individuals), such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in the Unit Shares or Warrant Shares and thereafter as capital gain from the sale or exchange of such Unit Shares or Warrant Shares, which will be taxable according to rules discussed under the heading “Sale, Certain Redemptions or Other Taxable Dispositions of Unit Shares and Warrant Shares,” below. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations.

Sale, Certain Redemptions or Other Taxable Dispositions of Unit Shares and Warrant Shares

Upon the sale, certain qualifying redemptions, or other taxable disposition of Unit Shares or Warrant Shares, you generally will recognize capital gain or loss equal to the difference, if any, between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) your adjusted tax basis in the Unit Shares or Warrant Shares. Such capital gain or loss will be long-term capital gain or loss if your holding period in the Unit Shares or Warrant Shares is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) will generally be subject to a maximum U.S. federal income tax rate of 20%. Deductions for capital losses are subject to complex limitations under the Code.

Additional Tax on Passive Income

Certain individuals, estates and trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from disposition of property (other than property held in certain trades or businesses). You should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of Rights, Unit Shares, Unit Warrants and Warrant Shares.

Information Reporting and Backup Withholding

In general, payments made to you of proceeds from the sale or other disposition of Rights, Unit Shares, Unit Warrants or Warrant Shares may be subject to information reporting to the IRS and possible U.S. federal income tax backup withholding (currently at a rate of 28%). Backup withholding will not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9 or valid substitute Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE RIGHTS IS COMPLEX AND POTENTIALLY UNFAVORABLE TO U.S. HOLDERS. ACCORDINGLY, EACH U.S. HOLDER WHO ACQUIRES RIGHTS IS STRONGLY URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF THE ACQUISITION OF THE RIGHTS, WITH SPECIFIC REFERENCE TO SUCH PERSON’S PARTICULAR FACTS AND CIRCUMSTANCES.

PLAN OF DISTRIBUTION

On or about the date of this prospectus, we will distribute the Rights, Rights Certificates and copies of this prospectus to individuals who owned shares of common stock of record as of 5:00 p.m., New York City Time, on the record date of _____, 2014 for the rights offering. If you wish to exercise your Rights and purchase Units, you should complete the Rights Certificate and return it with payment for the Units, to the Subscription and Information Agent, Securities Transfer Corporation. See “The Rights Offering — Method of Exercising Subscription Rights.” If you have any questions, you should contact Securities Transfer Corporation, at (469) 633-0101, Ext. 106, Attention: George Johnson.

We have agreed to pay the Subscription and Information Agent customary fees plus certain expenses in connection with the rights offering. Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the rights offering.

Some of our officers, employees and directors may solicit responses from you as a holder of Rights. None of our officers, directors or employees will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Units.

DETERMINATION OF OFFERING PRICE

In determining the Subscription Price, our Board considered a number of factors, including the need to offer the Units at a price that would be attractive to investors relative to the then current trading and historical trading prices for our Common Stock, historical and current trading prices for our Common Stock, conditions in the stock market and the financial services industry in general, our need for capital and alternatives available to us for raising capital, and the desire to provide an opportunity to our stockholders to participate in the offering on a pro rata basis. In conjunction with its review of these factors, the Board also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, and the outlook for our industry, our current financial condition and regulatory status and a range of discounts to market value represented by the subscription prices in various prior rights offerings.

The Subscription Price is not necessarily related to our book value, tangible book value, earnings per share or any other established criteria of value and may or may not be considered the fair value of our common stock or of the Units to be offered in the rights offering. You should not consider the Subscription Price as an indication of value of the Company or our Common Stock or of the Units. You should not assume or expect that, after the offering, our shares of Common Stock will trade at or above the Subscription Price in any given time period. The market price of our Common Stock may decline during or after the offering, and you may not be able to sell the underlying shares of our Common Stock included in the Units or underlying the warrants included in the Units purchased during the offering at a price equal to or greater than the Subscription Price. You should obtain a current quote for our common stock before exercising your Rights or the warrants included in the Units and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

We are a Delaware corporation. The rights of our stockholders and determined by our certificate of incorporation and bylaws and the provisions of the Delaware General Corporation Law. We are authorized to issue 100,000,000 shares of common stock, $0.01 par value, of which 37,036,916 shares were issued and outstanding as of November 12, 2014. We are also authorized to issue 10,000,000 shares of preferred stock, par value $0.001, none of which have been issued as of November 12, 2014.

Common Stock, Unit Shares and Warrant Shares

The holders of common stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders. The holders of common stock have the sole right to vote, except as otherwise provided by law or by our certificate of incorporation, including provisions governing any preferred stock. The common stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors is by a plurality of the vote. Other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Subject to the rights of any outstanding shares of preferred stock, of which there are currently none, the holders of common stock are entitled to receive dividends, if declared by our Board out of funds legally available. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

The authorized but unissued shares of our common stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offering to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our Board to issue shares of stock to persons friendly to existing management, which may deter or frustrate a takeover of the Company.

Preferred Stock

We are authorized to issue of blank check authorized preferred stock. No shares of preferred stock are issued and outstanding, and we have no present plans for the issuance thereof. Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series. Our board of directors may also designate the rights, preferences, and privileges of each series of preferred stock, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

●	restricting dividends on the common stock;
●	diluting the voting power of the common stock;
●	impairing the liquidation rights of the common stock; and
●	delaying or preventing a change in control without any further action by the stockholders.

Rights

The Rights to subscribe for Units are separate securities from their underlying Units. This section describes the terms and provisions of those Rights. For further information about these Rights and this rights offering, please see “The Rights Offering” in this prospectus.

We are distributing non-transferable Rights at no charge to the holders of record as of the record date of our outstanding shares of Common Stock.  We are distributing one (1) Right for every outstanding share of Common Stock. Each seven (7) Rights will entitle the holder thereof to purchase, at the holder's election and subject to the satisfaction of the minimum subscription amount, at the subscription price of $0.30 (the "Subscription Price"), one (1) Unit. As a result, if you hold fewer than seven (7) shares of our Common Stock on the record date, then you will not be able to satisfy the minimum subscription amount (as defined below) and will not be able to participate in this offering. Each Right entitles the holder to a basic subscription right and an over-subscription privilege.

The Rights may be exercised at any time during the subscription period, which will commence the record date and end at 5:00 p.m., New York City Time, on _____, 2014 (the "Subscription Period"). The Rights will expire and will have no value unless exercised prior to the expiration of the Subscription Period, unless the Subscription Period is extended. We may extend the Subscription Period, although we have no current plans to do so. You should carefully consider whether to exercise your Rights before the expiration of the Subscription Period. All exercises of Rights are irrevocable. We may cancel, modify or amend the rights offering at any time and for any reason prior to the expiration of the Subscription Period. If we cancel the rights offering, the Subscription and Information Agent will return promptly, without interest or penalty, all payments of the aggregate Subscription Price it has received for the cancelled rights offering.

Units

Each Unit will consist of (a) a Unit Share, (b) one non-transferable Class A Unit Warrant and (c) one non-transferable Class B Unit Warrant. Stockholders may only purchase whole Units in denominations of $0.30 per Unit (the "minimum subscription amount") in the offering. The Units will separate immediately upon issuance into Unit Shares and Class A and Class B Unit Warrants.

Class A and Class B Unit Warrants

This section describes the material terms of the Class A and Class B Unit Warrants to be issued in the rights offering. Each Class A Unit Warrant entitling the holder thereof to purchase one Warrant Share at an exercise price of $0.45 for a period of five years following the closing of the offering. Each Class B Unit Warrant entitling the holder thereof to purchase one Warrant Share at an exercise price of $0.60 for a period of five years following the closing of the offering.  Other than the difference in exercise price, the Class A and Class B Warrants are identical.

These Class A and Class B Unit Warrants have different terms than the warrants we have previously issued, and there are currently none of these Class A or Class B Unit Warrants outstanding. You should also read the form of Class A and Class B Unit Warrant which is being filed as exhibits hereto.

The Class A and Class B Unit Warrants will be issued in registered form under, and will be governed by, an indenture to be dated as of the date of the closing of the rights offering (which we refer to as the “Warrant Indenture”) between us, and Securities Transfer Corporation as warrant agent.

For the life of the Class A and Class B Warrants, subject to their terms, the holders of the Class A and Class B Warrants have the opportunity to profit from a rise in the market price of the shares of Common Stock without assuming the risk of ownership of the underlying shares of Common Stock. Furthermore, the terms on which we obtain additional capital during the life of the Class A and Class B Warrants may be adversely affected by the existence of these Class A and Class B Unit Warrants.

From time to time, we and the warrant agent, without the consent of the holders of Class A and Class B Unit Warrants, may amend or supplement the Warrant Indenture for certain purposes, including curing defects or inconsistencies or making any change that, in the opinion of the warrant agent, does not prejudice the rights of the warrant agent or the holders of the Class A and Class B Unit Warrants. In accordance with and subject to the terms of the Warrant Indenture, amendments or supplements to the Warrant Indenture that so prejudice the interests of either or both of the holders of the Class A and Class B Unit Warrants may only be made by “extraordinary resolution”, which will be defined in the Warrant Indenture as a resolution either (i) passed at a meeting of the holders of Class A and/or Class B Unit Warrants at which there are holders of Class A and Class B Unit Warrants, respectively, present in person or represented by proxy representing at least 25% of the aggregate number of shares of common stock which may be acquired pursuant to all the then outstanding Class A and Class B Unit Warrants, respectively, and passed by the affirmative vote of holders of Class A and Class B Unit Warrants, respectively, representing not less than 66 2/3% of the votes cast upon such resolution; or (ii) adopted by an instrument in writing signed by the holders of Class A and Class B Unit Warrants, respectively, entitled to acquire not less than 66 2/3% of the aggregate number of shares of common stock which may be acquired pursuant to all the then outstanding Class A and Class B Unit Warrants, respectively.

All of the foregoing statements are subject to the more detailed provisions of the Warrant Indenture. The Warrant Indenture is filed as an exhibit to the Registration Statement on Form S-1 of which this prospectus forms a part.

Shares of Common Stock Subject to the Class A and Class B Unit Warrant

The Class A Unit Warrants are initially exercisable for an aggregate of 5,290,988 shares of our Common Stock. The Class B Unit Warrants are initially exercisable for an aggregate of 5,290,988 share of our Common Stock. The number of shares subject to the Class A and Class B Unit Warrants  is subject to adjustment described below.

Exercise of the Class A and Class B Unit Warrants

The initial exercise price for the Class A Unit Warrant per share, subject to adjustment, is $0.45.  The initial exercise price for the Class B Unit Warrant per share, subject to adjustment, is $0.60. Subject to state securities laws, the Class A and Class B Unit Warrants may be exercised from the date of issuance until any time on or before 5:00 pm, New York City Time on or before the fifth anniversary of the closing of this rights offering.  We are not required to issue fractional shares upon the exercise of the Class A or Class B Unit Warrants (and are not required to pay cash in lieu of the issuance of fractional shares).

Restrictions on Transfer

The Class A and Class B Unit Warrants are non-transferrable.

Voting Rights

The holders of the Class A and Class B Unit Warrants shall have no voting rights or other rights as a stockholder before (and then only to the extent) the Class A and Class B Unit Warrants have been exercised.

Market

There is no market for the Class A or the Class B Unit Warrants and, since they are non-transferrable, we do not anticipate any market in the Class A or Class B Unit Warrants will develop.

Adjustments to the Warrants

The Warrant Indenture will provide for adjustment in the number of shares of common stock issuable upon the exercise of the Warrants and/or the exercise price per share of common stock upon the occurrence of certain events, including:

(a)
the issuance of shares of common stock or securities exchangeable for or convertible into shares of common stock at no additional cost to all or substantially all of the holders of the shares of common stock by way of a stock dividend or other distribution;

(b)	the subdivision, redivision or change of the shares of common stock into a greater number of shares;

(c)	the reduction, combination or consolidation of the shares of common stock into a lesser number of shares;

(d)
the issuance to all or substantially all of the holders of the shares of common stock of rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issuance, to subscribe for or purchase shares of common stock, or securities exchangeable for or convertible into shares of common stock, at a price per share of common stock to the holder (or at an exchange or conversion price per share of common stock) of less than 95% of the “Current Market Price,” as defined in the Warrant Indenture, for the shares of common stock on such record date;

(e)
the issuance or distribution to all or substantially all of the holders of shares of common stock of securities of our Company (including securities exchangeable for or convertible into shares of common stock), or other property or assets of our Company; and

(f)
an issuer bid or tender or exchange offer (other than an odd lot offer or a normal course issuer bid) made by the Company to all or substantially all of the holders of the shares of common stock for all or any portion of the shares of common stock where the cash and the value of any other consideration included in such payment per share of common stock exceeds the “Current Market Price,” as defined in the Warrant Indenture, per share of common stock on the trading day immediately preceding commencement of the issuer bid or tender or exchange offer.

The Warrant Indenture will also provide for adjustment in the class and/or number of shares of common stock issuable upon the exercise of the Warrants and/or exercise price per share of common stock in the event of the following additional events:

(a)	re-classification of the shares of common stock (other than as described above);

(b)
consolidation, amalgamations, arrangements or mergers of our Company with or into any other corporation or other entity (other than consolidations, amalgamations, arrangements or mergers which do not result in any reclassification of the outstanding shares of common stock or a change of the shares of common stock into other shares); or

(c)
the transfer of the property or assets of our Company as an entirety or substantially as an entirety to another corporation or entity (other than transfers of the property or assets of our Company which do not result in any reclassification of the outstanding shares of common stock or a change of the shares of common stock into other shares).

No adjustment to the exercise price or the number of shares of common stock purchasable upon the exercise of the Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would result in a change of at least 1% in the prevailing exercise price or a change in the number of shares of common stock purchasable upon exercise by at least one one-hundredth of a share of common stock, as the case may be.

We will also covenant in the Warrant Indenture that, during the period in which the Warrants are exercisable, we will give notice to each registered holder of Warrants of certain stated events, including events that would result in an adjustment to the exercise price for the Warrants or the number of shares of common stock issuable upon exercise of the Warrants, at least 14 days prior to the record date or effective date, as the case may be, of such event.

Registration Statement

We are required to use our reasonable best efforts to maintain an effective registration statement for the issuance of the Warrant Shares underlying the Class A and Class B Unit Warrants until the earlier of the expiration date of the Class A and Class B Warrants and the date on which no Class A or Class B Warrants remain outstanding (provided, however, that nothing shall prevent our amalgamation, arrangement, merger or sale, including any take-over bid, and any associated delisting or deregistration or ceasing to be a reporting issuer, provided that, so long as the Class A and Class B Warrants are still outstanding and represent a right to acquire securities of the acquiring company, the acquiring company shall assume our obligations under the Warrant Indenture). If no such registration statement is effective, no person holding Class A or Class B Warrants will be permitted to exercise the Class A or Class B Warrants, unless an exemption from the registration requirements of the U.S. Securities Act of 1933, amended (which we refer to as the “U.S. Securities Act”) is available. During any such period, any person holding Class A or Class B Warrants may give notice to us of their desire to exercise the Class A or Class B Warrants, at which time we will, at our sole discretion, either (i) redeem the Class A or Class B Warrants held by them for a redemption price equal to the difference between the current market price (as applicable) per share of Common Stock and the exercise price, multiplied by the number of shares of common stock otherwise issuable upon the exercise of the Class A or Class B Warrants or (ii) permit the cashless exercise of the Class A or Class B Warrants and issue such number of shares of Common Stock calculated pursuant to the provisions of the Warrant Indenture, provided that such shares of Common Stock shall not be subject to any transfer restrictions in the United States. If no such registration statement is effective, we will notify the warrant agent in accordance with the provisions of the Warrant Indenture.

DILUTION
If the rights offering is fully subscribed, we expect to receive net proceeds from the rights offering of approximately $1.5 million, after deducting fees and expenses estimated to be $96,000. Our tangible book value, which includes mineral properties, as of August 31, 2014 was approximately $1.84 million, or $0.05 per share of our Common Stock, based upon 37,036,916 shares of our Common Stock outstanding as of August 31, 2014. Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding Common Stock.

If you invest in the Units, your interest in the Unit Shares will be diluted to the extent of the difference between the assumed price of the Unit Shares in this offering ($0.28) and the pro forma net tangible book value per share of Common Stock immediately upon the completion of this offering.

The pro forma net tangible book value of the shares of Common Stock as of the closing of this offering will be as provided in the following table for the indicated amounts raised in the offering at the offering price per Unit of $0.30 (with $0.28 being allocated to the Unit Share and $0.01 for each of the Class A and Class B Unit Warrants). There is no minimum offering amount.

Amount Raised	Unit Shares Issued	Pro Forma Net Tangible Book Value Per Share
$500,000	1,666,666	$0.06
$1,000,000	3,333,333	$0.07
$1,587,296	5,290,988	$0.08

Pro forma net tangible book value per share has been determined by dividing net tangible book value (book value of total assets less intangible assets, less total liabilities) by the number of shares of Common Stock expected to be outstanding at the closing of this offering, assuming that the indicated amounts of Unit Shares are issued at the offering price of $0.30 per Unit, and offering expenses of approximately $96.000.

The Pro Forma net tangible book value per share will represent an immediate dilution to purchasers in this offering from the $0.28 offering price allocated to the Unit Share, as illustrated in the following table:

Amount Raised	Pro Forma Net Tangible Book Value	Dilution ($)	Dilution as a Percentage of the Offering Price
$500,000	$0.06	$0.22	79%
$1,000,000	$0.07	$0.21	75%
$1,587,296	$0.08	$0.20	71%

BUSINESS

Corporate Organization and History

We were incorporated in the State of Nevada in 1970 as Standard Silver Corporation. In July 2004, our Articles of Incorporation were amended and restated to increase the number of shares of common stock to 25,000,000, and in March 2007, we affected a 1 for 2 reverse stock split. In September 2008, we amended and restated our Articles of Incorporation to: (i) increase of the number of shares of common stock from 25,000,000 to 100,000,000; and to (ii) authorize an additional 10,000,000 shares of preferred stock, to be issued at management’s discretion. In September 2010, we amended our Amended and Restated Articles of Incorporation to change our name from Standard Silver Corporation to Texas Rare Earth Resources Corp.

On August 24, 2012, we changed our state of incorporation from the State of Nevada to the State of Delaware (the “Reincorporation”) pursuant to a plan of conversion dated August 24, 2012. The Reincorporation was previously submitted to a vote of, and approved by, our stockholders at a special meeting of the stockholders held on April 25, 2012.

Our common stock is traded on the OTCQX U.S. operated by OTC Markets Group Inc. under the symbol “TRER.” The market for our common stock on the OTCQX U.S. is extremely limited, sporadic and highly volatile.

Our fiscal year-end is August 31.

Narrative Description of Business

We are a mining company engaged in the business of the acquisition, exploration and development of mineral properties.  We currently hold two nineteen year leases, executed in September 2011 and November 2011 respectively, to explore and develop a 950 acre rare earths project located in Hudspeth County, Texas known as the Round Top Project.  We also have prospecting permits covering 9,345 acres adjacent to the Round Top Project.  Our principal focus is on developing a metallurgical process to concentrate or otherwise extract the metals from the Round Top Project’s rhyolite, although we will continue to examine other opportunities in the region as they develop. We currently have limited operations and have not established that any of our projects or properties contain any Proven or Probable Reserves under SEC Industry Guide 7 (“Guide 7”).

On November 8, 2011, we announced that our supplementary operating plan to expand exploration activities at our Round Top Project had been approved by the Texas General Land Office (GLO); the expanded development and exploration drill plan called for an additional 40 drill holes and 4 diamond core holes for an estimated planned drilled footage of 20,000 feet. The program included 4,000 feet of Core drilling to establish a high level of confidence in the mineralization, provide physical engineering data and additional metallurgical sample. During 2011-2012 the permits were amended and there were 41,765 feet of reverse circulation drilling and 1,294.5 feet of core drilling done on Round Top.

On March 20, 2012, we submitted for approval an updated plan of operations.  The updated plan of operations consisted of the reclassification of the drilling program through to a feasibility study into three phases.  Phase 1 consists of 25 drill locations, phase 2 consists of 41 drill locations and phase 3 consists of 27 drill locations all located on the Round Top Project.   The plan of operations also included two locations for 100 ton bulk sample collection for additional metallurgical tests. We have suspended this phase of physical exploration and development at the Round Top Project pending development of a metallurgical process to extract the potentially marketable metals.

On June 22, 2012, we published our Preliminary Economic Assessment for our Round Top Project, entitled “NI 43-101 Preliminary Economic Assessment Round Top Project, Sierra Blanca, Texas,” dated June 22, 2012, effective as of May 15, 2012 (the “PEA”).

On October 3, 2012, our management released updated economic projections related to various revisions to the proposed mine plan presented in the PEA.

On March 6, 2013, we purchased the surface lease at the Round Top Project, known as the West Lease, from the Southwest Wildlife and Range Foundation (the “Foundation”) for $500,000 cash and 1,063,830 shares of our common stock. We also agreed to support the Foundation through an annual payment of $45,000 for ten years to support conservation efforts within the Rio Grande Basin and in particular engaging in stewardship of Lake Amistad, a large and well-known fishing lake near Del Rio, Texas. The West Lease comprises approximately 54,990 acres and is fully paid until 2028, thereby having a lease value of approximately $1,364,852. Most importantly, purchase of the surface lease gave us unrestricted surface access for the potential development and mining of our Round Top Project.

On May 8, 2013, we released testing results by an independent laboratory of the leaching characteristic of the rhyolite at our Round Top Project, which demonstrates characteristics that may be favorable to heap leach mining at the Round Top Project. These leaching characteristics are described in greater detail below under the section heading “Properties – Round Top Project – Metallurgy”.

On September 30, 2013 we released the results on column leach testing by an independent laboratory and announced our intention to issue a revised PEA based on a heap leach operation designed to produce approximately 2,500 tons per year of heavy rare earth elements plus yttrium. The column leach testing results are described in greater detail below under the section heading “Properties – Round Top Project – Metallurgy”.

On December 23, 2013, we published a revised version of the June 2012 Preliminary Economic Assessment (the “Revised PEA”) based on a 20,000 tonne per day heap leach operation using a conventional element separation plant. The mineralized material estimate was recalculated to include uranium, niobium, tantalum and tin. The Revised PEA assesses the potential economic viability of the simplified and "scaled down” operation which we believe is a much better fit with the present rare earth market.

On September 8, 2014, we announced that we had completed an internal analysis suggesting that there is a reasonable possibility to adapt a lower volume staged growth approach to development of our Round Top project.  The analysis indicated that an operation designed to produce a selected group of separated REE products in the range of 350-450 tonnes per year range, could potentially yield favorable mine economics.  The goal of the proposed staged approach would be to increase mining rates if and when our products gained acceptability.  The analysis suggested that capital needs in the Revised PEA could be proportionally reduced in relation to the lower volume initial stage. We are currently conducting a more detailed analysis of the relative capital expenses and operating expenses requirements of a scaled down processing plant with both solvent extraction and ion exchange processes under evaluation. We believe the lower capital requirements of a staged startup could offset any marginal increase in unit operating costs.

On October 29, 2014, we announced that we had executed agreements with the Texas General Land Office securing the option to purchase the surface rights covering the potential Round Top project mine and plant areas and, separately, a lease to develop the water necessary for the potential Round Top project mine operations.

The option to purchase the surface rights covers approximately 5,670 acres over the mining lease and the additional acreage adequate to site all potential heap leaching and processing operations as currently anticipated by the Company. We may exercise the option for all or part of the option acreage at any time during the sixteen year primary term of the mineral lease. The option can be kept current by an annual payment of $10,000. The purchase price will be the appraised value of the surface at the time of exercising the option.

The ground water lease secures our right to develop the ground water within a 13,120 acre lease area located approximately 4 miles from the Round Top deposit. The lease area contains five existing water wells. It is anticipated that all potential water needs for the Round Top project mine operations would be satisfied by the existing wells covered by this water lease. This lease has an annual minimum production payment of $5,000 prior to production of water for the operation. After initiation of production we will pay $0.95 per thousand gallons or $20,000 annually, whichever is greater. This lease remains effective as long as the mineral lease is in effect.

Cautionary Note to Investors: The PEA and Revised PEA have been prepared in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) — CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. The Company has voluntarily had the PEA and Revised PEA prepared in accordance with NI 43-101 but the Company is not subject to regulation by Canadian regulatory authorities and no Canadian regulatory authority has reviewed the PEA or Revised PEA or passed upon its accuracy or compliance with NI 43-101. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in SEC Industry Guide 7 under the United States Securities Act of 1933, as amended (the “Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures. Accordingly, information in the PEA and Revised PEA contains descriptions of our mineral deposits that may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder. Our project as described in the PEA and Revised PEA currently does not contain any known proven or probable ore reserves under SEC Industry Guide 7 reporting standards. U.S. investors are urged to consider closely the disclosure in the Registrant’s latest reports and registration statements filed with the SEC. U.S. Investors are cautioned not to assume that any defined resources in these categories will ever be converted into SEC Guide 7 compliant reserves.

Trends – Rare-Earth Market

Rare earth elements (or “REEs”) are a group of chemically similar elements that usually are found together in nature; they are referred to as the “lanthanide series.” These individual elements have a variety of characteristics that are important in a wide range of technologies, products, and applications and are critical inputs in existing and emerging applications including: computer hard drives, cell phones, clean energy technologies, such as hybrid and electric vehicles and wind power turbines; multiple high-tech uses, including fiber optics, lasers and hard disk drives; numerous defense applications, such as guidance and control systems and global positioning systems; and advanced water treatment technology for use in industrial, military and outdoor recreation applications. As a result, global demand for REE is projected to steadily increase due to continuing growth in existing applications and increased innovation and development of new end uses.  Interest in developing resources domestically has become a strategic necessity as there is limited production of these elements outside of China.  Our ability to raise additional funds in order to complete our plan of exploration and, if warranted, development at the Round Top Project may be impacted by future prices for REEs.

Pricing for REEs has experienced significant volatility over the past several years, but current prices for all REEs remain significantly higher than pre-2010 levels, although they have fallen from the peak levels seen in 2011. According to www.metal-pages.com (“Metal-Pages”) REE prices increased from mid-2010 to mid-2011 approximately 2,000 to 3,000 percent, depending on the element, and then REE prices began decreasing through the end of 2011. REO prices of individual oxides increased considerably during the first two quarters of 2011 but declined thereafter through to the end of the year.  Beginning in the second quarter of 2012, REE prices have decreased significantly for all REEs.

Pricing is affected by a number of factors, including the general health of the global economy, efforts to institute greater environmental reforms in China, industry consolidation, stockpile build-ups in China and by consumers and governments, lack of certainty regarding future REE production, development and continued use of REE technologies, potential oversupply, potential substitution of other metals, and potential for recycling REEs.

REE supply markets continue to be dominated by China, which produced an estimated 86% of the global REE production in 2012. IMCOA forecasts that global rare earth supply will increase to 180,000 mt in 2016, with China producing approximately 65% of that total. In relation to global REE demand, based on the IMCOA Report, REE total demand is forecasted to increase from 115,000 tonnes in 2012 to 162,500 tonnes in 2016.  It is forecasted that the demand for REE will increase at a rate of eight to 10 percent per year for the next five to 10 years, but this is dependent on continued development and use of REEs in new technologies.

We plan on focusing primarily on so-called “heavy” rare earth elements (HREE). The supply market for HREEs is dominated by the Chinese who control approximately 99% of the market.  In addition to the pricing influences mentioned above applicable to all REEs, pricing of HREEs in the future is expected to be highly influenced by China policies of HREE supply and China stockpile buildups.

Sources and Availability of Raw Materials

We are currently in the exploration stage and as such we do not require any significant raw materials in order to carry out our primary operating activities. Our primary operating objective is to explore and develop the Round Top Project. For at least the next year, we expect to continue to require the use of contract drilling services in order to obtain additional geological information. In the past year we have been able to secure contract drilling services without excessive delay and costs. We except the contract drilling services will continue to be available over the next year.

The raw materials that our current operations rely on are gasoline and diesel fuel for the exploration vehicles and for the heavy equipment required to build roads and conduct drilling operations. Water is provided per service contract by Eagle Mountain Gang which is used for the drilling operations.

Seasonality

Seasonality in the State of Texas is not a material factor to our operations for our project.

Competition

The mining industry is highly competitive.  We compete with numerous companies, substantially all with greater financial resources available to them.  We therefore are operating at a significant disadvantage in the course of acquiring mining properties and obtaining materials, supplies, labor, and equipment.  Additionally, we are and will continue to be an insignificant participant in the business of exploration and mineral property development.  A large number of established and well-financed companies are active in the mining industry and will have an advantage over us if they are competing for the same properties.  Nearly all such entities have greater financial resources, technical expertise and managerial capabilities than ourselves and, consequently, we will be at a competitive disadvantage in identifying possible mining properties and procuring the same.

China accounts for the vast majority of rare earth element production.  While rare earth element projects exist outside of China, very few are in actual production. Further, given the timeline for current exploration projects to come into production, if at all, it is likely that the Chinese will be able to dominate the market for rare earth elements into the future.  This gives the Chinese a competitive advantage in controlling the supply of rare earth elements and engaging in competitive price reductions to discourage competition.  Any increase in the amount of rare earth elements exported from other nations, and increased competition, may result in price reductions, reduced margins and loss of potential market share, any of which could materially adversely affect our profitability. As a result of these factors, we may not be able to compete effectively against current and future competitors.

Government Approvals

The exploration, drilling and mining industries operate in a legal environment that requires permits to conduct virtually all operations.  Thus permits are required by local, state and federal government agencies.   Local authorities, usually counties, also have control over mining activity.  The various permits address such issues as prospecting, development, production, labor standards, taxes, occupational health and safety, toxic substances, air quality, water use, water discharge, water quality, noise, dust, wildlife impacts, as well as other environmental and socioeconomic issues.

Prior to receiving the necessary permits to explore or mine, the operator must comply with all regulatory requirements imposed by all governmental authorities having jurisdiction over the project area.  Very often, in order to obtain the requisite permits, the operator must have its land reclamation, restoration or replacement plans pre-approved. Specifically, the operator must present its plan as to how it intends to restore or replace the affected area. Often all or any of these requirements can cause delays or involve costly studies or alterations of the proposed activity or time frame of operations, in order to mitigate impacts.  All of these factors make it more difficult and costly to operate and have a negative and sometimes fatal impact on the viability of the exploration or mining operation. Finally, it is possible that future changes in these laws or regulations could have a significant impact on our business, causing those activities to be economically reevaluated at that time.

Effect of Existing or Probable Government and Environmental Regulations

Mineral exploration, including mining operations are subject to governmental regulation. Our operations may be affected in varying degrees by government regulation such as restrictions on production, price controls, tax increases, expropriation of property, environmental and pollution controls or changes in conditions under which minerals may be marketed. An excess supply of certain minerals may exist from time to time due to lack of markets, restrictions on exports, and numerous factors beyond our control. These factors include market fluctuations and government regulations relating to prices, taxes, royalties, allowable production and importing and exporting minerals. The effect of these factors cannot be accurately determined, and we are not aware of any probable government regulations that would impact the Company.  This section is intended as a brief overview of the laws and regulations described herein and is not intended to be a comprehensive treatment of the subject matter.

Overview.  Like all other mining companies doing business in the United States, we are subject to a variety of federal, state and local statutes, rules and regulations designed to protect the quality of the air and water, and threatened or endangered species, in the vicinity of its operations. These include “permitting” or pre-operating approval requirements designed to ensure the environmental integrity of a proposed mining facility, operating requirements designed to mitigate the effects of discharges into the environment during exploration, mining operations, and reclamation or post-operation requirements designed to remediate the lands affected by a mining facility once commercial mining operations have ceased.

Federal legislation in the United States and implementing regulations adopted and administered by the Environmental Protection Agency, the Forest Service, the Bureau of Land Management, the Fish and Wildlife Service, the Army Corps of Engineers and other agencies—in particular, legislation such as the federal Clean Water Act, the Clean Air Act, the National Environmental Policy Act, the Endangered Species Act, the National Forest Management Act, the Wilderness Act, and the Comprehensive Environmental Response, Compensation and Liability Act—have a direct bearing on domestic mining operations. These federal initiatives are often administered and enforced through state agencies operating under parallel state statutes and regulations.

The Clean Water Act.  The federal Clean Water Act is the principal federal environmental protection law regulating mining operations in the United States as it pertains to water quality.

At the state level, water quality is regulated by the Environment Department, Water and Waste Management Division under the Water Quality Act (state). If our exploration or any future development activities might affect a ground water aquifer, it will have to apply for a Ground Water Discharge Permit from the Ground Water Quality Bureau in compliance with the Groundwater Regulations. If exploration affects surface water, then compliance with the Surface Water Regulations is required.

The Clean Air Act.  The federal Clean Air Act establishes ambient air quality standards, limits the discharges of new sources and hazardous air pollutants and establishes a federal air quality permitting program for such discharges. Hazardous materials are defined in the federal Clean Air Act and enabling regulations adopted under the federal Clean Air Act to include various metals. The federal Clean Air Act also imposes limitations on the level of particulate matter generated from mining operations.

National Environmental Policy Act (NEPA).  NEPA requires all governmental agencies to consider the impact on the human environment of major federal actions as therein defined.

Endangered Species Act (ESA).  The ESA requires federal agencies to ensure that any action authorized, funded or carried out by such agency is not likely to jeopardize the continued existence of any endangered or threatened species or result in the destruction or adverse modification of their critical habitat. In order to facilitate the conservation of imperiled species, the ESA establishes an interagency consultation process. When a federal agency proposes an action that “may affect” a listed species, it must consult with the USFWS and must prepare a “biological assessment” of the effects of a major construction activity if the USFWS advises that a threatened species may be present in the area of the activity.

National Forest Management Act.  The National Forest Management Act, as implemented through title 36 of the Code of Federal Regulations, provides a planning framework for lands and resource management of the National Forests. The planning framework seeks to manage the National Forest System resources in a combination that best serves the public interest without impairment of the productivity of the land, consistent with the Multiple Use Sustained Yield Act of 1960.

Wilderness Act.  The Wilderness Act of 1964 created a National Wilderness Preservation System composed of federally owned areas designated by Congress as “wilderness areas” to be preserved for future use and enjoyment.

The Comprehensive Environmental Response, Compensation and Liability Act (CERCLA).  CERCLA imposes clean-up and reclamation responsibilities with respect to discharges into the environment, and establishes significant criminal and civil penalties against those persons who are primarily responsible for such discharges.

The Resource Conservation and Recovery Act (RCRA).  RCRA was designed and implemented to regulate the disposal of solid and hazardous wastes. It restricts solid waste disposal practices and the management, reuse or recovery of solid wastes and imposes substantial additional requirements on the subcategory of solid wastes that are determined to be hazardous. Like the Clean Water Act, RCRA provides for citizens’ suits to enforce the provisions of the law.
National Historic Preservation Act.  The National Historic Preservation Act was designed and implemented to protect historic and cultural properties. Compliance with the Act is necessary where federal properties or federal actions are undertaken, such as mineral exploration on federal land, which may impact historic or traditional cultural properties, including native or Indian cultural sites.

In the fiscal year ended August 31, 2013, we incurred minimal costs in complying with environmental laws and regulations in relation to our operating activities.  Costs in the fiscal year ended August 31, 2014 will be substantially similar, but slightly lower due to our anticipated decreased drilling activities at our Round Top Project.

Employees

Including our executive officers, we currently have three fulltime employees.  We also retain qualified technical contractors through a third party administrator and utilize the services of qualified consultants with geological and mineralogical expertise.

LEGAL PROCEEDINGS

On November 23, 2012, we announced that we had learned that the Texas General Land Office (the “GLO”) had filed a lawsuit (the “Lawsuit”) against the Southwest Range & Wildlife Foundation, Inc. (the “Foundation”) seeking a declaratory judgment that the restrictions on mining in Section 5.06(1) (no mining during hunting season), Section 5.06(2) (no mining after dark or before dawn), and Section 5.06(4) (no lights) of the grazing and agricultural lease (Surface Lease SL 20040002, known as the “West Lease”) are legally void and unenforceable in violation of the public policy of the State of Texas. State of Texas v. Southwest Range & Wildlife Foundation, Inc.; Cause No. 4273 in the 205th District Court of Hudspeth County, Texas.

One of our two mining leases with the GLO at our Round Top Project (Lease M-113117, the “Mining Lease”) covers land subject to the West Lease. By letter dated March 27, 2012, the GLO had previously advised the Foundation that, effective immediately, the State of Texas declared the restrictions on mining void and unenforceable. Immediately thereafter, the GLO had provided us with an amendment to the Mining Lease, signed by the GLO on March 29, 2012, which removed all mining restrictions which are the subject of the Lawsuit. The GLO is now seeking declaratory relief to enjoin the Foundation from challenging the removal of the mining restrictions from the Mining Lease.

On March 6, 2013, we entered into a lease assignment with the Foundation, pursuant to which the Foundation agreed to assign to us the West Lease. In exchange for the West Lease, we agreed to: (i) pay the Foundation $500,000 in cash; (ii) issue 1,063,830 of our common shares, par value $0.01; and (iii) make ten (10) payments to the Foundation of $45,000 each, with the first such payment due on or before June 1, 2013, and the nine (9) subsequent payments due on or before June 1 of each of the following years, such payments to be used by the Foundation to support conservation efforts within the Rio Grande Basin. Future payments due on the lease assignment have been recorded as a note payable with an imputed interest rate of 5%.

The lease assignment closed on March 8, 2013. This lease assignment has rendered the lawsuit between the Foundation and the GLO moot.

PROPERTIES

Overview of the Round Top Rare Earth-Uranium-Beryllium Project

We are currently in the exploration stage and have not established that our Round Top Project contains Proven or Probable Reserves as defined under SEC Guide 7.

Description and Access

Round Top is a small mountain, one of a group of five that comprises the Sierra Blanca, located in Hudspeth County approximately eight miles northwest of the town of Sierra Blanca. The property is reached by truck on a private dirt road that turns north off Interstate 10 access road approximately one mile west of the town of Sierra Blanca. A railroad line is located approximately one to three miles from the Round Top Project and a spur line stops at a stone quarry within three miles of the Round Top Project.

On March 6, 2013, we purchased the surface lease at the Round Top Project, known as the West Lease, from the Foundation for $500,000 cash and 1,063,830 shares of our common stock. We also agreed to support the Foundation through an annual payment of $45,000 for ten years to support conservation efforts within the Rio Grande Basin and in particular engaging in stewardship of Lake Amistad, a large and well-known fishing lake near Del Rio, Texas. The West Lease comprises approximately 54,990 acres and is fully paid until 2028, thereby having a lease value of approximately $1,364,852. Most importantly, purchase of the surface lease gave us unrestricted surface access for the potential development and mining of our Round Top Project.

Figure 1 — Round Top Location Map

Acquisition and Ownership

TRER currently holds prospecting permits covering land in Hudspeth County. The prospecting permits allow for exploration activities on approximately 7,110 acres. Currently, TRER has yet to complete drilling on lands identified within the permits due to the requirement of completing archeological studies. TRER intends to complete archeological studies in all areas for future exploration. To date, all exploration work has occurred on areas with approved archeological assessments. A summary of the prospecting permits is listed in Table 1 below:

Table 1 TRER Permit Numbers and Associated Acres

Permit #	Acres
M-114639	640
M-114640	640
M- 114641	250
M-114642	640
M-114643	400
M-114644	360
M-114645	340
M-115990	640
M-115991	640
M-115992	640
M-115993	640
M-115994	640
M-115995	640

TRER has approximately 7,110 acres under annual prospecting permits with the State of Texas. TRER entered into the prospecting permits on October 31, 2014 and all are renewable on or before the anniversary date at a cost $1.00 per acre.

September 2011 Lease

On September 2, 2011, we entered into a new mining lease with the Texas General Land Office covering Sections 7 and 18 of Township 7, Block 71 and Section 12 of Block 72, covering approximately 860 acres at Round Top Mountain in Hudspeth County, Texas.  The mining lease issued by the Texas General Land Office gives us the right to explore, produce, develop, mine, extract, mill, remove, and market beryllium, uranium, rare earth elements, all other base and precious metals, industrial minerals and construction materials and all other minerals excluding oil, gas, coal, lignite, sulfur, salt, and potash.  The term of the lease is nineteen years so long as minerals are produced in paying quantities.

Under the lease, we will pay the State of Texas a lease bonus of $142,518, $44,718 of which was paid upon the execution of the lease and $97,800 which will be due when we submit a supplemental plan of operations to conduct mining. Upon the sale of minerals removed from Round Top, we will pay the State of Texas a $500,000 minimum advance royalty.

Thereafter, we will pay the State of Texas a production royalty equal to eight percent (8%) of the market value of uranium and other fissionable materials removed and sold from Round Top and six and one quarter percent (6¼%) of the market value of all other minerals removed and sold from Round Top.

Thereafter, assuming production of paying quantities has not been obtained, we may pay additional delay rental fees to extend the term of the lease for successive one (1) year periods pursuant to the following schedule:

	Per Acre Amount	Total Amount

September 2, 2013 – 2014	$50	$44,718
September 2, 2015 - 2019	$75	$67,077
September 2, 2020 - 2024	$150	$134,155
September 2, 2025 – 2029	$200	$178,873

In August 2014 we paid the State of Texas a delay rental of $44,718.

October 2014 Surface Option

In October 2014, we executed an agreement with the Texas General Land Office securing the option to purchase the surface rights covering the potential Round Top project mine and plant areas.

The option to purchase the surface rights covers approximately 5,670 acres over the mining lease and the additional acreage adequate to site all potential heap leaching and processing operations as currently anticipated by the Company. We may exercise the option for all or part of the option acreage at any time during the sixteen year primary term of the mineral lease. The option can be kept current by an annual payment of $10,000. The purchase price will be the appraised value of the surface at the time of exercising the option.

November 2011 Lease

On November 1, 2011, we entered into a mining lease with the State of Texas covering 90 acres, more or less, of land that we purchased in September 2011 near our Round Top site. The deed was recorded with Hudspeth County on September 16, 2011. Under the lease, we paid the State of Texas a lease bonus of $20,700 which was paid upon the execution of the lease. Upon the sale of minerals removed from Round Top, we will pay the State of Texas a $50,000 minimum advance royalty. Thereafter, we will pay the State of Texas a production royalty equal to eight percent (8%) of the market value of uranium and other fissionable materials removed and sold from Round Top and six and one quarter percent (6¼%) of the market value of all other minerals sold from Round Top.

Thereafter, assuming production of paying quantities has not been obtained, we may pay additional delay rental fees to extend the term of the lease for successive one (1) year periods pursuant to the following schedule:

	Per Acre Amount	Total Amount
November 1, 2013 – 2014	$50	$4,500
November 1, 2015 – 2019	$75	$6,750
November 1, 2020 – 2024	$150	$13,500
November 1, 2025 – 2029	$200	$18,000

In August 2014 we paid the State of Texas a delay rental to extend the term of the lease in an amount equal to $4,500.

Geology

The Round Top Project area lies within the Texas Lineament Zone or Trans-Pecos Trend. The lineament is a northwest trending structural zone where Laramide thrust faulting followed by basin and range normal faulting were active. Tertiary igneous activity is also associated with the lineament zone, both intrusive and extrusive.

Locally the project area is characterized by five Tertiary microgranite bodies that intruded Cretaceous sedimentary rocks. The microgranites occur as laccoliths, mushroom-shaped bodies emplaced at relatively shallow depths. At the current erosional levels, laccoliths form resistant peaks with relief up to 2,000 feet. The microgranites, which are called rhyolites in the literature, are enriched with various metals which may or not be economical to recover. The rare earth elements are located with-in the intrusive rhyolite body.

Tertiary Diorite which predate the microgranites are intruded the cretaceous section. The diorites occur as sills, five to 100 feet thick and less frequently as dikes and plugs. Sedimentary rocks exposed in the area are middle to upper Cretaceous limestones shales and sandstones. The limestone, where it is in contact with the microgranites, is the host for Beryllium and uranium mineralization.

The Round Top Project was initially developed in the late 1980's as a beryllium resource. During the course of the beryllium exploration, approximately 200 drill holes penetrated varying thicknesses of the rhyolite volcanic rock that makes up the mass of Round Top Mountain and caps the beryllium-uranium deposits which occur in the underlying limestone; some 50 more holes were drilled on Little Round Top, Sierra Blanca and Little Blanca Mountains.

The Texas Bureau of Economic Geology, working with the project geologists, conducted an investigation of the rhyolite to better understand its rare metal content. This research shows that the rhyolite laccoliths at Sierra Blanca are enriched in a variety of REEs and other rare elements such as tantalum, niobium, thorium and lithium. They analyzed a series of samples from outcrop and drill holes and studied the geochemistry and mineralogy of the rhyolite. The results of their research were published in the GSA, Geological Society of America, Special Paper 246, 1990.

Mineralization

Round Top rhyolite is enriched in Heavy Rare Earth Elements (HREEs). Statistical review of the current data shows that an estimated 70% of the total REE’s grade being HREEs. REE mineralization occurs primarily as disseminated microcrystals of varieties of fluorite (such as yttrium-rich yttrofluorite) where HREEs have substituted for calcium, and as other REE-bearing accessory minerals. REE minerals occur mainly in vugs and as crystal coatings, suggesting late-stage crystallization from an incompatible element-rich fluid.

The Round Top rhyolite was divided into five different alteration phases based on the intensity of hematitic and hydrothermal alteration: red rhyolite, pink rhyolite, tan rhyolite; brown rhyolite and gray rhyolite. Hematitic alteration is a replacement of the magnetite by hematite and gives the rhyolite a red to pink color. Hydrothermal alteration was late and gives the rhyolite a tan to brown color. Mostly unaltered, gray rhyolite was also documented.

Initial geochemical testwork, presented in Section 13, suggests that the gray and pink rhyolite units have the highest REE content, averaging between 554 and 615 parts per million (ppm) total REE + Yttrium (Y). Red and tan rhyolites, which may be strongly vapor-phase altered, contain about 8% lower abundance of REE and the brown rhyolite, which may be altered hydrothermally or by groundwater, contains about 23% less REE than the gray and pink varieties.

Metallurgy

The Round Top Project rhyolite requires further evaluation of its mineralogical makeup and economic modeling to determine the appropriate course for potential future commercial development. However, the size of this rhyolite deposit, the high percentage (68 – 72%) of heavy rare earth elements to the total rare earth elements and the leaching characteristics of the host rock could make a heap leach mine a viable option at lower capital costs than the mine plan described in our current PEA released June 22 2012. The Preliminary Economic Assessment is mentioned here for informational purposes only and is not incorporated herein by reference.

On October 27, 2011, we announced that we had completed Phase I of its metallurgical testing and characterization. This mineralogical study reconfirmed that the rare earth minerals are finely disseminated throughout the rhyolite host rock. Based on the initial ore characterization, this testing reconfirms the simplistic rare earth element mineral associations, which suggests favorable metallurgical processing options. Phase II was focused on pre-concentration evaluation and other diagnostic testing including acid leaching of the rare earth minerals. The results of this testing is described in the PEA.

On May 8, 2013, we announced independent confirmation of potential favorable heap leach characteristics, based on coarse leach testing at an independent lab. The results are summarized below:

	La ppm	Ce ppm	Pr ppm	Nd ppm	Sm ppm	Eu ppm	Gd ppm	Tb ppm	Dy ppm	Ho ppm
Ore Grade	31	98	12.2	34.8	11.1	0.6	11.5	3.77	30.7	7.98
Recovery 1	21	65	8.4	25.3	8.6	<0.4	9.5	3.20	25.3	6.37
Recovery 2	16	55	7.7	22.8	8.3	0.4	9.3	3.11	24.7	6.20
Average Recovery	18.5	60	8.05	24.05	8.45		9.4	3.155	25.0	6.285
% Recovery	60%	61%	66%	69%	76%	67%	82%	84%	81%	79%

	Er ppm	Tm ppm	Lu ppm	Yb ppm	Y ppm	Th ppm	U ppm	Be ppm	Li ppm
Ore Grade	33.8	7.37	9.12	57	218	183.5	40.7	32.2	410
Recovery 1	25.8	5.09	5.32	36.4	185	146.5	20.0	6.50	270
Recovery 2	25.1	5.04	5.33	36.5	184	143.9	21.5	4.80	270
Average Recovery	25.45	5.065	5.325	36.45	184.5	145.2	20.75	5.65	270
% Recovery	75%	69%	58%	64%	85%	79%	51%	18%	66%

*
La = Lanthanum, Ce = Cerium, Pr = Praseodymium, Nd = Neodymium, Sm = Samarium, Eu = Europium, Gd = Gadolinium, Tb = Terbium, Dy = Dysprosium, Ho = Holmium, Er = Erbium, Tm = Thulium, Lu = Lutetium, Yb = Ytterbium, Y = Yttrium, Th = Thorium, U = Uranium, Be = Beryllium, Li = Lithium.

A sieved 2 to 4 mm (~ 1/8th to ¼ inch) fraction of the composite rhyolite sample being used for all metallurgical testing was submitted. This sample was leached in 14.7 gm/l (14.7% by wt) sulfuric acid at room temperature for two weeks.

On July 16, 2013, we announced the results of an independent heap leach scoping study static leach test which confirmed recoveries up to 79.9%. The test results indicated the following:

1.
Comparison of the calculated heads and the assayed heads for the elements of interest are similar. Hence, it is reasonable to conclude that the minerals are fairly uniformly distributed in the deposit.

2.
Extractions for Yttrium varied from 20.8 to 61.1% for the different sizes with a combined extraction of 48.6%. Extractions for Dysprosium varied from 23.8% to 57.7% with a combined extraction of 44.5%.

3.	The highest extractions for all minerals of interest were in the ½ in X ¼ in size fractions. The extractions dropped significantly in the minus ¼ in size fraction.

4.	The acid consumption was reasonable for the coarse size fractions (>½ inch) and more than doubled for the minus ¼ inch material.

On September 30, 2013, we announced the results of preliminary column leach testing. Preliminary column leach testing of Round Top rhyolite crushed to ½ inch has yielded the following recoveries of the heavy rare earth elements (terbium and heavier) plus yttrium. These tests were run for 60 days with 7.5 wt. percent sulfuric acid. Recoveries of the heavy rare earth elements plus Yttrium were as follows:

Yttrium (Y):	91%
Dysprosium (Dy):	87%
Lutetium (Lu):	67%
Holmium (Ho):	86%
Erbium (Er):	83%
Thulium (Tm):	77%
Ytterbium (Yb):	74%
Terbium (Tb):	87%

While concurrent work on the froth floatation and agitated leaching of the concentrates yielded acceptable recoveries, the whole rock column leach testing indicates better overall recoveries at potentially lower capital and operating costs. This rock also shows other very favorable heap leach characteristics with ore slump of 0.18%, ore wt. loss of 2.25% and retained moisture of 6.4%.

Work will continue to optimize the recoveries of the heavy rare earth elements (HREE) and yttrium as well as potentially valuable by-products such as uranium, beryllium and lithium and the light rare earth elements (LREE).

Project Exploration History

The Round Top rare earths and uranium-beryllium prospects were initially drilled in 1984 and 1985, during which time the ore body known as the “West End Ore Zone” was discovered by Cabot Corporation. In subsequent years, Cyprus Minerals Corporation took over the exploration activities. Cyprus drilled additional exploration holes and also put an adit into the ore zone where 1,115 feet of underground workings were driven. Cyprus developed the underground workings in order to obtain bulk samples for pilot plant testing and beryllium oxide concentrate generation. Cyprus ultimately put the project on hold as a result of poor beryllium market conditions. Cyprus eventually allowed the lease with the state of Texas to lapse.

In March 2011, the Company completed an analysis of 1,103 drill samples from the 1984 – 88 drilling program initially conducted on the Round Top Project by third party operators. All or a portion of forty-six out of an estimated two hundred fifty existing drill holes have been re-logged and re-analyzed. The rare earth element and other metals are consistent with the original study by the Texas Bureau of Geology that was published in the Geological Society of America, Special Paper 246 in 1990. This study first described the rare metal content of the large mass of intrusive igneous rock that makes up the body of Round Top Mountain, and is the basis for our interest in this deposit. The nine drill holes cited below were selected because they are widely distributed and roughly define an area approximately six thousand feet by four thousand feet within the approximate seven thousand foot known diameter of the intrusive rhyolite body. They intersected the entire body of the rhyolite.

On October 27, 2011, we announced favorable results of our Phase I metallurgical testing and characterization that reconfirmed that the rare earth minerals are finely disseminated throughout the rhyolite host rock at our Round Top Project.

On November 8, 2011, we announced that our supplementary operating plan to expand exploration activities at our Round Top Project had been approved by the Texas General Land Office (GLO); the expanded development and exploration drill plan now calls for an additional 40 drill holes and 4 diamond core holes for an estimated planned drilled footage of 20,000 feet.

On November 10, 2011, we announced that Gustavson Associates, LLC, a subsidiary of Walsh Environmental Scientists and Engineers and its parent company, Ecology and Environment, Inc. (NASDAQ: EEI) had been contracted to perform the scoping study at the Round Top Project. On June 15, 2012, we issued a press release regarding the results of our Preliminary Economic Assessment.

On June 22, 2012, we published our PEA for our Round Top Project, entitled “NI 43-101 Preliminary Economic Assessment Round Top Project, Sierra Blanca, Texas,” dated June 22, 2012, effective as of May 15, 2012.

On October 3, 2012, our management released updated economic projections related to various revisions to the proposed mine plan presented in the PEA.

Throughout 2013, management focused on developing metallurgical processes and refining the mine plan in anticipation of releasing an updated PEA.

On March 6, 2013, we purchased the surface lease at the Round Top Project, known as the West Lease, from the Southwest Wildlife and Range Foundation (the “Foundation”) for $500,000 cash and 1,063,830 shares of our common stock. We also agreed to support the Foundation through an annual payment of $45,000 for ten years to support conservation efforts within the Rio Grande Basin and in particular engaging in stewardship of Lake Amistad, a large and well-known fishing lake near Del Rio, Texas. The West Lease comprises approximately 54,990 acres and is fully paid until 2028, thereby having a lease value of approximately $1,364,852. Most importantly, purchase of the surface lease gave us unrestricted surface access for the potential development and mining of our Round Top Project.

On May 8, 2013, we released testing results by an independent laboratory of the leaching characteristic of the rhyolite at our Round Top Project, which demonstrates characteristics that may be favorable to heap leach mining at the Round Top project. These leaching characteristics are described in greater detail below under the section heading “Properties — Round Top Project — Metallurgy”.

On September 30, 2013 we released the results on column leach testing by an independent laboratory and announced our intention to issue a revised PEA based on a heap leach operation designed to produce approximately 2,500 tons per year of heavy rare earth elements plus yttrium. The column leach testing results are described in greater detail below under the section heading “Properties — Round Top Project — Metallurgy”.

On December 23, 2013, we published a revised version of the June 2012 Preliminary Economic Assessment (the “Revised PEA”) based on a 20,000 tonne per day heap leach operation using a conventional element separation plant. The mineralized material estimate was recalculated to include uranium, niobium, tantalum and tin. The Revised PEA assesses the potential economic viability of the simplified and "scaled down” operation which we believe is a much better fit with the present rare earth market.

On September 8, 2014, we announced that we had completed an internal analysis suggesting that there is a reasonable possibility to adapt a lower volume staged growth approach to development of our Round Top project.  The analysis indicated that an operation designed to produce a selected group of separated REE products in the range of 350-450 tonnes per year range, could potentially yield favorable mine economics.  The goal of the proposed staged approach would be to increase mining rates if and when our products gained acceptability.  The analysis suggested that capital needs in the Revised PEA could be proportionally reduced in relation to the lower volume initial stage. We are currently conducting a more detailed analysis of the relative capital expenses and operating expenses requirements of a scaled down processing plant with both solvent extraction and ion exchange processes under evaluation. We believe the lower capital requirements of a staged startup could offset any marginal increase in unit operating costs.

Cautionary Note to Investors: The PEA and Revised PEA have been prepared in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) — CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. The Company has voluntarily had the PEA and Revised PEA prepared in accordance with NI 43-101 but the Company is not subject to regulation by Canadian regulatory authorities and no Canadian regulatory authority has reviewed the PEA or Revised PEA or passed upon its accuracy or compliance with NI 43-101. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in SEC Industry Guide 7 under the United States Securities Act of 1933, as amended (the “Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures. Accordingly, information in the PEA and Revised PEA contains descriptions of our mineral deposits that may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder. Our project as described in the PEA and Revised PEA currently does not contain any known proven or probable ore reserves under SEC Industry Guide 7 reporting standards. U.S. investors are urged to consider closely the disclosure in the Registrant’s latest reports and registration statements filed with the SEC. U.S. Investors are cautioned not to assume that any defined resources in these categories will ever be converted into SEC Guide 7 compliant reserves.

Exploration and Engineering Costs

To date we have incurred exploration costs at the Round Top Project of approximately $10.5 million.  In the fiscal year ending August 31, 2014 our total exploration costs were approximately $456,000.  We anticipate that our exploration costs for the fiscal year ending August 31, 2015 will be approximately $682,000, which will consist primarily of metallurgical expenses.  We expect that our current cash balance will not be enough to meet our exploration costs for the next fiscal year unless additional capital is raised.

Improvements, Equipment, Power and Water

The Round Top rare earth prospect was initially developed in the late 1980s as a beryllium resource.  As a result, several pieces of equipment were present at the property when we acquired the lease, some of which we have repaired as described below.  The previous operators had also built out several roads at the prospect site, which we believe are suitable for our current exploration plans.

There exists on the Round Top site a 1,115 foot, 10 foot by 10 foot decline from the surface into the Round Top prospect. There are steel sets every five feet, in some cases less, and the entire working is lagged with timber. There are “escape holes” at intervals to allow personnel to avoid equipment. The escape holes are all in good operating condition.  There is also a 36 foot steel ventilation line in place that runs for approximately 75 feet into the prospect. There is a 125 hp axial plane ventilation fan in place.  We have leveled the fan and rehabilitated the control panel, and have operated this ventilation system during the evaluation of the historic Cabot-Cyprus work. We intend to install a "soft start" motor starter switch for the vent fan in the future in order to be able to use a 100kw generator.

A bag house is also located on the property that will need its electronic controls rehabilitated and modernized and filters installed. There is a 6" Victaulic compressed air line extending from the compressor station outside to the faces. There are numerous valves at strategic locations underground. There is one 2' steel Victaulic water line for drill water and an additional partly plastic Victaulic water line for dust suppression sprayers, which also has sprayers in place.

There is electric cable from the portal to the face and a switch box underground. Some additional switching gear will need to be installed at the portal.  The mine portal has a sturdy locking steel door in place that we have reconditioned.

There is a 500 barrel (23,000 gal) water tank below the mine dump for water to be hauled in and stored. This tank appears to be in good shape. The water line from the tank to the mine portal is missing and will have to be replaced. The water system will need a submersible pump, switching gear and approximately 1000 ft of 2” poly line to render the water system serviceable.

The nearest population center to the Round Top Project is Sierra Blanca, Texas. The town of Sierra Blanca is approximately six miles to the southeast of the Round Top Project site. The population was 533 in 2000 and 510 during the 2007 census. Skilled mining labor and support could be found in El Paso, approximately 85 miles to the northeast.

A major rail line parallels Interstate 10 approximately three to four miles west and south of the mine site. Approximately three miles from the Project site is a commercial rock quarry in operation which produces ballast for the railroad. The rock quarry operation has a rail road spur which is approximately two to three miles from the Project.

Power is currently supplied to Sierra Blanca through El Paso Electric Services. El Paso Electric Services has approximately 1,643 megawatts of generating capacity. As the greater power needs of a floatation operation have been eliminated by the proposed heap leach mine plan the existing 69 kV is thought to be adequate to supply the envisioned heap leach operation.

Water for the project may be obtained from a well field approximately 3 miles east of the mine site. In October of 2014, we executed a lease with the Texas General Land Office to develop the water necessary for the potential Round Top project mine operations. The ground water lease secures our right to develop the ground water within a 13,120 acre lease area located approximately 4 miles from the Round Top deposit. The lease area contains five existing water wells. It is anticipated that all potential water needs for the Round Top project mine operations would be satisfied by the existing wells covered by this water lease. This lease has an annual minimum production payment of $5,000 prior to production of water for the operation. After initiation of production we will pay $0.95 per thousand gallons or $20,000 annually, whichever is greater. This lease remains effective as long as the mineral lease is in effect.

This well field was originally developed to supply water for a proposed real estate project in the late 1970's. One of the existing wells is reported to have pump tested 950 gallons per minute and another 450 gallons per minute. This water is high enough in total dissolved solids to not meet drinking water standards, thus there is no competition for its use. The quality of the water is expected to be adequate for process water needs and the water will require treatment to be potable.

Current and Planned Metallurgical Activities

Metallurgical research done leading to the publication of our Revised PEA of December 2013 has shown the possibility of heap leaching at the Round Top Project. This first step of "dissolving" the REE bearing mineral is the critical factor in the determination to develop REE projects. The type of solvent, its strength and other conditioning necessary to render the elements soluble is, in our opinion, what most affects the ultimate feasibility of a project. TRER has been able to extract a high percentage of the REE and other elements from the mineralized rock at the Round Top Project, and test work to date also indicates it can be done easily and at projected low operating costs. We are now at the stage of solution concentration and purifying.

We propose to carry this project forward in three stages. Stage 1 will determine the most efficient process to remove the rare earth elements from the pregnant leach solution (pls). Stage 2 will be pilot plant scale testing to define the operating parameters, capital costs and operating cost of the removal of the rare earth from the pls and the process to produce the high purity separated rare earth products for sale. Stage 2 will also design the process to separate and purify such by-product and potential by-products as uranium, thorium, lithium and beryllium. Stage 3 will bring the project to full feasibility with completed engineering, design, tables of organization and equipment and the required permitting and regulatory approvals.

Stage 1

Stage 1 is referred to as the purification step and will be implemented in two parts:

(1) Bench scale evaluation of an ion exchange process.

(2)  Bench scale evaluation of a solvent extraction process tailored to the deposit’s mineralogy.

Test work to date shows that the Round Top pregnant leach solution (pls) obtained by extracting the elements in the deposit’s rare earth bearing minerals will present as a dilute sulfuric acid solution containing the REE's and several other potentially economic by-product elements such as beryllium, lithium, potassium and uranium. This solution will also contain relatively high concentrations of aluminum, calcium, fluorine, iron and sodium. The objective of Stage 1 is to establish the most efficient way to process the REE from the pls to a more concentrated solution that will then become the feed stock for the element separation plant.

We believe that accomplishing this step of directly transferring the REE from the pls by either method, without prior treatment or conditioning, will have the potential to both improve recoveries and to materially lower the capital and operating costs of the Round Top Project as presented in the Revised PEA. Once the purification step has been designed, the elemental separation process, mine and heap leach design and other feasibility related tasks should be relatively straightforward.

Flow rates from the production leach field are expected to be relatively high, within the 400 to 1,500 gallon per minute range. Rare earth processing plants in use today require input solutions to be at relatively low flow rates in the 10 to 20 gallons per minute range and fairly high concentration of the rare earth elements,  with a solution grade of approximately 90,000 to 150,000 ppm (9 to 15%). We refer to this transfer as the purification step.

Work to be done in Stage 1 will be the bench test work and a comparative analysis of the results to determine the most effective method of separating the REEs and other potentially valuable elements from the less desirable elements such as iron and aluminum.  Both solvent extraction (SX) and ion exchange (IX) will be evaluated; the process that most efficiently affects this transfer will be selected for Stage 2 development. A variation could be to partially or completely precipitate the impurities prior to the SX/IX stage.

We believe that the development of an effective process to purify and concentrate the pls is the definitive step in assuring the viability of the Round Top Project. Once that has been done the elemental separation process is relatively straight forward, SX or IX can be utilized.

Stage 2

Stage 2 will build on the results of Stage 1 and will be the pilot plant scale testing of the process proven most effective by Stage 1. The objective of this Stage will be the work required to bring the processing plant into full feasibility with capital and operating costs estimated to an accuracy range of 10 -15%. Stage 2 will also develop the heap leach procedure and pls solution management to pre-feasibility level with capital and operating estimated to an accuracy of 25 - 35%. Environmental base line studies and initial co-ordination with the Texas regulatory agencies will be included in this stage.

Stage 3

Stage 3 will bring the Round Top Project to full feasibility level. Electrical power and water needs will be developed, final mine design and engineering and the heap leach system engineering will be completed. The geotechnical drilling,  construction planning will be done and permitting will be in progress. Additional drilling to bring all of the rock included in the 20 year pit to a measured or indicated resourced category will be done if necessary.

Budget

Our estimated budget for these stages is as follows:

Project Stage 1, Purification — 4 Months

	Action	Cost
Purification Design
Purification IX
Phase I	Bench Scale Scoping Study	$59,000
	Production of 10 gals pls	$15,000
Purification SX
Phase I	Bench Scale Scoping Study	$67,000
Data Compilation & Evaluation	Evaluate Results and Plan Stage 2	$100,000
Purification Total		$241,000
Project G&A
Employee Costs	Travel & Other	$10,000
Sampling & Handling	Temporary Help, Shipping Etc.	$2,500
Project G&A Total		$12,500
Project Subtotal		$253,500
Contingency (25%)		$63,375
Project Total		$316,875
Corporate G&A Total		$191,000
Stage 1 Total		$507,875

Stage 2 will cost approximately $4,747,000 to complete. Currently, we estimate that Stage 3, a full feasibility study, will require, approximately, an additional $11,280,000. We do not currently have the working capital to complete any of these stages. We anticipate that this financing will raise sufficient capital to finish Stage 1. Stage 2 and Stage 3 will require additional financing. We anticipate raising additional funds through private offering of our equity or debt securities, entering into strategic arrangements or partnerships with industry peers to develop to Round Top Project or through selling non-core assets.

Metal Recovery Methods

There are two options for extracting the REE from the leach solution, solvent extraction (SX) and ion exchange (IX).

SX is widely used in the REE industry and is utilized by Rhodia (the France based REE processor) and the Chinese plants. SX is a process whereby the water/acid leach solution is mixed with a kerosene based solution containing the active organic agents (extractants) and then allowed to settle and separate into the water and oil phase. The extractants carried in the kerosene selectively remove the REE's and other sought after elements from the water/acid solution leaving the impurities in the original solution. The economic elements move from the aqueous sulfuric acid leach solution into the kerosene solution and are then transferred from the kerosene solution back into an aqueous solution, this time a hydrochloric acid solution at higher concentrations. This process is repeated over and over until all the individual REE's are separated into their purified individual oxides and then sold.

IX is a process whereby the leach solution is passed through a tank or column containing small beads of an ion exchange resin. The ion exchange resin has the active extracting agents embedded within the beads. The resin beads adsorb the metal ions of interest from the leach solution. When the beads are loaded to their maximum carrying capacity the loaded column is exchanged for a column containing fresh beads. The elements “loaded” on the resin are then stripped back into another aqueous solution, again hydrochloric acid, at high concentrations for further processing. The column with the “stripped” beads is then ready to be recycled back into the process. In the IX process the stripped beads are normally loaded with hydrogen ions which, when exchanged with the REEs in the PLS, does not affect the acidity of the solution, thus the acid is also recycled back into the process, further lowering the operational costs.

The aluminum, iron and other elements can be chemically precipitated and removed by raising the pH and adding other elements such as magnesium. The “cleaned” solution is then further refined by SX or IX methods. Precipitation has been successfully used to clean the Round Top solutions but it results in ~ a 20% loss of some of the REE via co-precipitation with the less desirable elements. TRER consultants are confident with additional work these losses will be reduced to 15% or lower. A disadvantage of this procedure is that most or all of the acid is neutralized and lost. Developing a procedure to use SX or IX to remove the REEs directly from the PLS will improve overall recoveries, simplify the process and significantly improve the operational economics.

SX has the advantage of being the process used in other REE operations, thus there is a considerable base of knowledge and experience to be relied on. It has some disadvantages, however. SX plants, while being simple in concept, consist of many repetitive stages which result in a relatively large operation with many steps which in turn require close control and supervision. They are both labor and capital intensive.

IX has the advantage of being simpler and the plants physically much smaller. IX also is more forgiving operationally because it is less sensitive to variations in flow rate and REE grade than SX. Both capital and operating costs are lower than equivalent SX plants. Its sole disadvantage is that it has not, to date, been applied to an REE operation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a mining company engaged in the business of the acquisition, exploration and, if warranted, development of mineral properties. We currently hold two nineteen year leases, executed in September 2011 and November 2011, to explore and develop a 950 acre rare earths project located in Hudspeth County, Texas known as the Round Top Project and prospecting permits covering an adjacent 9,345 acres. Our principal focus will be on developing a metallurgical process to concentrate or otherwise extract the metals from the Round Top rhyolite, although we will continue to examine other opportunities in the region as they develop. We currently have limited operations and have not established that any of our projects or properties contain any Proven or Probable Reserves under SEC Industry Guide 7. Our operations are exploratory in nature.

We currently do not have any producing properties and consequently, we have no current operating income or cash flow and have not generated any revenues. Further exploration will be required before a final evaluation as to the economic and practical feasibility of any of our properties is determined.

On December 23, 2013, we published a revised version of the June 2012 Preliminary Economic Assessment (the “Revised PEA”) on the Round Top Project based on a 20,000 tonne per day heap leach operation using a conventional element separation plant. The mineralized material estimate was recalculated to include uranium, niobium, tantalum and tin. The revised PEA assesses the potential economic viability of the simplified and “scaled down” operation which we believe is a much better fit with the present rare earth market.

On September 8, 2014, we announced that we had completed an internal analysis suggesting that there is a reasonable possibility to adapt a lower volume staged growth approach to development of our Round Top project.  The analysis indicated that an operation designed to produce a selected group of separated REE products in the range of 350-450 tonnes per year range, could potentially yield favorable mine economics.  The goal of the proposed staged approach would be to increase mining rates if and when our products gained acceptability.  The analysis suggested that capital needs in the Revised PEA could be proportionally reduced in relation to the lower volume initial stage. We are currently conducting a more detailed analysis of the relative capital expenses and operating expenses requirements of a scaled down processing plant with both solvent extraction and ion exchange processes under evaluation. We believe the lower capital requirements of a staged startup could offset any marginal increase in unit operating costs.

Our current management and Board are stockholder-centric, and receive either no cash compensation or much less than previous management. We will require definitive scientific documentation, rigorous economic studies, consideration of a wide range of alternatives and meticulous oversight of any cash outlays of stockholder funds.

Current Plan of Operations

Continued Work Program on Round Top Project

See “Properties — Current and Planned Metallurgical Activities” for a description of our current work activities and budget for the Round Top Project.

Exploration Potential of the Round Top Property

Although we have no plans in the next 24 months to conduct more physical exploration, we do believe, as stated in our 2010 presentations, that there are untested exploration targets present. They are:

1.
Uranium-beryllium mineralization at the lower contact of the rhyolite and the underlying sedimentary rock. This class of mineralization was the target of the successful exploration program conducted in the late 1980's by Cabot Corporation and Cyprus Exploration. It appears to be structurally controlled and associated with a later phase of hydrothermal or gas phase deposition that occurred sometime after the emplacement of the rhyolite. This fluorite-beryllium replacement mineralization in what is termed the West Side Fault under the north side of Round Top was the topic of a 1988 in-house feasibility study by Cyprus Minerals to historical standards (not NI 43-101 compliant under today’s Canadian regulations, not an SEC Industry Guide 7 compliant feasibility study) to produce beryllium. This zone is the location of the intact decline and lateral mine workings developed by Cyprus Minerals in 1988-89. Sampling and analysis by TRER indicates the presence of uranium mineralization occurring adjacent to and likely associated with these beryllium bearing structures. This "Contact Zone" mineralization is not restricted to Round Top and is present under the Sierra Blanca rhyolite and there is some evidence in drill holes on Little Blanca that this style of mineralization may also be present there.

2.
Uranium-beryllium-rare earth and other rare metals hosted as structurally controlled fluorite replacements in the limestones at depth below the known deposits. Geologic and geochemical conditions are thought to be conducive for the emplacement of replacement type deposits within the same fault zones that hosted the known beryllium-uranium deposits at depth where favorable host limestones are present. We believe that careful compilation and analysis of existing surface geologic mapping and of the drill data may better define these targets.

We believe that using the existing data we can improve our understanding of the exploration potential of the area without resorting to such expensive techniques such as drilling.

Actively Seeking Project Partners

In addition to pursuing the exploration of our Round Top Project, we are actively seeking industry partners to assist the Company in financing the exploration and, if warranted, development of the Round Top Project. While we do not currently have any agreements and do not anticipate any agreements in the near future, we are actively engaged in pursuing partners for the Round Top Project for a range of participation, including but not limited to, joint-venture arrangements, project sale, significant investment in the Company, back-end processing and product sales arrangements and other financing arrangements to assist in the Round Top Project.

Recent Corporate Developments

The following significant corporate developments occurred during the year ended August 31, 2014 and the subsequent period through the filing of this prospectus:

Mr. Goodell’s Resignation

On December 20, 2013, Mr. Philip Goodell informed our Board that he would not be standing for re-election to our Board at the next annual meeting of stockholders. Mr. Goodell continued to serve as a director until the next annual meeting of stockholders, held on February 19, 2014. At that time Mr. Goodell was appointed to our advisory board. Mr. Goodell did not determine to not stand for re-election as a result of any disagreement with our Board regarding its operations, policies or practices.

Advisory Agreement — Hedrick

On January 10, 2014 our Board entered into an advisory services agreement (“Hedrick Advisory Agreement”) with James B. Hedrick. Pursuant to the terms of the Hedrick Advisory Agreement, Mr. Hedrick will provide services to assist us develop and promote our Round Top Project. Mr. Hedrick will be paid by the Company an annual cash fee of $5,000. The Hedrick Advisory Agreement can be terminated by either party upon 10-days’ notice. Additionally, the Company granted the Mr. Hedrick 25,000 options to purchase shares of common stock under the Company’s Stock Option Plan, exercisable at a price of $0.42 per share of common stock for a period of five years from the date thereof.

Annual Meeting of Stockholders

On February 19, 2014, we held our annual general meeting of stockholders at the Wyndham El Paso Airport Hotel, 2027 Airway Boulevard, El Paso, Texas 79925 at 10:00 a.m. local time. Stockholders representing 23,104,145 shares or 62.38% of the shares of common stock authorized to vote (37,036,916) were present in person or by proxy, representing a quorum for the purposes of the annual general meeting. The complete results of our annual meeting were filed on a Current Report on Form 8-K on February 25, 2014 and are hereby incorporated by reference in their entirety.

Advisory Agreement — Wingo

On March 19, 2014 our Board entered into an advisory services agreement (“Wingo Advisory Services Agreement”) with Robert Vernon Wingo. Pursuant to the terms of the Wingo Advisory Services Agreement, Mr. Wingo will provide services to assist us develop and promote our Round Top Project. Mr. Wingo will be paid by the Company an annual cash fee of $5,000. The Wingo Advisory Services Agreement can be terminated by either party upon 10 days' notice. Additionally, the Company granted Mr. Wingo 25,000 options to purchase shares of common stock under the Company’s Stock Option Plan, exercisable at a price of $0.41 per share of common stock for a period of five years from the date thereof.

Liquidity and Capital Resources

As of August 31, 2014, we had a working capital surplus of approximately $238,500. We will need to raise additional funding to implement our business strategy. Our management believes that based on our current working capital, we will be able to continue operations only through the end of calendar year 2014 without raising additional capital. During our fiscal year ending August 31, 2015, we plan to minimize spending for metallurgical testing and flow sheer development, additional geologic and resource modeling and compliance costs associated with state governmental agencies and appropriate staff and consulting expenses until such time we raise additional capital or secure a strategic partner. The timing of these expenditures is dependent upon a number of factors, including the availability of third party contractors.

During the current fiscal year ending August 31, 2015, we plan to initiate Stage 1of our metallurgical activities as discussed in the section heading “PROPERTIES” of this prospectus.  Our budget for this stage of activity is approximately $508,000.  We anticipate that our financing efforts will raise sufficient capital to finish Stage 1 but there is no guarantee that we will be able to raise the working capital necessary for Stage 1 activities. After completion of Stage 1, we will use any remaining available capital to begin work on Stage 2 of our metallurgical activities.  Currently, we anticipate that general and administrative expenses in the fiscal year ending August 31, 2015 will be approximately $700,000.

During the fiscal year ended August 31, 2014 we paid the second installment of our surface lease in the amount of $45,000 to the Southwest Wildlife Foundation

The audit opinion and notes that accompany our financial statements for the year ended August 31, 2014, disclose a ‘going concern’ qualification to our ability to continue in business. The accompanying financial statements have been prepared under the assumption that we will continue as a going concern. We are an exploration stage company and we have incurred losses since our inception. We do not have sufficient cash to fund normal operations and meet debt obligations for the next 12 months without deferring payment on certain current liabilities and raising additional funds. We believe that the going concern condition cannot be removed with confidence until the Company has entered into a business climate where funding of its activities is more assured.

We currently do not have sufficient funds to fully complete exploration and development work on any of our properties, which means that we will be required to raise additional capital, enter into joint venture relationships, or find alternative means to finance our properties in order to place them into commercial production, if warranted, or evaluate the possibility of selling one or more of our projects or the Company in its entirety. Failure to obtain sufficient financing may result in the delay or indefinite postponement of exploration and, if warranted, development or production on one or more of our properties and any properties we may acquire in the future or even a loss of property interests. This includes our leases over claims covering the principal deposits on our properties, which may expire unless we expend minimum levels of expenditures over the terms of such leases. We cannot be certain that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable or acceptable to us. Our ability to arrange additional financing in the future will depend, in part, on the prevailing capital market conditions as well as our business performance.

If we cannot attract investment capital on favorable terms, we will evaluate other potential sources of financing that may include:

(1)	Early exercise of warrants by stockholders;

(2)	Joint Venture or sale of the “Contact Zone” enriched in beryllium and uranium that was the earlier subject of Cyprus Minerals 1988 historical definitive feasibility study; and

(3)
Actively seeking joint-ventures, strategic partnerships, or off-takes regarding the Round Top Project or the outright sale of the Company. In that regard, we have engaged KLR Group, a New York City based investment banking firm to assist us in an advisory capacity. The Company continues to have discussions with outside interested parties who seek a strategic relationship with the Company.

Results of Operations

Fiscal Years ended August 31, 2014 and 2013

Revenue

We had no operating revenues during the fiscal years ended August 31, 2014 and 2013. We are not currently profitable. As a result of ongoing operating losses, we had an accumulated deficit of approximately $29.3 million as of August 31, 2014.

Operating expenses and resulting losses from Operations.

We incurred exploration costs for the fiscal years ended August 31, 2014 and 2013, in the amount of approximately $456,000 and $1.3 million, respectively.  Expenditures during fiscal year 2014 and 2013 were primarily for metallurgical testing.

Our general and administrative expenses for the fiscal year ended August 31, 2014 were approximately $2.3 million.  This amount included approximately $767,000 in non-cash stock-based compensation to directors and compensation to outside consultants.  The remaining expenditures totaling approximately $1.56 million were primarily for payroll and related taxes and benefits, professional and investment banking fees and other general and administrative expenses necessary for our operations.

Our general and administrative expenses for the fiscal year ended August 31, 2013 were approximately $2.4 million.  This amount included approximately $354,000 in non-cash stock-based compensation to directors, approximately $22,500 in non-cash compensation to outside consultants and a cash severance fee of approximately $240,000 paid to our ex-chief financial officer.  The remaining expenditures totaling approximately $1.77 million were primarily for payroll and related taxes and benefits, professional fees and other general and administrative expenses necessary for our operations.

We had losses from operations for the fiscal years ended August 31, 2014 and 2013 totaling approximately $2,789,000 and $3,685,000, respectively and net losses for the fiscal years ended August 31, 2014 and 2013 totaling approximately $2,791,000 and $3,690,000.  We earned interest and other income netting approximately $2,500 and $4,500 for the fiscal years ended August 31, 2014 and 2013, respectively.

Off-Balance Sheet Arrangements
For the fiscal years ended August 31, 2014 and 2013, we did not have any off-balance sheet arrangements.

Recently Issued Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position, or cash flow.

Critical Accounting Estimates

Management’s discussion and analysis of financial condition and results of operations is based on our financial statements, which have been prepared in accordance with GAAP. Preparation of financial statements requires management to make assumptions, estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and the related disclosures of contingencies. Management bases its estimates on various assumptions and historical experience, which are believed to be reasonable; however, due to the inherent nature of estimates, actual results may differ significantly due to changed conditions or assumptions. On a regular basis, management reviews the accounting policies, assumptions, estimates and judgments to ensure that our financial statements are fairly presented in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material. Management believes that the following critical accounting estimates and judgments have a significant impact on our financial statements; Valuation of options granted to Directors and Officers using the Black-Scholes model, and fair value of mineral properties. The accounting policies are described in greater detail in Note 2 to our audited annual financial statements for the fiscal year ended August 31, 2014.

MARKET PRICE INFORMATION AND DIVIDEND POLICY

Our common stock is traded on the OTCQX U.S. operated by OTC Markets Group Inc. under the symbol “TRER.” The market for our common stock on the OTCQX U.S. is extremely limited, sporadic and highly volatile. The quotations reflect inter-dealer prices without retail mark-up, mark-down or commission and may not represent actual transactions. The following table sets forth the range of high and low bid prices during the last two completed fiscal years and the subsequent interim period for which financials are included in this prospectus.

Fiscal Year 2015	High	Low

Quarter ended November 30, 2014 (Through November 11, 2014)	$0.39	$0.20

Fiscal Year 2014
	High	Low
Quarter ended August 31, 2014	$0.49	$0.36
Quarter ended May 31, 2014	$0.45	$0.36
Quarter ended February 28, 2014	$0.53	$0.38
Quarter ended November 30, 2013	$0.53	$0.24

Fiscal Year 2013
	High	Low
Quarter ended August 31, 2013	$0.35	$0.21
Quarter ended May 31, 2013	$0.63	$0.34
Quarter ended February 28, 2013	$0.59	$0.15
Quarter ended November 30, 2012	$0.46	$0.14

Fiscal Year 2012
	High	Low
Quarter ended August 31, 2012	$0.80	$0.30
Quarter ended May 31, 2012	$1.35	$0.27
Quarter ended February 29,2012	$2.00	$1.11
Quarter ended November 30, 2011	$2.55	$1.50

The last bid price of our common stock on November 11, 2014 was $0.28 per share.

Holders

The approximate number of holders of record of our common stock as of November 11, 2014 was 503.

Dividends

We have not paid any cash dividends on our equity security and our Board has no present intention of declaring any cash dividends. We are not prohibited from paying any dividends pursuant to any agreement or contract.

Securities Authorized for Issuance under Equity Compensation Plans

In September 2008, the Board adopted our 2008 Stock Option Plan (the “2008 Plan”), which was also approved by our shareholders in September 2008. In May 2011, the board of directors adopted an amendment to our 2008 Plan (the “Amended 2008 Plan”), which was also approved by our shareholders in August 2011. The Amended 2008 Plan increased the number of shares available for grant from 2,000,000 to up to 5,000,000 shares of our common stock for awards to our officers, directors, employees and consultants. On February 15, 2012, our stockholders approved an increase of 2,000,000 of shares of common stock available for issuance under the amended 2008 Stock Option Plan (the “Plan”). As amended, the Plan provides for 7,000,000 shares of common stock for all awards. Other provisions of the Amended 2008 Plan remain the same as under our 2008 Plan. As of August 31, 2014, a total of 2,205,000 shares of our common stock remained available for future grants under the Amended 2008 Plan.

The following table sets forth certain information as of August 31, 2014 concerning our common stock that may be issued upon the exercise of options or warrants or pursuant to purchases of stock under the Amended 2008 Plan:

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options	(b) Weighted- Average Exercise Price of Outstanding Options	(c) Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	4,795,000	$0.70	2,205,000
Equity compensation plans not approved by stockholders	170,000	0.33	—
Total	4,965,000	$0.69	2,205,000

MANAGEMENT

The following table sets forth certain information with respect to our current directors and executive officers. The term for each director expires at our next annual meeting or until his or her successor is appointed and qualified. The ages of the directors and officers are shown as of November 12, 2014.

Directors and Executive Officers

Name	Age	Current Office with Company	Positions Held Since
Daniel E. Gorski	77	Director Chief Executive Officer	January 2007 August 2012
G W McDonald	79	Chief Financial Officer	January 2013
Anthony Marchese	58	Director	December 2009
Cecil Wall	83	Director	August 2012
Nicholas Pingitore	70	Director	August 2012
Laura Lynch	56	Director Vice President External Affairs	June 2013 June 2013
Jack Lifton	74	Director	October 2013
James Wolfe	78	Director	August 2012

Directors

Daniel E. Gorski — Mr. Gorski has served as a director of the Company since January 2006 and as the Company’s chief executive officer since August 2012. Prior thereto, Mr. Gorski served as the Company’s president and chief executive officer from January 2007 to May 2011 and chief operating officer from May 2011 to December 2011. From July 2004 to January 2006, Mr. Gorski was the co-founder and vice president of operations for High Plains Uranium Inc., a uranium exploration and development company that went public on the Toronto Stock Exchange in December 2005. Between June 1996 to May 2004, Mr. Gorski served as an officer and director of Metalline Mining Co., a publicly traded mining and development company with holdings in the Sierra Mojada Mining District, Coahuila, Mexico. From January 1992 to June 1996, Mr. Gorski was the exploration geologist under contract to USMX Inc. and worked exclusively in Latin America. Mr. Gorski earned a BS in 1960 from Sul Ross State College, in Alpine, Texas and an MA in 1970 from the University of Texas in Austin, Texas. Mr. Gorski has over forty-three years of experience in the mining industry.

Anthony Marchese — Mr. Marchese has served as a director since December 2009. Since May of 2012, Mr. Marchese is the managing director of capital markets at Tri Point Global Equities. Mr. Marchese had served as a Senior Vice-President with Axiom Capital Management, Inc., a New York City based FINRA member broker/dealer. Mr. Marchese also serves as the general partner and chief investment officer of the Insiders Trend Fund, LP, an investment partnership whose mandate is to invest in those public companies whose officers and/or directors have been active acquirers of their own stock. Mr. Marchese’s prior experience includes Monarch Capital Group, LLC (President and Chief Operating Officer — 2003 to 2011), Laidlaw Equities (senior vice president — April 1997 to March 2002), Southcoast Capital (senior vice president —  May 1988 to April

1997), Oppenheimer & Co (limited partner — September 1982 to May 1988), Prudential-Bache (vice president — July 1981 to August 1982) and the General Motors Corporation (analyst —  June 1980 to June 1981). Mr. Marchese served in the military with the Army Security Agency and the U.S. Army Intelligence and Security Command. Mr. Marchese received an MBA in Finance from the University of Chicago.

Cecil C. Wall — Cecil C. Wall was born in Duchene County, Utah in 1931. Mr. Wall attended Carbon County College and Utah State University. In 1969, he acquired control of a publicly traded company, Altex Oil Co. (formerly known as Mountain Valley Uranium), listed on the American Stock Exchange. Under Mr. Wall’s leadership, Altex established a 20,000 acre position in what became the Greater Altamont Field at Altamont, Utah. Mr. Wall sold his interest in Altex in 1985. Mr. Wall was also part of the founding group for the 2007 reorganization of Standard Silver Corp. which became TRER. He sat on the TRER board of directors and served as the Secretary and Treasurer from January 2004 to April 2012. He is currently the manager for C-Wall Investment Company, LLC, a Utah Limited Liability Company. In addition, he is the president of several family-owned private companies, and he brings wide business experience and close relations with many of the original shareholders.

Dr. Nicholas Pingitore — Dr. Nicholas Pingitore was born in New York City in 1944. Dr. Pingitore holds an AB degree from Columbia College (NYC, 1965) and a Masters (ScM) and PhD from Brown University (Providence RI, 1968 & 1973) in Geology. Since 1977, he has held a full-time faculty appointment at UTEP. In addition to being a Texas Licensed Geoscientist, Dr. Pingitore is a member of the American Chemical Society, Geochemical Society, American Association for the Advancement of Science, American Geophysical Union, Materials Research Society, Mineralogical Society of America, Society for American Archaeology, Society for Commercial Archaeology, American Rock Art Research Association, International Society for Reef Studies, Society of Economic Paleontologists and Mineralogists, and Society of the Sigma Xi. He has served for 25 years as Director of UTEP’s Electron Microprobe Laboratory, and he expects to use this instrument to study the Round Top minerals. The 2,500-foot-square geochemical laboratory that Dr. Pingitore also anticipates using to conduct research sponsored by TRER includes three x-ray fluorescence units, a high resolution inductively coupled plasma mass spectrometer, various optical microscopes, and sample preparation facilities. Since 2000, he has been project director of approximately $7,000,000 in research funding, and a co-investigator on another $10,000,000 in grants. He has established a record for successfully managing and completing large institutional projects on time and on budget. Dr. Pingitore considers Round Top to be a national treasure. He is ready to bring his wide geologic and chemical experience, his project skills, and his insight from decades of investment in the extractive industries, to help unlock the riches of this deposit.

Laura Lynch — Ms. Lynch is a graduate of the University of Texas at Austin. Ms. Lynch is currently a Partner at the CL Ranch, a ranching/farming/mining operation in Hudspeth County. CL ranch is active in the mining and distribution of gypsum. Ms. Lynch has deep ties to the El Paso, Ft. Worth and Austin business communities and currently works as the Vice President of External Affairs to the Company pursuant to a consulting agreement in which Ms. Lynch assists the Company in community relations and land acquisition.

Jack Lifton — Mr. Lifton is currently a business operations consultant operating as Jack Lifton, LLC. Mr. Lifton is a noted consultant, author and lecturer on the market fundamentals of nonferrous strategic metals. Mr. Lifton has more than 45 years of experience in the global OEM automotive, heavy equipment, electrical and electronic, mining, smelting, and refining industries. Mr. Lifton’s background includes the sourcing, manufacturing and sales of platinum group metal products, rare earths compounds and ceramic specialties used to make catalytic converters, oxygen sensors, batteries and fuel cells. Mr. Lifton is a Founding Principal of Technology Metals Research LLC and a Senior Fellow of the Institute for the Analysis of Global Security. Mr. Lifton was educated as a physical chemist, specializing in high-temperature metallurgy.

Dr. James R. Wolfe — Dr. Wolfe and the firm he co-founded in 1995, Pacific Materials Resources, Inc. (“PMR”), were among the pioneers of the China-U.S. rare earth industry and trade. As Vice President of PMR from 1995 to 2010, Dr. Wolfe interfaced between the major rare earth producers in China and a broad spectrum of rare earth consumers in the U.S. Prior to founding PMR, from 1992 to 1995, Dr. Wolfe was President of MPV Lanthanides, Inc., a rare earth joint venture between China Metallurgical Import/Export of Inner Mongolia and U.S. interests. From 1979 to 1995, Dr. Wolfe’s professional interests centered on resource recovery from industrial and mining wastes. He served as a consultant to the steel industry, co-founded Exmet Corporation (zinc from smelter dust) and served as Executive Vice President of Williams Strategic Metals, Inc. and its predecessor, Nedlog Technology Group, Inc. Dr. Wolfe developed and implemented projects for the recovery of cobalt from slags, indium from smelter dusts, and rare earths from mine tailings. In 1970, while he was employed by the Lawrence Livermore Laboratory, Dr. Wolfe invented and patented a plasma method for producing ultra-fine refractory metal carbides. He co-founded Cal-Met Industries, Inc. in 1973 to commercialize the plasma technology. Cal-Met was bought by Fansteel Corporation in 1975. Dr. Wolfe was employed by Fansteel from 1975 to 1979 to implement the plasma technology for the manufacture of drill bits and cutting tools. Dr. Wolfe was employed by the AVCO Corporation as a space research scientist from 1965 to 1968, while working for his doctorate. Dr. Wolfe received his BS and MS in Metallurgical Engineering from the University of Washington and his PhD from the University of Missouri-Rolla in 1968. He is currently the Secretary and Trustee of The Biella Foundation.

Non-Director Executive Officers

G.W. “Mike” McDonald — Mr. McDonald received a BS in geology from Sul Ross State College in 1959. He has over 40 years of experience in all phases of oil and gas exploration, development, and production. Mr. McDonald worked for Shell Oil Company in their East Texas, Rocky Mountain and West Coast Divisions from 1960 until 1975. Mr. McDonald handled public relations and governmental affairs for Shell. He was also responsible for Shell’s field operations, including pipeline rights-of-way, well locations, Indian affairs, lease and production purchases. From 1975 until 1980, Mr. McDonald worked for Exxon Corporation in their East Texas Division where, among other duties, he negotiated lease and production purchases. In 1980, Mr. McDonald founded Roseland Oil & Gas Inc., a publicly traded oil and gas exploration and production company, with operations in Texas, Wyoming, Utah and Washington. In 1987, Mr. McDonald sold his interest in Roseland and since has been engaged in exploration and production of oil and gas for his own account and through joint ventures. In addition to Mr. McDonald’s oil and gas business, in 1991, he was President of Ferex Corporation, a publicly traded company, engaged in the business of recycling scrap metals, both ferrous and non-ferrous. Mr. McDonald previously served as the Chief Financial Officer and Vice President of the TRER from January 2004 to December 1, 2010, and on the board of directors from January 2004 to March 2011.

Board Committees

The Board has established three board committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

The information below sets out the current members of each of the Company’s board committees and summarizes the functions of each of the committees in accordance with their mandates.

Audit Committee and Audit Committee Financial Experts

The Company has a standing Audit Committee and audit committee charter, which complies with Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the NYSE MKT. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is comprised of three (3) directors all of whom, in the opinion of the Board, are independent (in accordance with Rule 10A-3 of the Exchange Act and the requirements of Section 803A the NYSE MKT Company Guide) and financially literate (pursuant to the requirements of Section 803B of the NYSE MKT Company Guide): Anthony Marchese (Chairman), Cecil Wall and Nicholas Pingitore. Mr. Marchese is a “financial expert” as defined under Item 407(d)(5) of Regulation S-K and meets the requirements for financial sophistication under the requirements of Section 803B of the NYSE MKT Company Guide.

The Audit Committee is responsible for the oversight of the Company’s accounting and financial reporting processes. This includes the selection and engagement of the Company's independent registered public accounting firm and review of the scope of the annual audit, audit fees and results of the audit.

The Audit Committee meets with our management and our external auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. The Audit Committee reviews our significant financial risks, is involved in the appointment of senior financial executives and annually reviews our insurance coverage and any off-balance sheet transactions.

The Audit Committee monitors the Company’s audit and the preparation of financial statements and all financial disclosure contained in the Company’s SEC filings. The Audit Committee appoints the Company’s external auditors, monitors their qualifications and independence and determines the appropriate level of their remuneration. The external auditors report directly to the Audit Committee. The Audit Committee has the authority to terminate the Company’s external auditors’ engagement and approve in advance any services to be provided by the external auditors that are not related to the audit.

During the fiscal year ended August 31, 2013, the Audit Committee met once. A copy of the Audit Committee charter is available on the Company’s website at www.trer.com. The information on or accessible through the Company’s website is not a part of this prospectus.

Compensation Committee

The Company has a Compensation Committee comprised of three (3) directors, each of whom, in the opinion of the Board, are independent (under Section 803A of the NYSE MKT Company Guide): Cecil Wall (Chairman), James Wolfe and Anthony Marchese.

The Compensation Committee charter that complies with the requirements of the NYSE MKT. The Compensation Committee is responsible for considering and authorizing terms of employment and compensation of executive officers and providing advice on compensation structures in the various jurisdictions in which the Company operates. The Company’s Chief Executive Officer may not be present during the voting determination or deliberations of his or her compensation; however, the Compensation Committee does consult with the Company’s Chief Executive Officer in determining and recommending the compensation of directors and other executive officers.

In addition, the Company’s Compensation Committee reviews both our overall salary objectives and significant modifications made to employee benefit plans, including those applicable to executive officers, and proposes awards of stock options. The Compensation Committee has determined that the Company’s compensation policies and practices for its employees generally, not just executive officers, are not reasonably likely to have a material adverse effect on the Company.

The Compensation Committee does not and cannot delegate its authority to determine director and executive officer compensation. Our Compensation Committee and management did not engage the services of an external compensation consultant during fiscal year 2013.

During the fiscal year ended August 31, 2013, the Compensation Committee met once. A copy of the Compensation Committee charter is available on the Company’s website at www.trer.com. The information on or accessible through our website is not a part of this prospectus.

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee or Board interlocks among the members of the Company’s Board.

Corporate Governance and Nominating Committee

The Company has a Corporate Governance and Nominating Committee composed of 3 directors, each of whom, in the opinion of the Board are independent (under Section 803A of the NYSE MKT Company Guide): Phillip Goodell (Chairman), James Wolfe and Nicholas Pingitore. We have a Corporate Governance and Nominating Committee charter that complies with the requirements of the NYSE MKT.
The Company’s Corporate Governance and Nominating Committee are responsible for developing the Company’s approach to corporate governance issues. The Committee evaluates the qualifications of potential candidates for director and recommends to the Board nominees for election at the next annual meeting or any special meeting of stockholders, and any person to be considered to fill a Board vacancy resulting from death, disability, removal, resignation or an increase in Board size. The Committee has not adopted a formal policy which sets forth the criteria the Board will assess in connection with the consideration of a candidate. Instead the Committee considers a multitude of qualifications and characteristics, including the candidate’s integrity, reputation, judgment, knowledge, independence, experience, accomplishments, commitment and skills, all in the context of an assessment of the perceived needs of the Board at that time.

During the fiscal year ended August 31, 2013, the Corporate Governance and Nominating Committee did not meet. A copy of the Corporate Governance and Nominating Committee charter is available on the Company’s website at www.trer.com. The information on or accessible through our website is not a part of this prospectus.

Code of Ethics

The Company has adopted a corporate Code of Business and Ethical Conduct administered by its President and Chief Executive Officer, Daniel Gorski. The Company believes its Code of Business and Ethical Conduct is reasonably designed to deter wrongdoing and promote honest and ethical conduct, to provide full, fair, accurate, timely and understandable disclosure in public reports, to comply with applicable laws, to ensure prompt internal reporting of code violations, and to provide accountability for adherence to the code. The Company’s Code of Business and Ethical Conduct provides written standards that are reasonably designed to deter wrongdoing and to promote:

—	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

—	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;

—	Compliance with applicable governmental laws, rules and regulations;

—	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

—	Accountability for adherence to the code.

The Company’s Code of Business and Ethical Conduct is available on its web site at www.trer.com. A copy of the Code of Business and Ethical Conduct will be provided to any person without charge upon written request to the Company at its executive offices: 539 El Paso Avenue, Sierra Blanca, Texas 79851. We intend to disclose any waiver from a provision of the Code of Business and Ethical Conduct that applies to any of the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions that relates to any element of the Company’s Code of Business and Ethical Conduct on the Company’s website. No waivers were granted from the requirements of the Code of Business and Ethical Conduct during the year ended August 31, 2013, or during the subsequent period to the date of this prospectus. The information on or accessible through our website is not a part of this prospectus.

EXECUTIVE COMPENSATION

The following summary compensation tables set forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years stated for those persons who were, at August 31, 2014 named executive officers. “Named Executive Officer” means: (a) each Chief Executive Officer, (b) each Chief Financial Officer, (c) each of the three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the Chief Executive Officer and Chief Financial Officer, at the end of the most recently completed financial year; and (d) each individual who would be an NEO under paragraph (c) but for the fact that the individual was neither an executive officer of the Company, nor acting in a similar capacity, at the end of that financial year.

Summary Compensation Table
Name and principal position (a)	Year (b)	Salary (US$) (c)	Option Awards (US$) (f)	All Other Compensation (US$) (i)	Total compensation (US$) (j)
Daniel Gorski	2014	120,000	$26,400(1)	$0	$146,400
Chief Executive Officer and	2013	$120,000	$0	$0	$120,000
Former Chief Operating Officer	2012	$45,834	$0	$66,500	$112,334

G.W. Mike McDonald	2014	$0	$0	$24,000	$24,000
Chief Financial Officer	2013	$0	$0	$20,000	$20,000

(1)
On December 8, 2013, our Board approved and granted 60,000 options Mr. Gorski. These options were originally exercisable at $0.50 per share for a period of ten years, vesting immediately and at a fair value of $30,000 using the Black-Sholes pricing model. On March 3, 2014, our Board approved the repricing of these 60,000 options to $0.45. With respect to the repricing of these options, the Black-Scholes pricing model was used to estimate the fair value of the 60,000 options, using the assumptions of a risk free interest rate of 0.39%, a dividend yield of 0%, volatility of 290% and an expected life of 9.75 years.

Executive Compensation Agreements and Summary of Executive Compensation

Report on Executive Compensation

During the year ended August 31, 2014, the Board and the Company’s Compensation Committee, was responsible for establishing a compensation policy and administering the compensation programs of the Company’s executive officers.

Salary

The amount of compensation paid by the Company to each of the Company’s officers and the terms of those persons’ employment is determined by the Compensation Committee. The Compensation Committee evaluates past performance and considers future incentive and retention in considering the appropriate compensation for the Company’s officers. The Company believes that the compensation paid to the Company’s directors and officers is fair to the Company.

Stock Incentive Awards

The Compensation Committee believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.

In this regard, during the fiscal year ended August 31, 2014, Compensation Committee and the Board did not authorize the issuance of stock option awards to named executive officers.

Executive Compensation Agreements

Agreement with Mr. Gorski

In May 2011, the Company entered into an at will employment arrangement with Dan Gorski, the Company’s chief operating officer, pursuant to which he will be paid an annual salary of $110,000. On December 31, 2011, Mr. Gorski resigned as the Company’s chief operating officer.

On August 16, 2012, the Company agreed to pay Mr. Daniel Gorski, in the amount of $120,000 annually in connection with his appointment as Chief Executive Officer of the Company. The Company and Mr. Gorski have not entered into a formal written employment agreement in relation to Mr. Gorski’s compensation and employment terms as Chief Executive Officer.

Agreement with Mr. McDonald

On June 5, 2013, the Company entered into a consulting agreement, effective May 1, 2013, with G.W. “Mike” McDonald. The consulting agreement provides for a monthly retainer in the amount of $2,000. In addition to the retainer, the Company agreed to reimburse Mr. McDonald for reasonable expenses incurred by Mr. McDonald in performance of his duties under the consulting agreement The consulting agreement is for an initial term of one year but may be extended by written agreement of the Registrant and Mr. McDonald.

Outstanding Equity Awards At Fiscal Year-End
The following table sets forth the stock options granted to our named executive officers as of August 31, 2014. No stock appreciation rights were awarded.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date
Daniel Gorski	60,000	$0.45	12/08/2023
G.W. Mike McDonald	--	--	--

Nonqualified Deferred Compensation

The Company does not offer nonqualified deferred compensation to any of its named executive officers.

Potential Payments upon Termination or Change-in-Control.

As discussed above, Mr. Mathers received severance upon termination.

DIRECTOR COMPENSATION

The following table sets forth the compensation granted to our directors during the fiscal year ended August 31, 2014.  Compensation to directors that are also named executive officers is detailed above and is not included on this table.

Name	Fees Paid or Earned in Cash ($)	Option Awards ($)	Total ($)
(a)	(b)	(d)	(h)
Anthony Marchese	$19,500	$105,598	$125,098
Cecil Wall	$18,000	$105,598	$123,598
Nicholas Pingitore	$14,000	$26,400	$40,400
James Wolfe	$14,000	$26,400	$40,400
Philip Goodell	$5,500	$0	$5,500
Laura Lynch	$17,000	$26,400	$43,400
Jack Lifton	$13,500	$43,966	$57,466

Compensation of Directors

The Company has agreed to pay its directors $10,000 annually, $1,000 for in person board meetings, $500 for telephonic board meetings and $500 for committee meetings (both in person and telephonic).  Independent directors will be offered the option to elect to receive any cash compensation as restricted stock at a 20% discount to the closing price on the date of grant.  Each of our directors are reimbursed reasonable out of pocket expenses associated with attending our board meetings.

On October 1, 2013, we appointed Mr. Jack Lifton to serve as a member of our Board. In connection with the appointment of Mr. Jack Lifton to our Board on October 1, 2013, Mr. Lifton was granted 100,000 options to purchase shares of our common stock, vesting immediately with a term of 5 years and at an exercise price of $0.50. With respect to these options, the Black-Scholes pricing model was used to estimate the fair value of the 100,000 options issued during the period to this director, using the assumptions of a risk free interest rate of 1.10%, dividend yield of 0%, volatility of 302%, and an expected life of 5 years. These options were immediately expensed during the current period in the amount of approximately $47,000. In addition, Mr. Lifton, as a non-executive director, will receive $10,000 annually, $1,000 for in person board meetings, $500 for telephonic board meetings and $500 for committee meetings (both in person and telephonic) pursuant to our director compensation program.

On December 8, 2013, our Board approved and granted 240,000 options to Mr. Marchese, 160,000 options to Dr. Pingitore, and 60,000 options each to Mr. Gorski, Dr. Wolfe, Mr. Lifton, Dr. Goodell, Ms. Lynch and Mr. Wall.  All options to these members are exercisable at $0.50 per share for a period of ten years, vesting immediately. With respect to these options, the Black-Scholes pricing model was used to estimate the fair value of the 760,000 options issued during the period to these directors, using the assumptions of a risk free interest rate of 2.88%, dividend yield of 0%, volatility of 297%, and an expected life of 10 years. These options were expensed during the quarter ending February 28, 2014. Total value expensed was approximately $380,000.

On March 3, 2014, our Board approved the repricing of all outstanding Board options for active directors to $0.45.  A total of 3.185 million Directors’ options that were outstanding as of March 3, 2014.  With respect to these options, the Black-Scholes pricing model was used to estimate the fair value of the 3.185 million options outstanding on March 3, 2014, using the assumptions of a risk free interest rate from 0.39% to 2.6%, a dividend yield of 0%, volatility of 158%, to 883% and an expected life of 2 to 9.75 years. The options will be expensed in full during the third quarter 2014 in the amount of approximately $43,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended August 31, 2013 we had no reportable transactions with related parties, including named security holders.

Except as indicated herein, no officer, director, promoter, or affiliate of the Company has or proposes to have any direct or indirect material interest in any asset acquired or proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

Policy for Review of Related Party Transactions

The Company has a policy for the review of transactions with related persons as set forth in the Company’s Audit Committee Charter and internal practices. The policy requires review, approval or ratification of all transactions in which the Company is a participant and in which any of the Company's directors, executive officers, significant stockholders or an immediate family member of any of the foregoing persons has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy - including employment of executive officers, director compensation (in general, where such transactions are required to be reported in the Company's proxy statement pursuant to SEC compensation disclosure requirements), as well as certain transactions where the amounts involved do not exceed specified thresholds. All related party transactions must be reported for review by the Audit Committee pursuant to the Audit Committee’s charter and the rules of the NYSE MKT.

Following its review, the Audit Committee determines whether these transactions are in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether they are on terms no less favorable to the Company than those available with other parties and the related person's interest in the transaction. If a related party transaction is to be ongoing, the Audit Committee may establish guidelines for the Company's management to follow in its ongoing dealings with the related person.

Our policy for review of transactions with related persons was followed in all of the transactions set forth above and all such transactions were reviewed and approved in accordance with our policy for review of transactions with related persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of November 11, 2014, regarding the ownership of the Company’s common stock by: (i) each named officer, each director and all of the Company’s directors and executive officers as a group; and (ii) each person who is known by us to own more than 5% of the Company’s shares of common stock. The number of shares beneficially owned and the percentage of shares beneficially owned are based on 37,036,916 shares of common stock outstanding as of November 11, 2014.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options that are exercisable within 60 days following November 11, 2014 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent Of Class Beneficially Owned
G.W. McDonald	5,066,750		13.7%
Daniel E. Gorski	4,860,000	(1)	13.1%
Anthony Marchese	1,861,000	(2)	4.9%
Cecil Wall	849,923	(3)	2.3%
Nicholas Pingitore	893,940	(4)	2.4%
James Wolfe	640,000	(5)	1.7%
Laura Lynch	162,000	(6)	*
Jack Lifton	160,000	(7)	*
All directors and executive officers as a group (9 persons)	14,441,613		35.9%
John C Tumazos	2,513,597	(8)	6.8%
Highline Capital Management, LLC(9) One Rockefeller Center, 30th Floor, New York, NY 10020	3,689,369	(10)	9.7%
SC Fundamental Value Fund LP	2,101,187	(11)	5.67%

*	Less than 1%.

(1)	Represents 4,800,000 shares of common stock and 60,000 shares of common stock acquirable upon exercise of a 10 year option at an exercise price of $0.50 per share.

(2)
Represents (i) the following securities registered in the name of Mr. Marchese (a) 362,500 shares of common stock, (b) a 3.5 year option to purchase up to 45,000 shares of common stock at an exercise price of $0.45 per share, (c) a ten year option to purchase up to 100,000 shares of common stock at an exercise price of $0.45 per share (d) a five year option to purchase up to 150,000 shares of common stock at an exercise price of $0.45 (e) a five year option to purchase up to 175,000 shares of common stock at an exercise price of $0.45, (f) a five year option to purchase up to 250,000 shares of common stock at an exercise price of $0.45, (g) a five year option to purchase up to 225,000 shares of common stock at an exercise price of $0.45 and (h) a ten year option to purchase up to 240,000 shares of common stock at an exercise price of $0.45; and (ii) the following securities registered in the name of the Insiders Trend Fund, LP., an entity in which Mr. Marchese serves as general partner and chief investment officer: 312,500 shares of common stock.

(3)
Consists of (i) 599,923 shares of common stock, (ii) a five year option to purchase up to 90,000 shares of common stock at an exercise price of $0.45; (iii) a ten year option to purchase up to 100,000 shares of common stock at an exercise price of $0.45; and (iv) a ten year option to purchase up to 60,000 shares of common stock at an exercise price of $0.45.

(4)
Consists of (i) 158,940 shares of common stock; (ii) a ten year option to purchase up to 100,000 shares of common stock at an exercise price of $0.45, (iii) a five year option to purchase up to 250,000 shares of common stock at an exercise price of $0.45, (iv) a five year option to purchase up to 225,000 shares of common stock at an exercise price of $0.45; and (v) a ten year option to purchase up to 160,000 shares of common stock at an exercise price of $0.45.

(5)
Consists of 5,000 shares of common stock and (i) a ten year option to purchase up to 100,000 shares of common stock at an exercise price of $0.45, (ii) a five year option to purchase up to 250,000 shares of common stock at an exercise price of $0.45, (iii) a five year option to purchase up to 225,000 shares of common stock at an exercise price of $0.45; and (iv) a ten year option to purchase up to 60,000 shares of common stock at an exercise price of $0.45.

(6)
Consists of 2,000 shares of common stock and (i) a ten year option to purchase up to 100,000 shares of common stock at an exercise price of $0.45 and (ii) a ten year option to purchase up to 60,000 shares of common stock at an exercise price of $0.45.

(7)
Consists of (i) a ten year option to purchase up to 100,000 shares of common stock at an exercise price of $0.45 and (ii) a ten year option to purchase up to 60,000 shares of common stock at an exercise price of $0.45.

(8)	Includes 1,889,597 shares of common stock, 149,000 shares of common stock underlying warrants and 475,000 Shares underlying options that are currently exercisable.
(9)
Highline Capital Management, LLC (“Highline Management”) serves as investment advisor for Highline Capital Partners QP LP, Highline Capital Partners, LP, Highline A Masterfund, LLC and Highline Master, LP and may be deemed to have beneficial ownership over the securities held by each of these entities. Jacob W. Doft is the managing member of Highline Management, and as the sole managing member has voting and investment control over securities held by Highline Management.

(10)	Represents (i) 2,500,000 shares of common stock and (ii) 1,189,369 shares of common stock underlying a five year warrant exercisable at $2.50 per share.
(11)	Represents shares held by related persons and entities SC Fundamental Value Fund, L.P., SC Fundamental LLC, Peter M. Collery, Neil H. Koffler, John T. Bird and David Hurwitz.

It is believed by the Company that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table and the footnotes thereto. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

The Company is not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

Change in Control

The Company is not aware of any arrangement that might result in a change in control in the future. The Company has no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in the Company’s control.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Securities Transfer Corporation whose address is 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

EXPERTS

Our financial statements as of August 31, 2014 and 2013 have been audited by LBB & Associates Ltd., LLP (an independent registered public accounting firm) to the extent and for the periods set forth in their report thereon, appearing elsewhere in this registration statement, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities to be sold in this offering will be passed upon by Dorsey & Whitney LLP, of Denver, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-1 that we have filed registering the common stock to be sold in this offering. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access and read our SEC filings, including this registration statement and all of the exhibits to the registration statement, through the SEC’s website (http:www.sec.gov). This site contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. This registration statement, including the exhibits and schedules filed as a part of the registration statement, may be inspected at the public reference facility maintained by the SEC at its public reference room 100 F Street NE, NW, Washington, DC 20549 and copies of all or any part thereof may be obtained from that office. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

GLOSSARY OF TERMS

Alteration	Any physical or chemical change in a rock or mineral subsequent to its formation.

Breccia	A rock in which angular fragments are surrounded by a mass of fine-grained minerals.

Concession	A grant of a tract of land made by a government or other controlling authority in return for stipulated services or a promise that the land will be used for a specific purpose.

Core	The long cylindrical piece of a rock, about an inch in diameter, brought to the surface by diamond drilling.

Diamond drilling
A drilling method in which the cutting is done by abrasion using diamonds embedded in a matrix rather than by percussion. The drill cuts a core of rock, which is recovered in long cylindrical sections.

Drift	A horizontal underground opening that follows along the length of a vein or rock formation as opposed to a cross-cut which crosses the rock formation.

Exploration	Work involved in searching for ore, usually by drilling or driving a drift.

Exploration expenditures	Costs incurred in identifying areas that may warrant examination and in examining specific areas that are considered to have prospects that may contain mineral deposit reserves.

Grade	The average assay of a ton of ore, reflecting metal content.

Host rock	The rock surrounding an ore deposit.

Intrusive	A body of igneous rock formed by the consolidation of magma intruded into other rocks, in contrast to lavas, which are extruded upon the surface.

Lode	A mineral deposit in solid rock.

Ore
The naturally occurring material from which a mineral or minerals of economic value can be extracted profitably or to satisfy social or political objectives. The term is generally but not always used to refer to metalliferous material, and is often modified by the names of the valuable constituent; e.g., iron ore.

Ore body	A continuous, well-defined mass of material of sufficient ore content to make extraction economically feasible.

Mine development	The work carried out for the purpose of opening up a mineral deposit and making the actual ore extraction possible.

Mineral	A naturally occurring homogeneous substance having definite physical properties and chemical composition, and if formed under favorable conditions, a definite crystal forms.

Mineralization	The presence of minerals in a specific area or geological formation.

Mineral Reserve
That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves are customarily stated in terms of “Ore” when dealing with metalliferous minerals.

Probable (Indicated) Reserves
Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

Prospect Proven (Measured) Reserves
A mining property, the value of which has not been determined by exploration. Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

Tonne	A metric ton which is equivalent to 2,200 pounds.

Trend	A general term for the direction or bearing of the outcrop of a geological feature of any dimension, such as a layer, vein, ore body, or fold.

Unpatented mining claim
A parcel of property located on federal lands pursuant to the General Mining Law and the requirements of the state in which the unpatented claim is located, the paramount title of which remains with the federal government. The holder of a valid, unpatented lode-mining claim is granted certain rights including the right to explore and mine such claim.

Vein	A mineralized zone having a more or less regular development in length, width, and depth, which clearly separates it from neighboring rock.

INDEX TO FINANCIAL STATEMENTS

The following audited financial statements of the Company as at and for the years ended August 31, 2014 and 2013 are attached as pages F-1 through F-14 and are incorporated herein by reference:

Supplementary Data

As a smaller reporting company, we are not required to provide any supplementary data.

LBB & ASSOCIATES LTD., LLP
10260 Westheimer Road, Suite 310
Houston, TX 77042
Phone: (713) 800-4343 Fax: (713) 456-2408

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Texas Rare Earth Resources Corp
Sierra Blanca, Texas

We have audited the accompanying balance sheets of Texas Rare Earth Resources Corp (the “Company”) as of August 31, 2014 and 2013, and the related statements of operations, shareholders' equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Texas Rare Earth Resources Corp as of August 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2015 raise substantial doubt about its ability to continue as a going concern. The 2014 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & ASSOCIATES Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
November 11, 2014

TEXAS RARE EARTH RESOURCES CORP
BALANCE SHEETS

	August 31, 2014	August 31, 2013

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$387,841	$2,374,017
Prepaid expenses and other current assets	44,641	61,828
Total current assets	432,482	2,435,845

Property and equipment, net	83,002	148,217
Mineral properties	1,718,286	1,718,286
Deposits	61,396	111,250

TOTAL ASSETS	$2,295,166	$4,413,598

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$155,123	$228,834
Accounts payable - related party	8,390	-
Current portion of note payable	30,458	29,007
Total current liabilities	193,971	257,841
Note payable - net of current portion and discount	260,387	290,845
Total liabilities	454,358	548,686

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Preferred stock, par value $0.001; 10,000,000 shares authorized, no shares issued and outstanding as of August 31, 2014 and
August 31, 2013, respectively	-	-
Common stock, par value $0.01; 100,000,000 shares authorized,
37,036,916 shares issued and outstanding as of
August 31, 2014 and August 31, 2013, respectively	370,370	370,370
Additional paid-in capital	30,769,086	30,001,752
Accumulated deficit	(29,298,648)	(26,507,210)
Total shareholders' equity	1,840,808	3,864,912

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,295,166	$4,413,598

The accompanying notes are an integral part of these financial statements.

TEXAS RARE EARTH RESOURCES CORP
STATEMENT OF OPERATIONS

	Year Ended August 31,
	2014	2013
OPERATING EXPENSES
Exploration costs	$455,903	$1,281,998
General and administrative expenses	2,333,081	2,403,226

Total operating expenses	2,788,984	3,685,224

LOSS FROM OPERATIONS	(2,788,984)	(3,685,224)

OTHER INCOME (EXPENSE)
Loss on asset disposal	-	(12,835)
Interest and other income	5,289	24,388
Interest and other expense	(7,743)	(16,191)
Total other income (expense)	(2,454)	(4,638)

NET LOSS	$(2,791,438)	$(3,689,862)

Net loss per share:
Basic and diluted net loss per share	$(0.08)	$(0.10)

Weighted average shares outstanding:
Basic and diluted	37,036,916	36,670,297

The accompanying notes are an integral part of these financial statements.

TEXAS RARE EARTH RESOURCES CORP
STATEMENTS OF SHAREHNOLDERS' EQUITY

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Balance at August 31, 2012	-	$-	36,550,009	$365,501	$29,262,684	$(22,817,348)	$6,810,837

Options issued to Officers and Directors					376,629		376,629
Repurchase of common stock outstanding			(576,923)	(5,769)	(126,923)		(132,692)
Common Stock issued for assumption of West Lease			1,063,830	10,638	489,362		500,000
Net loss						(3,689,862)	(3,689,862)

Balance at August 31, 2013	-	-	37,036,916	370,370	30,001,752	(26,507,210)	3,864,912

Options issued to Officers and Directors					654,111		654,111
Shares issued for services					113,223		113,223
Net loss						(2,791,438)	(2,791,438)

Balance at August 31, 2014	-	$-	37,036,916	$370,370	$30,769,086	$(29,298,648)	$1,840,808

The accompanying notes are an integral part of these financial statements.

TEXAS RARE EARTH RESOURCES CORP
STATEMENTS OF CASH FLOWS

	Year Ended August 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,791,438)	$(3,689,862)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation expense	65,855	86,272
Loss on disposition of fixed assets	-	12,835
Stock based compensation	767,334	376,629
Changes in current assets and liabilities:
Prepaid expenses and other assets	67,041	3,912
Accounts payable and accrued expenses	(73,711)	(249,596)
Accounts payable related party	8,390	-
Net cash used in operating activities	(1,956,529)	(3,459,810)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in mineral properties	-	(510,000)
Purchase of fixed assets	(640)	(696)
Proceeds from sale of fixed assets	-	4,280
Net cash used in investing activities	(640)	(506,416)

CASH FLOWS FROM FINANCING ACTIVITIES
Payment on note payable	(29,007)	(45,000)
Purchase of common stock	-	(132,692)
Net cash used in financing activities	(29,007)	(177,692)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,986,176)	(4,143,918)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,374,017	6,517,935
CASH AND CASH EQUIVALENTS, END OF PERIOD	$387,841	$2,374,017

SUPPLEMENTAL INFORMATION
Interest paid	$7,743	$191
Taxes paid	$-	$-
Issuance of common stock for lease assignment	$-	$500,000
Note payable for lease assignment	$-	$364,852

The accompanying notes are an integral part of these financial statements.

TEXAS RARE EARTH RESOURCES CORP.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2014 AND 2013

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Texas Rare Earth Resources Corp (the “Company”) was incorporated in the State of Nevada in 1970.  In July 2004, our articles of incorporation were amended and restated to increase the authorized capital to 25,000,000 common shares and, in April 2007, we effected a 1 for 2 reverse stock split.  In September 2008, our articles of incorporation were further amended and restated to increase the authorized capital to 100,000,000 common shares with a par value of $0.01 per share and to authorize 10,000,000 preferred shares with a par value of $0.001 per share.  Our fiscal year-end is August 31.

Effective September 1, 2010, we changed our name from “Standard Silver Corporation” to “Texas Rare Earth Resources Corp.”  We are now a mining company engaged in the business of the acquisition and development of mineral properties.  As of the date of this filing, we hold two nineteen year leases, executed in September and November of 2011, to explore and develop a 950 acre rare earths project located in Hudspeth County, Texas known as the Round Top Project and prospecting permits covering an adjacent 9,345 acres.  We also own unpatented mining claims in New Mexico. We are currently not evaluating any additional prospects, and intend to focus primarily on the development of our Round Top rare earth prospect.

On August 24, 2012, we changed our state of incorporation from the State of Nevada to the State of Delaware (the “Reincorporation”) pursuant to a plan of conversion dated August 24, 2012.   The Reincorporation was previously submitted to a vote of, and approved by, our stockholders at a special meeting of the stockholders held on April 25, 2012.

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $29,298,648 as of August 31, 2014 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation

Our financial records are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred, in accordance with generally accepted accounting principles (“GAAP”) – United States.

Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.  Cash and cash equivalents consist of demand deposits at commercial banks.  We currently have cash deposits at financial institutions in excess of federally insured limits.

Property and Equipment

Our property and equipment consists primarily of vehicles, furniture and equipment, and are recorded at cost. Expenditures related to acquiring or extending the useful life of our property and equipment are capitalized. Expenditures for repair and maintenance are charged to operations as incurred. Depreciation is computed using the straight-line method over an estimated useful life of 3-20 years.

Lease Deposits

From time to time, the Company makes deposits in anticipation of executing leases.  The deposits are capitalized upon execution of the applicable agreements.

Long-lived Assets

The Company reviews the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through operations.  To determine if these costs are in excess of

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES (Continued)

their recoverable amount, periodic evaluation of carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC 360”),  Property, Plant and Equipment.   We have not incurred any impairment losses and, therefore, no impairment is reflected in these financial statements.

Revenue Recognition

We recognize revenue when persuasive evidence of an arrangement exists, services have been performed, the sales price is fixed or determinable, and collectability is probable. We have yet to generate any revenue.

Mineral Exploration and Development Costs

All exploration expenditures are expensed as incurred. Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is determined to be a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If the Company does not continue with exploration after the completion of the feasibility study, the mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs. To determine if these costs are in excess of their recoverable amount, periodic evaluation of carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with ASC 360-10-35-15,  Impairment or Disposal of Long-Lived Assets. Exploration costs were approximately $456,000 and $1,282,000 for the years ended August 31, 2014 and 2013, respectively.

Share-based Payments

The Company estimates the fair value of share-based compensation using the Black-Scholes valuation model, in accordance with the provisions of ASC 718,  Stock Compensation and ASC 505, Share-Based Payments .  Key inputs and assumptions used to estimate the fair value of stock options include the grant price of the award, the expected option term, volatility of our stock, the risk-free rate, and dividend yield. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by the option holders, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company.

Amended 2008 Stock Option Plan

In September 2008, the Board adopted our 2008 Stock Option Plan (the “2008 Plan”), which was also approved by our shareholders in September 2008.  In May 2011, the board of directors adopted an amendment to our 2008 Plan (the “Amended 2008 Plan”), which was also approved by our shareholders in August 2011. The Amended 2008 Plan increased the number of shares available for grant from 2,000,000 to up to 5,000,000 shares of our common stock for awards to our officers, directors, employees and consultants.  On February 15, 2012, our stockholders approved an increase of 2,000,000 of shares of common stock available for issuance under the amended 2008 Stock Option Plan (the “Plan”).  As amended, the Plan provides for 7,000,000 shares of common stock for all awards.  Other provisions of the Amended 2008 Plan remain the same as under our 2008 Plan.  As of August 31, 2014, a total of 2,205,000 shares of our common stock remained available for future grants under the Amended 2008 Plan.

Income Taxes

Income taxes are computed using the asset and liability method, in accordance with ASC 740, Income Taxes.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities, and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share on the face of the Statements of Operations.  Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period, including stock options and warrants using the treasury method.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Management believes that these financial statements include all normal and recurring adjustments necessary for a fair presentation under Generally Accepted Accounting Principles.

Fair Value Measurements

We account for assets and liabilities measured at fair value in accordance with ASC 820, Fair Value Measurements and Disclosures.  ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement.  Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability.  As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified with Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).The three levels of inputs used to measure fair value are as follows:

●	Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.
●	Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
●	Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Our financial instruments consist principally of cash, accounts payable and accrued liabilities and note payable.  The carrying amounts of such financial instruments in the accompanying financial statements approximate their fair values due to their relatively short-term nature.  It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Recent Accounting Pronouncements

Pronouncements between August 31, 2014 and the date of this filing are not expected to have a significant impact on our operations, financial position, or cash flow, nor does the Company expect the adoption of recently issued, but not yet effective, accounting pronouncements to have a significant impact on our results of operations, financial position or cash flows.

NOTE 3 – PROPERTY AND EQUIPMENT, NET

Property and equipment consist of office furniture, equipment and vehicles.  The property and equipment are depreciated using the straight-line method over their estimated useful life of 3-20 years.  Our property and equipment, net consist of the following:

	August 31, 2014	August 31, 2013
Furniture &office equipment	$85,889	$85,889
Vehicles	105,299	105,299
Computers & software	48,711	48,071
Field equipment	71,396	71,396
Total cost basis	311,295	310,655
Less: Accumulated depreciation	(228,293)	(162,438)
Property & equipment, net	$83,002	$148,217

Depreciation expense for the years ending August 31, 2014 and 2013 was $65,855 and $86,272, respectively.

NOTE 4 – MINERAL PROPERTIES

September 2011 Lease

On September 2, 2011, we entered into a new mining lease with the Texas General Land Office covering Sections 7 and 18 of Township 7, Block 71 and Section 12 of Block 72, covering approximately 860 acres at Round Top Mountain in Hudspeth County, Texas.  The mining lease issued by the Texas General Land Office gives us the right to explore, produce, develop, mine, extract, mill, remove, and market beryllium, uranium, rare earth elements, all other base and precious metals, industrial minerals and construction materials and all other minerals excluding oil, gas, coal, lignite, sulfur, salt, and potash.  The term of the lease is nineteen years so long as minerals are produced in paying quantities.

Under the lease, we will pay the State of Texas a lease bonus of $142,518; $44,718 of which was paid upon the execution of the lease, and $97,800 which will be due when we submit a supplemental plan of operations to conduct mining.  Upon the sale of minerals removed from Round Top, we will pay the State of Texas a $500,000 minimum advance royalty.

Thereafter, we will pay the State of Texas a production royalty equal to eight percent (8%) of the market value of uranium and other fissionable materials removed and sold from Round Top and six and one quarter percent (61/4%) of the market value of all other minerals removed and sold from Round Top.

Thereafter, assuming production of paying quantities has not been obtained, we may pay additional delay rental fees to extend the term of the lease for successive one (1) year periods pursuant to the following schedule:

	Per Acre Amount	Total Amount
September 2, 2013 – 2014	$50	$44,718
September 2, 2015 – 2019	$75	$67,077
September 2, 2020 – 2024	$150	$134,155
September 2, 2025 – 2029	$200	$178,873

 In August 2014, we paid a delay rental to the State of Texas in the amount of $44,718.

November 2011 Lease

On November 1, 2011, we entered into a mining lease with the State of Texas covering 90 acres, more or less, of land that we purchased in September 2011 near our Round Top site.  The deed was recorded with Hudspeth County on September 16, 2011. Under the lease, we paid the State of Texas a lease bonus of $20,700 which was paid upon the execution of the lease.  Upon the sale of minerals removed from Round Top, we will pay the State of Texas a $50,000 minimum advance royalty.  Thereafter, we will pay the State of Texas a production royalty equal to eight percent (8%) of the market value of uranium and other fissionable materials removed and sold from Round Top and six and one quarter percent (6 1/4%) of the market value of all other minerals sold from Round Top.

If production of paying quantities of minerals has not been obtained on or before November 1, 2012, we may pay the State of Texas a delay rental to extend the term of the lease in an amount equal to $4,500.  Thereafter, assuming production of paying quantities has not been obtained, we may pay additional delay rental fees to extend the term of the lease for successive one (1) year periods pursuant to the following schedule:

	Per Acre Amount	Total Amount
November 1, 2013-2014	$50	$4,500
November 1, 2015 – 2019	$75	$6,750
November 1, 2020 – 2024	$150	$13,500
November 1, 2025 – 2029	$200	$18,000

In August 2014, we paid a delay rental to the State of Texas of $4,500.

On March 6, 2013, we entered into a lease assignment (the “Lease Assignment Agreement”) with Southwest Range & Wildlife Foundation, Inc., a Texas non-profit corporation  (the “Foundation”), pursuant to which the Foundation agreed to assign to us a surface lease identified with the State of Texas as Surface Lease SL20040002 (the “West Lease”), which covers 54,990.11 acres in Hudspeth County, Texas.  In exchange for the West Lease, we agreed to:  (i) pay the Foundation $500,000 in cash; (ii) issue 1,063,830 of our common shares, par value $0.01 (the “Common Shares”); and (iii) make ten (10) payments to the Foundation of $45,000 each.  The first payment was made in June 2013, and the nine (9) subsequent payments due on or before June 1 of each of the following years, such payments to be used by the Foundation to support conservation efforts within the Rio Grande Basin.  The Lease Assignment Agreement contains standard representations, warranties and covenants. The closing of the transaction contemplated by the Lease Assignment Agreement was completed on March 8, 2013.

NOTE 5 – NOTE PAYABLE

In relation to the Foundation lease discussed in Note 4 the Company recorded a note payable for an amount for the initial $45,000 due upon signing of lease and the nine (9) future payments due of $45,000 which has been recorded at its present value discounted with an imputed interest rate of 5% for a total note payable of $364,852. At August 31, 2014 the current portion due is $30,458 and long-term portion due is $260,387. The Company has also accrued interest expense of $7,750 as of year end which is included in accrued liabilities.

Future maturities
Year	Principle amount due

2015	30,458
2016	31,981
2017	33,580
2018	35,259
2019 thereafter	159,567
Total	$290,845

During the fiscal year ended August 31, 2014 we paid the second installment of our surface lease in the amount of $45,000 to the Southwest Wildlife Foundation.

NOTE 6 – INCOME TAXES

The following table sets forth a reconciliation of the federal income tax for the years ended August 31, 2014 and 2013:

	2014	2013

Loss before provision for income taxes	$(2,791,438)	$(3,689,862)

Income tax benefit at 34% federal statutory rate	$949,089	$1,254,553

Permanent difference - non-deductible business meals and entertainment	(1,087)	(1,379)

Other	-	29,815

Increase in valuation allowance	(948,002)	(1,282,989)
	$-	$-

The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as a deferred tax asset and liability.  Significant components of the deferred tax assets are set out below along with a valuation allowance to reduce the net deferred tax asset to zero.

In order to comply with generally accepted accounting principles, management has decided to establish a valuation allowance because of the potential that the tax benefits underlying deferred tax asset may not be realized.  Significant components of our deferred tax asset at August 31, 2014 and 2013 are as follows:

	2014	2013

Net operating loss carryfowards	$3,520,253	$2,948,177

Stock compensation	1,486,689	1,264,291

Assets, exploration cost, depreciation and
amortization	3,452,684	3,299,156

Less: valuation allowance	(8,459,626)	(7,511,624)

	$-	$-

NOTE 6– INCOME TAXES (Continued)

As a result of a change in control effective in April 2007, our net operating losses prior to that date may be partially or entirely unavailable, by law, to offset future income and, accordingly, are excluded from the associated deferred tax asset.

The net operating loss carryforward in the approximate amount of $10,354,000 will begin to expire in 2022.  We file income tax returns in the United States and in one state jurisdiction.  With few exceptions, we are no longer subject to United States federal income tax examinations for fiscal years ending before 2010, and is no longer subject to state tax examinations for years before 2009.

NOTE 7– SHAREHOLDERS’ EQUITY

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.01 per share, and 10,000,000 preferred shares with a par value of $0.001 per share.

All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one non-cumulative vote per share in all matters to be voted upon by shareholders.  The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal ratable rights to dividends and distributions with respect to the common stock, as may be declared by our Board of Directors (our “Board”) out of funds legally available.  In the event of a liquidation, dissolution or winding up of the affairs of the Corporation, the holders of common stock are entitled to share ratably in all assets remaining available for distribution  to them after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

During the year ended August 31, 2014, we expensed approximately $767,000 in non-cash stock-based compensation to directors and outside consultants.

On September 1, 2013, our Board approved and granted a total of 60,000 options to consultants. The options are exercisable at $0.30 per share for a period of five years. All options vest 1/6 at the end of each month of consulting services. With respect to these options, the Black-Scholes pricing model was used to estimate the fair value of the 60,000 options issued during the period to these consultants, using the assumptions of a risk free interest rate of 1.62%, dividend yield of 0%, volatility of 303%, and an expected life of 5 years. These options are valued at approximately $16,000 and are being expensed over the vesting period of 6 months in the amount of approximately $2,700 per month and have been fully expensed at year end.

On October 1, 2013, we appointed Mr. Jack Lifton to serve as a member of our Board. In connection with the appointment of Mr. Jack Lifton to our Board on October 1, 2013, Mr. Lifton was granted 100,000 options to purchase shares of our common stock, vesting immediately with a term of 5 years and at an exercise price of $0.50. With respect to these options, the Black-Scholes pricing model was used to estimate the fair value of the 100,000 options issued during the period to this director, using the assumptions of a risk free interest rate of 1.10%, dividend yield of 0%, volatility of 302%, and an expected life of 5 years. These options were immediately expensed during the current period in the amount of approximately $47,000. In addition, Mr. Lifton, as a non-executive director, will receive $10,000 annually, $1,000 for in person board meetings, $500 for telephonic board meetings and $500 for committee meetings (both in person and telephonic) pursuant to our director compensation program.

On November 25, 2013, our Board approved and granted a total of 10,000 options to consultants. The options are exercisable at $0.50 per share for a period of five years. All options vest immediately. With respect to these options, the Black-Scholes pricing model was used to estimate the fair value of the 10,000 options issued during the period to these consultants, using the assumptions of a risk free interest rate of 1.37%, dividend yield of 0%, volatility of 298%, and an expected life of 5 years. These options were expensed immediately in the amount of approximately $5,000.

On December 8, 2013, our Board approved and granted 240,000 options to Mr. Marchese, 160,000 options to Dr. Pingitore, and 60,000 options each to Mr. Gorski, Dr. Wolfe, Mr. Lifton, Dr. Goodell, Ms. Lynch and Mr. Wall. All options to these members are exercisable at $0.50 per share for a period of ten years, vesting immediately. With respect to these options, the Black-Scholes pricing model was used to estimate the fair value of the 760,000 options issued during the period to these directors, using the assumptions of a risk free interest rate of 2.88%, dividend yield of 0%, volatility of 297%, and an expected life of 10 years. These options were expensed during the quarter ending February 28, 2014. Total value expensed was approximately $380,000.

On January 10, 2014, our Board entered into an agreement with a consultant to provide advisory services to the Company’s Board. As a part of the agreement our Board approved to provide the consultant with annual cash compensation of $5,000 and a grant of 25,000 options. The options are exercisable at $0.42 per share for a period of five years. All options vest immediately. With respect to these options, the Black-Scholes pricing model was used to estimate the fair value of the 25,000 options issued during the period to this advisor, using the assumptions of a risk free interest rate of 2.88%, dividend yield of 0%, volatility of 293%, and an expected life of 5 years. These options were expensed immediately in the amount of approximately $10,500.

NOTE 7– SHAREHOLDERS’ EQUITY (Continued)

On February 19, 2014, our Board approved a grant of 50,000 options to a consultant to the Company. The options are exercisable at $0.41 per share for a period of five years. All options vest immediately. With respect to these options, the Black-Scholes pricing model was used to estimate the fair value of the 50,000 options issued during the period to this advisor, using the assumptions of a risk free interest rate of 2.88%, dividend yield of 0%, volatility of 291%, and an expected life of 5 years. These options were expensed immediately in the amount of approximately $20,500.

On March 31, 2014, April 30, 2014, and May 31, 2014, the Board approved a total grant of 30,000 options to a consultant to the Company. The options are exercisable at $0.30 per share for a period of five years. All options vest immediately. With respect to these options, the Black-Scholes pricing model was used to estimate the fair value of the 30,000 options issued during the period to this advisor, using the assumptions of a risk free interest rate of 1.54% to 1.74%, dividend yield of 0%, volatility of 284% to 288%, and an expected life of 5 years. These options were expensed immediately in the amount of approximately $12,000.

On March 3, 2014, our Board approved the repricing of all outstanding Board options for active directors to $0.45. A total of 3.185 million Directors’ options that was outstanding as of March 3, 2014. With respect to these options, the Black-Scholes pricing model was used to estimate the fair value of the 3.185 million options outstanding on March 3, 2014, using the assumptions of a risk free interest rate from 0.39% to 2.6%, a dividend yield of 0%, volatility of 158%, to 883% and an expected life of 2 to 9.75 years. The options were expensed in full during the third quarter 2014 in the amount of approximately $43,000.

On March 19, 2014, our Board approved a grant of 25,000 options to a consultant to the Company. The options are exercisable at $0.41 per share for a period of five years. All options vest immediately. With respect to these options, the Black-Scholes pricing model was used to estimate the fair value of the 25,000 options issued during the period to this advisor, using the assumptions of a risk free interest rate of 1.56%, dividend yield of 0%, volatility of 289%, and an expected life of 5 years. These options were expensed immediately in the amount of approximately $10,500.

On June 30, 2014, July 31, 2014, and August 31, 2014, the Board approved a total grant of 30,000 options to a consultant to the Company. The options are exercisable at $0.30 per share for a period of five years. All options vest immediately. With respect to these options, the Black-Scholes pricing model was used to estimate the fair value of the 30,000 options issued during the period to this advisor, using the assumptions of a risk free interest rate of 1.62% to 1.76%, dividend yield of 0%, volatility of 281% to 286%, and an expected life of 5 years. These options were expensed immediately in the amount of approximately $12,000.

During the year the Company recognized stock compensation expense of approximately $210,000 for 1,725,000 stock options issued to Board members in prior year for services vesting over one to three years. As of yearend there remains approximately $249,000 of stock compensation expense to be recognized.

We currently have 37,036,916 shares of our common stock outstanding.

As of August 31, 2014, the Company has 9,587,000 warrants issued in prior year, exercisable and outstanding with exercise prices of $2.50 to $5.00 per warrant, expiring 2015 and 2016.

As of August 31, 2014, the Company has 4,965,000 options issued and outstanding, of which 1,090,000 were issued during the twelve months ended August 31, 2014. The options have exercise prices of $0.30 to $1.00 and 3,971,022 are vested and exercisable, expiring in 2016 and 2024.

In September 2008, the Board adopted our 2008 Stock Option Plan (the “2008 Plan”), which was also approved by our shareholders in September 2008.  In May 2011, the board of directors adopted an amendment to our 2008 Plan (the “Amended 2008 Plan”), which was also approved by our shareholders in August 2011. The Amended 2008 Plan increased the number of shares available for grant from 2,000,000 to up to 5,000,000 shares of our common stock for awards to our officers, directors, employees and consultants.  On February 15, 2012, our stockholders approved an increase of 2,000,000 of shares of common stock available for issuance under the amended 2008 Stock Option Plan (the “Plan”).  As amended, the Plan provides for 7,000,000 shares of common stock for all awards.  Other provisions of the Amended 2008 Plan remain the same as under our 2008 Plan.  As of August 31, 2014, a total of 2,205,000 shares of our common stock remained available for future grants under the Amended 2008 Plan.

NOTE 7– SHAREHOLDERS’ EQUITY (Continued)

The following table sets forth certain information as of August 31, 2014 concerning our common stock that may be issued upon the exercise of options or warrants or pursuant to purchases of stock under the Amended 2008 Plan:

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options	(c) Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	4,795,000	$0.70	2,205,000
Equity compensation plans not approved by stockholders	170,000	$0.33	--

Total	4,965,000	$0.69	2,205,000

Warrants

The fair value of the 1,905,000 warrants issued in January 2011 with our 2011 Private Placement was estimated at the date of issue using the Black-Scholes valuation model. The Company included the relative fair value of the warrants of $944,000 as APIC.

The fair value of the 7,432,000 Option Warrants issued in May and June with our 2011 Private Placement was estimated at the date of issue using the Black-Scholes valuation model. The Company recorded the relative fair value of the warrants of $2,236,000 as Additional Paid In Capital.

 The fair value of the 250,000 Option Warrants issued in November 2010 for public relations services was estimated at the date of issue using the Black-Scholes valuation model. The Company recorded the relative fair value of the warrants of $479,998 as Additional Paid In Capital.

Warrant activity for the year ended August 31, 2014, was as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (In Years)	Grant Date Fair Value

Outstanding at August 31, 2013	9,587,000	$2.57	1.54	$ 3,659,998

Warrants granted	-	-	-	-

Warrants exercised	-	-	-	-

Warrants cancelled/forfeited/expired	-	-	-	-

Outstanding at August 31, 2014	9,587,000	$2.57	1.54	$ 3,659,998

Vested at August 31, 2014	9,587,000	$2.57	1.54	$ 3,659,998

Exercisable at August 31, 2014	9,587,000	$2.57	1.54	$ 3,659,998

NOTE 7– SHAREHOLDERS’ EQUITY (Continued)

The assumptions used and the weighted average calculated value of warrants issued during prior years, were as follows:

Risk-free interest rate	1.1%
Expected dividend yield	0.00%
Expected volatility	380-425%
Expected life	5 Years

NOTE 8 – RELATED PARTY TRANSACTIONS

The Company had accounts payable to an officer in the amount of $8,390 at year end.

The Company rents office space on a month to month basis of $1,600 from a director.

NOTE 9 – SUBSEQUENT EVENTS

In October 2014, we executed an agreement with the Texas General Land Office securing the option to purchase the surface rights covering the potential Round Top project mine and plant areas.

The option to purchase the surface rights covers approximately 5,670 acres over the mining lease and the additional acreage adequate to site all potential heap leaching and processing operations as currently anticipated by the Company. We may exercise the option for all or part of the option acreage at any time during the sixteen year primary term of the mineral lease. The option can be kept current by an annual payment of $10,000. The purchase price will be the appraised value of the surface at the time of exercising the option.

PROSPECTUS

____________________, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Company.

SEC registration fees	$920
Legal fees	50,000*
Accounting fees	15,000*
EDGAR/financial	10,000*
Printing/Misc.	20,000*
Total	$95,920*

*	Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Our Articles of Incorporation also provide that we shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, we shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by our Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three fiscal years through to the date of this registration statement, the registrant has sold the following securities which were not registered under the Securities Act:

Date	Description	Number	Purchaser	Proceeds ($)	Consideration	Exemption
March 31, 2014	Common Stock Purchase Options	10,000	Consultant	$Nil	Advisory Services	4(a)(2)
April 30, 2014	Common Stock Purchase Options	10,000	Consultant	$Nil	Advisory Services	4(a)(2)
May 31, 2014	Common Stock Purchase Options	10,000	Consultant	$Nil	Advisory Services	4(a)(2)
February 19, 2014	Common Stock Purchase Options	50,000	Consultant	$Nil	Advisory Services	4(a)(2)
September 1, 2013	Common Stock Purchase Options	60,000	Private Placement Investor	$Nil	Consulting Services	4(a)(2)
March 6, 2013	Common Stock	1,063,830	Private Placement Investor	$Nil	Property Lease	4(a)(2)
December 2011/January 2012	Common Stock	1,786,875	Private Placement Investors	1,012,968	Cash	4(a)(2)
November 2011	Common Stock	140,625	Private Placement Investors	82,031	Cash	4(a)(2)
September 2011	Common Stock	16,250	Private Placement Investor	8,125	Cash	4(a)(2)
August 2011	Common Stock	93,750	Private Placement Investor	54,688	Cash	4(a)(2)
July 2011	Common Stock	42,500	Private Placement Investors	21,250	Cash	4(a)(2)
July 2011	Warrants	33,334	First Canadian Capital Corp	—	Services rendered	4(a)(2)
June 2011	Common Stock	443,750	Private Placement Investors	257,188	Cash	4(a)(2)
June 2011	Options	1,192,000	Registered Broker-dealers	—	Services rendered/ commissions	4(a)(2)
June 2011	Common Stock	175,000	Nathan Low	—	Cashless exercise of warrant	4(a)(2)
June 2011	Common Stock	302,500	Private Placement Investors	151,250	Cash	4(a)(2)
June 2011	Common Stock	141,250	Private Placement Investors	105,938	Cash	4(a)(2)
June 2011	Common Stock	3,680,000	Private Placement Investors	9,200,000	Cash	4(a)(2)
June 2011	Warrants	3,680,000	Private Placement Investors	—	Issued as additional consideration	4(a)(2)
May/June 2011	Common Stock	2,520,000	Private Placement Investors	6,300,000	Cash	4(a)(2)
May/June 2011	Warrants	2,520,000	Private Placement Investors	—	Issued as additional consideration	4(a)(2)
May 2011	Common Stock	40,000	Private Placement Investor	100,000	Cash	4(a)(2)
May 2011	Warrants	40,000	Private Placement Investor	—	Issued as additional consideration	4(a)(2)
May 2011	Common Stock	15,000	Sunrise Securities Corp.	—	Services rendered	4(a)(2)
May 2011	Options	2,500,000	Marc LeVier	—	Services rendered	4(a)(2)
May 2011	Options	175,000	Anthony Marchese	—	Services rendered	4(a)(2)
April 2011	Options	60,000	Jim Graham	—	Services rendered	4(a)(2)
April 2011	Options	90,000	Cecil Wall	—	Services rendered	4(a)(2)
March 2011	Options	400,000	Wm Chris Mathers	—	Services rendered	4(a)(2)
March 2011	Options	60,000	Graham A. Karklin	—	Services rendered	4(a)(2)

Date	Description	Number	Purchaser	Proceeds ($)	Consideration	Exemption
March 2011	Options	150,000	Anthony Marchese	—	Services rendered	4(a)(2)
February 2011	Options	60,000	Gen. Gregory Martin	—	Services rendered	4(a)(2)
February 2011	Common Stock	800,000	Private Placement Investors	2,000,000	Cash	4(a)(2)
February 2011	Warrants	800,000	Private Placement Investors	—	Issued as additional consideration	4(a)(2)
February 2011	Options	3,200,000	Private Placement Investors	—	Issued as additional consideration	4(a)(2)
February 2011	Option Warrants	3,200,000	Private Placement Investors	—	Issued as additional consideration	4(a)(2)
January 2011	Common Stock	562,500	John C. Tumazos	328,125	Cash	4(a)(2)
January 2011	Common Stock	93,750	Paul Lewis	54,688	Cash	4(a)(2)
January 2011	Warrants	305,000	Registered Broker-dealers	—	Services rendered	4(a)(2)
January 2011	Common Stock	30,000	Sunrise Securities Corp.	—	Services rendered	4(a)(2)
January 2011	Common Stock	800,000	Private Placement Investors	2,000,000	Cash	4(a)(2)
January 2011	Warrants	800,000	Private Placement Investors	—	Issued as additional consideration	4(a)(2)
January 2011	Options	3,200,000	Private Placement Investors	—	Issued as additional consideration	4(a)(2)
January 2011	Option Warrants	3,200,000	Private Placement Investors	—	Issued as additional consideration	4(a)(2)

(A)
With respect to sales designated by “Sec. 4(a)(2),” these shares were issued pursuant to the exemption from registration contained in to Section 4(a)(2) of the Securities Act of 1933 as privately negotiated, isolated, non-recurring transactions not involving any public offer or solicitation. Each purchaser represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser and the transfer agent affixed the appropriate legends. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. Except as described in this prospectus, none of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

ITEM 16 — EXHIBITS

The exhibits and financial schedules filed as part of this registration statement
Exhibit Number	Description
2.1	Plan of Conversion, dated August 24, 2012, incorporated by reference to Exhibit 2.1 of our Form 8-K filed with the SEC on August 29, 2012.
3.1	Delaware Certificate of Conversion, incorporated by reference to Exhibit 3.1 of our Form 8-K filed with the SEC on August 29, 2012.
3.2	Delaware Certificate of Incorporation, incorporated by reference to Exhibit 3.2 of our Form 8-K filed with the SEC on August 29, 2012.
3.3	Delaware Bylaws, incorporated by reference to Exhibit 3.3 of our Form 8-K filed with the SEC on August 29, 2012.
4.1	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.1 of our Form 10-K for the period ended August 31, 2009 filed with the SEC on February 8, 2011.
4.2	Form of Rights Certificate, incorporated by reference to Exhibit 4.2 of our Registration Statement on Form S-1/A (333-198457) filed with the SEC on October 1, 2014
4.3	Form of Warrant Indenture, incorporated by reference to Exhibit 4.3 of our Registration Statement on Form S-1/A (333-198457) filed with the SEC on October 1, 2014
4.4	Form of Class A Warrant, included as Schedule A in Exhibit 4.3, incorporated by reference to Exhibit 4.4 of our Registration Statement on Form S-1/A (333-198457) filed with the SEC on October 1, 2014
4.5	Form of Class B Warrant, included as Schedule B in Exhibit 4.3, incorporated by reference to Exhibit 4.5 of our Registration Statement on Form S-1/A (333-198457) filed with the SEC on October 1, 2014
5.1	Opinion of Dorsey & Whitney LLP, incorporated by reference to Exhibit 5.1 of our Registration Statement on Form S-1/A (333-198457) filed with the SEC on October 1, 2014
10.1	Amended and Restated 2008 Stock Option Plan, incorporated by reference to Exhibit 10.1 of our Form 10-Q for the period ended May 31, 2011 filed with the SEC on July 15, 2011.
10.2	Lease, incorporated by reference to Exhibit 10.2 of our Form 10-K for the period ended August 31, 2009 filed with the SEC on February 8, 2011.
10.3	Form of Class A Warrant, incorporated by reference to Exhibit 10.3 of our Form 10-K for the period ended August 31, 2009 filed with the SEC on February 8, 2011.
10.4	Form of Class B Warrant, incorporated by reference to Exhibit 10.4 of our Form 10-K for the period ended August 31, 2009 filed with the SEC on February 8, 2011.
10.5	Form of Registration Rights Agreement, incorporated by reference to Exhibit 10.5 of our Form 10-K for the period ended August 31, 2009 filed with the SEC on February 8, 2011.
10.6*
Director’s Agreement by and between the Company and Anthony Marchese, incorporated by reference to Exhibit 10.6 of our Form 10-K for the period ended August 31, 2009 filed with the SEC on February 8, 2011.

10.7	Form of Subscription Agreement for January 2011 Investment, incorporated by reference to Exhibit 10.7 of our Form 10-K for the period ended August 31, 2009 filed with the SEC on February 8, 2011.
10.8	Form of Warrant for January 2011 Investment, incorporated by reference to Exhibit 10.8 of our Form 10-K for the period ended August 31, 2009 filed with the SEC on February 8, 2011.
10.9
Form of Registration Rights Agreement for January 2011 Investment, incorporated by reference to Exhibit 10.9 of our Form 10-K for the period ended August 31, 2009 filed with the SEC on February 8, 2011.

10.10	Shareholders’ Agreement, incorporated by reference to Exhibit 10.10 of our Form 10-K for the period ended August 31, 2009 filed with the SEC on February 8, 2011.
10.11*	Director’s Agreement by and between the Company and General Gregory Martin, incorporated by reference to Exhibit 10.1 of our Form 8-K filed with the SEC on February 23, 2011.
10.12*
Director’s Agreement by and between the Company and Graham A. Karklin incorporated by reference to Exhibit 10.12 of our Amendment No. 2 to its Registration Statement on Form S-1 (333-172116) filed with the SEC on May 25, 2011.

10.13
Investment Banking Agreement by and between the Company and Sunrise Securities Corp. incorporated by reference to Exhibit 10.13 of our Amendment No. 2 to its Registration Statement on Form S-1 (333-172116) filed with the SEC on May 25, 2011.

10.14
Finders Agreement by and between the Company and Aspenwood Capital incorporated by reference to Exhibit 10.14 of our Amendment No. 2 to its Registration Statement on Form S-1 (333-172116) filed with the SEC on May 25, 2011

10.15
Institutional Public Relations Retainer Agreement by and between the Company and Sunrise Financial Group, Inc. incorporated by reference to Exhibit 10.15 of our Amendment No. 2 to its Registration Statement on Form S-1 (333-172116) filed with the SEC on May 25, 2011

10.16*	Summary of Dan Gorski Employment Arrangement incorporated by reference to Exhibit 10.16 of our Amendment No. 2 to its Registration Statement on Form S-1 (333-172116) filed with the SEC on May 25, 2011
10.17*
Summary of Wm. Chris Mathers Employment Arrangement incorporated by reference to Exhibit 10.17 of our Amendment No. 2 to its Registration Statement on Form S-1 (333-172116) filed with the SEC on May 25, 2011

10.18*
Summary of Stanley Korzeb Employment Arrangement incorporated by reference to Exhibit 10.18 of our Amendment No. 2 to its Registration Statement on Form S-1 (333-172116) filed with the SEC on May 25, 2011

10.19*	Employment Agreement by and between the Company and Marc LeVier, incorporated by reference to Exhibit 10.1 of our Form 8-K filed with the SEC on May 9, 2011.
10.20*	Director’s Agreement by and between the Company and Jim Graham, incorporated by reference to Exhibit 10.2 of our Form 8-K filed with the SEC on May 9, 2011.
10.21*	Option Agreement for Wm. Chris Mathers incorporated by reference to Exhibit 10.21 of our Amendment No. 2 to its Registration Statement on Form S-1 (333-172116) filed with the SEC on May 25, 2011.
10.22*	Form of Directors Option Agreement incorporated by reference to Exhibit 10.22 of our Amendment No. 2 to its Registration Statement on Form S-1 (333-172116) filed with the SEC on May 25, 2011.
10.23	Form of Registration Rights Agreement for May/June option exercises, incorporated by reference to Exhibit 10.12 of our Form 10-Q for the period ended May 31, 2011 filed with the SEC on July 15, 2011.
10.24	Denver Colorado Facilities Lease, incorporated by reference to Exhibit 10.13 of our Form 10-Q for the period ended May 31, 2011 filed with the SEC on July 15, 2011.
10.25*	Employment Agreement between the Company and Anthony Garcia dated August 11, 2011, incorporated by reference to Exhibit 10.25 of the Company’s Form 10-K filed with the SEC on November 15, 2012
10.26*	Director Appointment Agreement dated February 2, 2012, incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on February 6, 2012
10.27	Separation Agreement and Release between the Company and Marc LeVier incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on July 24, 2012
10.28
Severance, Waiver and Release Agreement between the Company and Anthony Garcia dated September 14, 2012, incorporated by reference to Exhibit 10.28 of the Company’s Form 10-K filed with the SEC on November 15, 2012

10.29
Supplemental Agreement between the Company and Christopher Mathers dated September 26, 2012, incorporated by reference to Exhibit 10.29 of the Company’s Form 10-K filed with the SEC on November 15, 2012

10.30
Consulting Agreement between the Company and Chemetals, Inc., dated January 22, 2013, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2013

10.31
Lease Agreement between the Company and Southwest Range & Wildlife Foundation, Inc., dated March 6, 2012, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2013

23.1(1)	Consent of LBB & Associates Ltd., LLP
23.2	Consent of Dorsey & Whitney LLP, incorporated in Exhibit 5.1 hereto
24.1	Power of Attorney (included in signature page to the Registrant’s Form S-1 filed with the SEC on August 28, 2014)

101.INS(2)	XBRL Instance Document
101.SCH(2)	XBRL Taxonomy Extension — Schema
101.CAL(2)	XBRL Taxonomy Extension — Calculations
101.DEF(2)	XBRL Taxonomy Extension — Definitions
101.LAB(2)	XBRL Taxonomy Extension — Labels
101.PRE(2)	XBRL Taxonomy Extension — Presentations
* Management contract or compensatory plan or arrangement.

(1)	Filed herewith.

(2)
Submitted Electronically Herewith. Attached as Exhibit 101 to this report are the following formatted in XBRL (Extensible Business Reporting Language): (i) Statement of Operations for the year ended August 31, 2014 and 2013, (ii) Balance Sheets at August 31, 2014 and 2013, (iii) Statements of Cash Flows for the year ended August 31, 2014 and 2013, and (iv) Notes to Financial Statements

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Sierra Blanca, State of Texas, on November 13, 2014.

TEXAS RARE EARTH RESOURCES CORP.
By: /s/ Daniel E Gorski Daniel E Gorski Principal Executive Officer (Chief Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dan Gorski his attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date
/s/ Daniel E Gorski Daniel E Gorski	Chief Executive Officer, Principal Executive Officer and Director	November 13, 2014

/s/ Mike McDonald * Mike McDonald	Chief Financial Officer and Principal Financial and Accounting Officer	November 13, 2014

/s/ Anthony Marchese * Anthony Marchese *	Chairman of the Board	November 13, 2014

/s/ Cecil C Wall * Cecil C Wall	Director	November 13, 2014

/s/ Nicholas Pingitore * Nicholas Pingitore	Director	November 13, 2014

/s/ James R Wolfe * James R Wolfe	Director	November 13, 2014

0/s/ Laura Lynch * Laura Lynch	Director	November 13, 2014

0s/ Jack Lifton * Jack Lifton	Director	November 13, 2014

* - Signed by Daniel E. Gorski pursuant to Power of Attorney filed with the Commission on August 28, 2014 with the Registrant’s Form S-1 (333-198457).

/s/ Daniel E. Gorski
Daniel E. Gorski
Attorney-in-Fact

Date:  November 13, 2014